Exhibit 10.1

[********] Certain confidential information contained in this document, marked by brackets, has been omitted and filed separately with the Securities and Exchange Commission pursuant to Rule 24b-2 of the Securities Exchange Act of 1934, as amended.

PRODUCT DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

BETWEEN

SMITHKLINE BEECHAM CORPORATION, D/B/A

GLAXOSMITHKLINE

AND

GLAXO GROUP LIMITED

AND

TARGACEPT, INC.

PRODUCT DEVELOPMENT AND

COMMERCIALIZATION AGREEMENT

This PRODUCT DEVELOPMENT AND COMMERCIALIZATION AGREEMENT (the “Agreement”) is entered into and made effective as of the 27th day of July 2007 (the “Effective Date”) by and between Targacept, Inc., a Delaware corporation having its principal place of business at 200 East First Street, Winston-Salem, North Carolina 27101 (“Targacept”), on the one hand, and SmithKline Beecham Corporation, doing business as GlaxoSmithKline, a Pennsylvania corporation having a principal place of business at One Franklin Plaza, Philadelphia, PA 19101 (“SB”), and Glaxo Group Limited, a company existing under the laws of England and Wales, having its registered office at Glaxo Wellcome House, Berkeley Avenue, Greenford, Middlesex, UB6 0NN, England (“GGL”), on the other hand. SB and GGL are referred to herein collectively as “GSK.” Targacept and GSK are each referred to herein by name or as a “Party” or, collectively, as “Parties.”

RECITALS

WHEREAS, Targacept possesses proprietary technology and know-how related to the research, discovery, identification, synthesis and development of small molecule drug candidates targeting NNRs;

WHEREAS, GSK possesses expertise in the pharmaceutical research, development, manufacturing and commercialization of human pharmaceuticals, and GSK is interested in developing such small molecule drug candidates as drug products;

WHEREAS, GSK desires to engage in a collaborative effort with Targacept pursuant to which Targacept shall, subject to the terms and conditions set forth herein, carry out six (6) research and development Programs with respect to specified combinations of NNR Subtypes;

WHEREAS, GSK shall have exclusive options, exercisable at GSK’s sole discretion, to further develop and commercialize on an exclusive basis for any and all uses in the Field and in the Territory certain Licensed Products resulting from each of such Programs, all subject to the terms and conditions set forth herein;

WHEREAS, upon exercise of each of its options to such compounds by GSK, Targacept desires to grant and will grant to GSK, and GSK desires to obtain and will obtain, an exclusive license in the Territory and in the Field, subject to the terms and conditions set forth herein; and

EXECUTION VERSION

WHEREAS, contemporaneously with the execution of this Agreement, the Parties have executed a Stock Purchase Agreement pursuant to which GSK shall purchase shares of the common stock of Targacept (the “Stock Purchase Agreement”).

NOW, THEREFORE, in consideration of the premises and mutual covenants herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties do hereby agree as follows:

ARTICLE 1

DEFINITIONS

As used in this Agreement, the following terms shall have the meanings set forth in this Article 1. All references to “Dollars” mean U.S. Dollars. The use of the singular form of a defined term also includes the plural form and vice versa, except where expressly noted:

1.1 “Acceptance” means the earliest date the FDA (or foreign Regulatory Authority) notifies GSK that it has accepted for filing the relevant regulatory submission (e.g., NDA) with respect to a Licensed Product.

1.2 “Additional Indication” shall mean, with respect to the Indication of any Program, any other indication or condition.

1.3 “Affiliate” shall mean any Person, whether de jure or de facto, which directly or indirectly through one (1) or more intermediaries controls, is controlled by or is under common control with a Party. A Person shall be deemed to “control” another Person if it: (a) owns, directly or indirectly, beneficially or legally, at least fifty percent (50%) of the outstanding voting securities or capital stock (or such lesser percentage which is the maximum allowed to be owned by a Person in a particular jurisdiction) of such other Person, or has equivalent ownership interest with respect to any Person other than a corporation; or (b) has the power, whether pursuant to contract, ownership of securities or otherwise, to direct the management and policies of the Person. For purposes of this Agreement, a “Person” shall mean any corporation, firm, partnership or other entity recognized as having a separate existence under the law.

1.4 “Backup Compound” shall mean, with respect to the Leading Compound (which may be, if applicable, the Development Candidate) in a given Program, any other Collaboration Compound in such Program, which (i) is not an ester, salt, crystalline polymorph, hydrate or solvate of such Leading Compound or of any other Backup Compound or Follow-On Compound with respect

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to such Leading Compound, (ii) possesses substantially the same Mechanism of Action at the Protein Target Profile as such Leading Compound and (iii) [********] such Leading Compound. Backup Compounds shall be nominated by Targacept as and determined to be by or pursuant to a process agreed by the JSC and updated as necessary from time to time, but consistent with the foregoing definition. For clarity, any Lead, Development Candidate or Product Candidate may become a Backup Compound (if otherwise qualifying) as a result of a substitution hereunder.

1.5 “Breaching Party” shall have the meaning assigned to such term in Section 12.2.1.

1.6 “Calendar Quarter” shall mean a period of three (3) consecutive months ending on the last day of March, June, September or December.

1.7 “Candidate Selection Stage” means, with respect to any compound, the stage of pharmaceutical product development whereby the activities included in the Development Candidate Activities are first completed and (i) the Development Candidate Criteria are achieved or (ii) the JSC determines such compound to be a Development Candidate or, if such compound had previously been determined to be a Follow-On Compound, confirms that such compound remains a Follow-On Compound.

1.8 “cGMP” shall mean the principles (i) detailed in the U.S. Current Good Manufacturing Practices, 21 CFR Parts 210 and 211, and The Rules Governing Medicinal Products in the European Union, Volume IV Good Manufacturing Practice for Medicinal Products, as each may be amended from time to time, or (ii) promulgated by any governmental or regulatory body having jurisdiction over the manufacture of a Collaboration Compound in the form of laws or regulations.

1.9 “Clinical Studies” means human studies designed to evaluate the safety, efficacy, tolerability or appropriate dosage of a Progressed Compound, Product Candidate or Licensed Product, as the context requires, including, without limitation, Phase 1 Clinical Trials, Phase 2 Clinical Trials (including the PoC Trial) or Phase 3 Clinical Trials. Clinical Studies shall include, without limitation: (a) any clinical studies that Targacept determines is necessary or useful to conduct in the Territory in the Early Development Programs; or (b) any clinical studies that GSK determines are necessary or useful to conduct in the Territory for Product Candidates or Licensed Products to achieve or maintain Marketing Approvals.

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1.10 “Collaboration Compound” shall mean TC-2696, TC-6499 or any compound owned or Controlled by Targacept that has been or is identified or created by or on behalf of Targacept as of the Effective Date or during the Research Term or Early Development Term and meets the Protein Target Profile for a Program; provided that, notwithstanding the foregoing, in no event shall any “Collaboration Candidate,” “Licensed Derivative,” “Additional Compound” or “Excluded Zone Compound,” in each case as defined in the Existing TRGT Collaboration Agreement, be a Collaboration Compound (including, for clarity, a Hit, Lead, Development Candidate, Option Compound, Backup Compound, Follow-On Compound, Related Compound or Product Candidate).

1.11 “Collaboration Know-How” means any Information or Invention that relates specifically (but not necessarily exclusively) to a Collaboration Compound that is discovered, developed, conceived or created solely by or on behalf of a Party or by the Parties jointly, or by their respective Affiliates, in each case pursuant to work conducted during the Collaboration Term under any Research Program or Early Development Program or under the Product Candidate Commercialization Program.

1.12 “Collaboration Patent” means any Patent owned or Controlled by either or both of Targacept and GSK that claims Collaboration Know-How.

1.13 “Collaboration Technology” means, collectively, Collaboration Know-How and Collaboration Patents.

1.14 “Collaboration Term” means the period from the Effective Date until the end of (i) the Early Development Term or (ii) if there are no Early Development Programs, the last Research Term.

1.15 “Combination Product” shall mean a Product that includes at least one other active pharmaceutical ingredient (whether co-formulated or co-packaged with the Collaboration Compound in such Product) which is not a Collaboration Compound. To be a Combination Product, the Product must be invoiced as one product. Notwithstanding the foregoing, drug delivery vehicles, adjuvants, and excipients shall not be deemed to be “active pharmaceutical ingredients,” and their presence shall not be deemed to create a Combination Product.

1.16 “Competitive Infringement” shall have the meaning assigned to such term in Section 8.5.1.

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1.17 “Compound Exclusivity Period” shall have meaning assigned to such term in Section 7.1(d).

1.18 “Compound Patents” shall have meaning assigned to such term in Section 8.2.4(a).

1.19 “Confidential Information” shall have the meaning assigned to such term in Section 9.1.

1.20 “Contract Year” shall mean a period of 365 consecutive days (or 366 consecutive days in a leap year) beginning on the Effective Date or an annual anniversary thereof.

1.21 “Control,” “Controls,” “Controlled” or “Controlling” shall mean possession of the legal right and ability to grant the respective licenses or sublicenses as provided herein without violating the terms of any agreement or other arrangement with any Third Party. A Party shall be deemed to Control Collaboration Technology to the extent of its individual or joint interest therein, as applicable.

1.22 “Co-promote” or “Co-promotion” shall mean, with respect to Targacept, to engage in the agreed upon promotional activities for a Co-promotion Product in the United States, as further described in Section 5.4.

1.23 “Co-promotion Agreement” has the meaning assigned to such term in Section 5.4.1(a).

1.24 “Co-promotion Product” shall mean only TC-2696, TC-6499 and, with the [********], any Licensed Product resulting from [********]. In determining whether [********] for any Licensed Product resulting from [********] to be a Co-promotion Product would be [********] (i) the [********] and other [********] takes into account in determining [********] and (ii) the extent to which [********] with regard to the [********], if applicable, or otherwise has a [********] that would be expected to be [********] at least [********] shall be taken into account.

1.25 “Co-promotion Right” shall have the meaning assigned to such term in Section 5.4.1(a).

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1.26 “Derivative” shall mean a compound that is derived in one or more steps from a Collaboration Compound and that has, or is intended at the time of its synthesis to have, pharmacological (i.e., pharmacodynamic and not pharmacokinetic) properties substantially similar to, or superior to, the properties of the compound from which it was derived.

1.27 “Develop” or “Development” shall mean activities relating to obtaining Regulatory Approval of Licensed Products or developing manufacturing capabilities for Licensed Products. Development includes, but is not limited to, Preclinical Activities, pharmacology studies, biomarker studies, toxicology studies, formulation, manufacturing process development and scale-up (including, without limitation, bulk compound production), quality assurance and quality control, technical support, pharmacokinetic studies, Clinical Studies and regulatory affairs activities.

1.28 “Development Candidate” shall mean TC-2696, TC-6499 and any other Collaboration Compound (i) that is nominated by Targacept after completion of the Development Candidate Activities and (ii) for which the JSC determines that all or substantially all of the material Development Candidate Criteria have been achieved. For clarity, a Backup Compound or Follow-On Compound may become a Development Candidate, in which case it shall either be a second Development Candidate for the applicable Program or, if substituted for a previously determined Development Candidate, shall no longer be a Backup Compound or Follow-On Compound.

1.29 “Development Candidate Activities” shall mean the non-clinical studies and assessments identified by the Parties as of the Effective Date as Development Candidate Activities, as updated by the JSC from time to time.

1.30 “Development Candidate Criteria” shall mean, for each Program, the criteria established and updated from time to time by the JSC to be met upon completion of the Development Candidate Activities to support the determination of a Development Candidate by the JSC.

1.31 “Development Candidate Pursuit Conditions” shall have the meaning assigned to such term in Section 3.1.1(b).

1.32 “Diligent Efforts” shall mean, as follows:

1.32.1 For Targacept: Targacept shall apply commercially reasonable efforts in the conduct of all research and

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Development activities and obligations for which Targacept is responsible for each (i) Research Program in accordance with the activities and obligations that are set forth in the applicable Research Plan, and (ii) Early Development Program in accordance with the activities and obligations that are set forth in the applicable Early Development Plan. With respect to any particular Collaboration Compound subject to a Research Program or Early Development Program, such efforts shall at all times be consistent with the manner and degree in which Targacept would apply efforts for a compound which is a potential development candidate, a development candidate or a clinical stage compound (as applicable) in its own pipeline, at a similar stage of development and with similar technical, safety, medical, regulatory and scientific profiles, characteristics and challenges, a similar level of development and commercialization complexity and difficulty, and a similar potential commercial or strategic value (taking into account, without limitation, stage of development, product life, profit and market potential and patent position and, following [********] for the applicable Program [********], such value relative to other indications) as compared to such Collaboration Compound.

1.32.2 For GSK: Upon the exercise of each of its Program Options, GSK shall apply commercially reasonable efforts in the conduct of all activities and obligations for which GSK is responsible with respect to the further development of the Product Candidate(s) that are the subject of such Program Option into Licensed Product(s) and commercialization thereof. With respect to any particular Product Candidate or Licensed Product, such efforts shall at all times be consistent with the manner and degree in which GSK would apply efforts for a compound in its own pipeline, at a similar stage of development (in the case of a Product Candidate) and with similar technical, safety, medical, regulatory and scientific profiles, characteristics and challenges, a similar level of development and commercialization complexity and difficulty, and a similar potential commercial or strategic value (taking into account, without limitation, stage of development, product life, profit and market potential and patent position) as compared to such Product Candidates or Licensed Products. Notwithstanding the foregoing, with respect to the application of Diligent Efforts to any decision to launch or to the commercialization of any particular Licensed Product in any particular Major Country, neither [********] such Licensed Product [********] in such Major Country nor [********] shall be taken into account.

1.32.3 A Party that is required to use Diligent Efforts with respect to an obligation must (unless, in each case, to do so would constitute a higher degree of effort than would be consistent with Diligent Efforts as provided above): (a) promptly assign

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responsibility for such obligation to specific employee(s) who are held accountable for progress and monitor such progress on an ongoing basis, (b) establish and consistently seek to achieve specific, meaningful and measurable objectives for carrying out such obligation, and (c) consistently make and implement decisions and allocate sufficient human and financial resources designed to advance progress with respect to such objective.

1.33 “Disclosing Party” shall have the meaning assigned to such term in Section 9.1.

1.34 “DSM IV” means the Diagnostic and Statistical Manual of Mental Disorders, Fourth Edition, published by the American Psychiatric Association, as amended and as supplemented or superseded by subsequent editions published from time to time.

1.35 “Early Development Program” shall have the meaning assigned to such term in Section 3.2. For clarity, if any Program has more than one Early Development Plan, all such Early Development Plans together shall constitute such Program’s Early Development Program.

1.36 “Early Development Plan” shall have the meaning assigned to such term in Section 3.7.

1.37 “Early Development Program Term” shall have the meaning assigned to such term in Section 3.2.3.

1.38 “Early Development Term” shall have the meaning assigned to such term in Section 3.2.4.

1.39 “EMEA” shall mean the European Medicines Agency and any successor entity thereto.

1.40 “European Union” or “EU” shall include Austria, Belgium, Bulgaria, Cyprus, Czech Republic, Denmark, Estonia, Finland, France, Germany, Greece, Hungary, Ireland, Italy, Latvia, Lithuania, Luxembourg, Malta, The Netherlands, Poland, Portugal, Romania, Slovakia, Slovenia, Spain, Sweden, United Kingdom, and any such other country or territory that may officially become part of the European Union after the Effective Date.

1.41 “Exclusivity Compound” shall have the meaning assigned to such term in Section 7.1(d).

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1.42 “Executive Officers” shall have the meaning assigned to such term in Section 2.3.4.

1.43 “Existing TRGT Collaboration Agreement” shall mean the Collaborative Research and License Agreement by and between Targacept and AstraZeneca AB dated December 27, 2005, as amended and as may be further amended. For clarity, Targacept’s right [********] Existing TRGT Collaboration is subject to [********] hereof.

1.44 “Experts” shall have the meaning assigned to such term in Section 14.1.2(a).

1.45 “FDA” shall mean the U.S. Food and Drug Administration and any successor entity thereto.

1.46 “Field” shall mean any use or purpose, including without limitation the treatment, palliation, and/or prevention of any human or animal disease, disorder or condition; provided, however, that Field hereunder shall specifically exclude those diseases, disorders and conditions included from time to time in the terms “Field” and “Schizophrenia” as defined in the Existing TRGT Collaboration Agreement.

1.47 “First Commercial Sale” shall mean, with respect to each Product and each country, the first sale for which payment has been received for use or consumption by the general public of such Product in any country in the Territory after all Regulatory Approvals have been granted by the applicable Regulatory Authority, or such sale is otherwise lawful, in such country, excluding registration samples and compassionate use.

1.48 “Follow-On Compound” shall mean, with respect to the Leading Compound (which may include, if applicable, the Development Candidate) in a given Program, another Collaboration Compound in such Program which (i) is not an ester, salt, crystalline polymorph, hydrate or solvate of such Leading Compound, any Backup Compound with respect to such Leading Compound or, in the case of the Pain 2 Program, any other Follow-On Compound, (ii) has a Mechanism of Action at the applicable Protein Target Profile that is not substantially the same as the Mechanism of Action at such Protein Target Profile of such Leading Compound (or of any other Follow-On Compound in such Program in the case of the Pain 2 Program) and (iii) is or is reasonably be expected to be [********] such Leading Compound, [********] any Backup Compound with respect to such Leading Compound and, in the case of the Pain 2 Program, [********] any other Follow-On Compound; provided that a Collaboration Compound

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nominated by Targacept as and determined by the JSC to be a Follow-On Compound with respect to a Leading Compound prior to [********] (A) shall not continue thereafter to be a Follow-On Compound unless, [********], it is determined by the JSC to be or to be expected to be [********] such Leading Compound, [********] any Backup Compound with respect to such Leading Compound and, in the case of the Pain 2 Program, [********] any other Follow-On Compound and (B) that does not continue to be a Follow-On Compound [********] as provided in clause (A) above shall no longer be a Progressed Compound. For clarity, any Lead, Development Candidate or Product Candidate may become a Follow-On Compound (if otherwise qualifying) as a result of a substitution hereunder.

1.49 “Framework” means the structural framework of a compound determined in accordance with the guidelines set forth on Schedule 1.49.

1.50 “Generic Incursion” shall have the meaning assigned to such term in Section 6.6.1(f).

1.51 “Generic Product” means, with respect to any Licensed Product and any country, any pharmaceutical product sold by a Third Party, not authorized by GSK or an Affiliate or sublicensee of GSK, that includes the same active pharmaceutical ingredient(s) as such Licensed Product and is approved for marketing or sale by the applicable Regulatory Authority in such country in reliance on the approval of such Licensed Product on the basis of it being bioequivalent to and substitutable for such Licensed Product.

1.52 “GSK Diligence Failure Event” shall have the meaning assigned to such term in Section 12.2.2.

1.53 “GSK Know-How” shall mean any Information or Invention that [********] to a Collaboration Compound that (a) is Controlled by GSK or its Affiliates as of the Effective Date or during the Term (other than Collaboration Know-How) and (b) is necessary or reasonably useful for Targacept: (i) to conduct any Research Program or Early Development Program; (ii) to research, develop, have developed, make, have made, use, import, offer to sell and sell any Refused Candidate, Refused Candidate Product or Returned Licensed Product; or (iii) to conduct promotional activities for any Co-promotion Product with respect to which Targacept exercises its Co-promotion Rights.

1.54 “GSK Patents” shall mean all Patents in the Territory owned or Controlled by GSK or its Affiliates as of the Effective Date or during the Term (other than Collaboration Patents) that contain a claim that [********] to a Collaboration Compound and is

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necessary or reasonably useful for Targacept: (a) to conduct any Research Program or Early Development Program; (b) to research, develop, have developed, make, have made, use, import, offer to sell or sell any Refused Candidate, Refused Candidate Product or Returned Licensed Product; or (c) to conduct promotional activities for any Co-promotion Product with respect to which Targacept exercises its Co-promotion Right.

1.55 “GSK Reverse Royalties” shall have the meaning set forth in Section 6.7.2.

1.56 “GSK Technology” shall mean, collectively, (i) GSK Patents and GSK Know-How and (ii) any Collaboration Technology owned or Controlled by GSK either solely or jointly with Targacept.

1.57 “Hit” means, with respect to a particular Program, a Collaboration Compound that meets criteria set by the JSC from time to time for such Program, but generally to include [********] criteria plus relevant [********] criteria.

1.58 “HSR” shall have the meaning assigned to such term in Section 4.3.1(a).

1.59 “ICD 10” means the International Statistical Classification of Diseases and Related Health Problems, Tenth Edition, published by the World Health Organization, as amended and as supplemented or superseded by subsequent editions published from time to time.

1.60 “IND” shall mean any investigational new drug application filed with the FDA pursuant to Part 312 of Title 21 of the U.S. Code of Federal Regulations, including any amendments thereto. References herein to IND shall include, to the extent applicable, any comparable filing(s) outside the U.S. (such as, without limitation, a Clinical Trial Authorization in the European Union).

1.61 “IND Studies” means Preclinical Activities undertaken by Targacept to support the filing of an IND.

1.62 “Indemnitee” shall have the meaning assigned to such term in Section 11.3.

1.63 “Indication” means each of Pain, Parkinson’s Disease, Smoking Cessation, Obesity and Addiction, in each case as more particularly defined below.

“Pain” means relief of the signs and symptoms of pain associated with any of the painful medical conditions defined in ICD 10.

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“Parkinson’s Disease” means treatment of the motor symptoms of Parkinson's disease as described as of the Effective Date in [********].

“Smoking Cessation” means aiding treatment of nicotine dependence as described as of the Effective Date in [********].

“Obesity” means management of obesity due to excess calories as described as of the Effective Date in [********], including weight loss and maintenance of weight loss in conjunction with a reduced caloric diet and exercise.

“Addiction” means aiding in the treatment of alcohol dependence as described as of the Effective Date in [********], or the blockade of the reward effects (i.e., craving, as described as of the Effective Date on [********]) of exogenously administered substances as described as of the Effective Date in [********], or the blockade of the reward effects of impulse control disorders as described as of the Effective Date on [********] (i.e., kleptomania, pyromania or pathological gambling).

It is understood and agreed that, where any Indication (e.g., Pain associated with cancer) is specifically associated with another disease, disorder or condition that is recognized by general consensus in the medical community as being distinctly defined, diagnosed or treated (e.g., cancer), the other disease, disorder or condition (e.g., cancer) is not an Indication or otherwise subject to any obligation of exclusivity hereunder.

1.64 “Indication Exclusivity Period” shall have the meaning assigned to such term in Section 7.1(a).

1.65 “Information” means all tangible and intangible information, techniques, trade secrets, technical information, methods, processes, know-how, data, results (including, without limitation, pharmacological, toxicological and clinical test data and results), analytical and quality control data, results or descriptions. Notwithstanding the foregoing, in no event shall Information include Pentad Technology. As used herein, “clinical test data” shall be deemed to include all information related to Clinical Studies, including, without limitation, patient report forms, investigators’ reports, biostatistical, pharmaco-economic and other related analyses, regulatory filings and communications and the like.

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1.66 “Initial Term” shall have the meaning set forth in Section 3.1.1(a).

1.67 “Initiation” or “Initiate” shall mean the first dosing of the first subject in a Clinical Study.

1.68 “Invention” shall mean any new or useful process, composition of matter or method of use or manufacture, whether patentable or unpatentable; provided that, notwithstanding the foregoing, in no event shall (i) Invention include Pentad Technology and (ii) any Information be an Invention.

1.69 “Joint Collaboration Patent” shall have the meaning assigned to such term in Section 8.2.2.

1.70 “Joint Patent Committee” shall have the meaning assigned to such term in Section 2.3.7(b).

1.71 “Joint Program Subcommittee” or “JPS” shall have the meaning assigned to such term in Section 2.3.7(a).

1.72 “Joint Steering Committee” or “JSC” shall have the meaning assigned to such term in Section 2.3.

1.73 “Lead” means, with respect to a particular Program, a Hit that meets criteria set by the JSC from time to time, but generally to include [********] activity in [********] criteria. For clarity, a Backup Compound or Follow-On Compound may become a Lead, in which case it shall either be a second or, as the case may be, third Lead for the applicable Program or, if substituted in place of a previously determined Lead that had been the Leading Compound under the Program, shall no longer be a Backup Compound or Follow-On Compound.

1.74 “Lead Criteria” means the criteria for a Lead determined by the JSC from time to time, subject to Section 2.3.4(a). For clarity, a Backup Compound or Follow-On Compound, although not a Lead, may satisfy Lead Criteria.

1.75 “Leading Compound” means, at any particular point in time, the furthest advanced Collaboration Compound under a given Program. For clarity, (i) a Leading Compound may in some cases also be a Lead and (ii) it is contemplated that, for any particular Program, the Leading Compound may change from time to time.

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1.76 “Licensed Product” shall mean any product, including any formulation or dosage or delivery form thereof, containing or comprising a Product Candidate, including any metabolite, prodrug, ester, salt, crystalline polymorph, hydrate or solvate of any such Product Candidate.

1.77 “Licensed Product Term” shall have the meaning assigned to such term in Section 12.1.

1.78 “Losses” shall have the meaning assigned to such term in Section 11.1.

1.79 “Major Country” shall mean (i) the United States, Japan, France, Germany, Italy, Spain, and the United Kingdom, and (ii) [********] if and after such time as annual total ethical pharmaceutical sales in such country exceeds [********] Dollars ($[********]) as measured by [********] or an equivalent industry standard.

1.80 “Major Indication” shall mean any non-orphan indication or condition that would reasonably be projected by [********] to have worldwide peak year sales of greater than [********] Dollars ($[********]) and (i) that is included in ICD 10 or DSM IV, or (ii) that is recognized as a distinct diagnosable condition by general consensus in the medical community in the United States or EU or (iii) for which a product has received Regulatory Approval from the FDA or the EMEA; provided, however, that, for purposes of Section 6.4.1 and 6.5, (a) all types of pain within a particular Pain Sub-Indication shall be a single Major Indication such that (b) the Pain Sub-Indications represent [********] Major Indications.

1.81 “Marketing Approval” shall mean, with respect to any particular jurisdiction and any particular Product, any and all Regulatory Approvals and, in Europe, national approval of price and reimbursement for such Product in such jurisdiction. “Marketing Approval” for any Product shall be deemed to occur in any jurisdiction upon first receipt of notice from the applicable Regulatory Authority that marketing or sale of such Product has been approved.

1.82 “Mechanism of Action” or “MoA” means the results on the [********] criteria set forth on Schedule 1.82 (based on the corresponding measurement set forth on Schedule 1.82) at the applicable Protein Target Profile, taking each such criterion into account. A compound has “substantially the same” Mechanism of Action or MoA as another compound if (i) the two compounds have the same Protein Target Profile and the results of the first compound and the second compound on each of such measurements at [********] the NNR Subtypes included in the applicable Protein Target Profile are [********] for such measurement shown on Schedule 1.82 (provided that, where there are alternative measurements (or assays used to make such measurement) that may be

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applicable for a particular criterion (i.e., [********]) determination of whether any compound has substantially the same Mechanism of Action as another compound shall be made using the same measurement(s) (or assay(s)) as was used by Targacept to make such measurement with respect to such first compound) and (ii) neither compound has activity in any material respect [********] at which the other compound does not have activity in any material respect.

1.83 “MHLW” shall mean the Ministry for Health, Labor and Welfare of Japan or the Pharmaceutical and Medical Devices Agency (the “PMDA,” formerly known as IYAKUHIN SOGO KIKO), or any successor to either of them, as the case may be.

1.84 “Milestone Event” means each of the events identified as Milestone Events in the table in Section 6.5.

1.85 “MoA Exclusivity Period” shall have meaning assigned to such term in Section 7.1(c).

1.86 “NDA” shall mean a New Drug Application (as more fully defined in Title 21 of the U.S. Code of Federal Regulations, Section 314.50 et seq. or its successor regulation) filed with the FDA, or the analogous application filed with any analogous Regulatory Authority outside the United States (including, without limitation, the EMEA, MHLW and PMDA), and all amendments and supplements thereto.

1.87 “Net Sales” shall mean, with respect to any Product, the gross invoiced sales price of such Product sold by either (i) GSK, its Affiliates or Sublicensees or (ii) Targacept, its Affiliates or Sublicensees (in each case, the “Selling Party”), in finished product form, packaged and labeled for sale, to Third Parties, less deductions allowed by the Selling Party and incurred, allowed, paid, accrued or specifically allocated as reported by the Selling Party in its financial statements in accordance with the International Financial Reporting Standards (“IFRS”) for GSK (or any other Selling Party which accounts in accordance with IFRS) or U.S. Generally Accepted Accounting Principles for Targacept (or any other Selling Party which accounts in accordance with U.S. Generally Accepted Accounting Principles), applied on a consistent basis, for:

(a) customary and reasonable trade, quantity, and cash discounts and wholesaler allowances; provided that, in the case of pharmacy incentive programs, hospital performance incentive program chargebacks, disease management programs, similar programs or discounts and wholesaler allowances on “bundles” of products, all discounts, wholesaler allowances and the like shall be allocated

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among products on the basis on which such discounts, wholesaler allowances or the like were actually granted or, if such basis cannot be determined, in proportion to the respective list prices of such products;

(b) customary and reasonable credits, rebates and chargebacks (including those to managed-care entities and government agencies), and allowances or credits to customers on account of rejection or returns (including, but not limited to, wholesaler and retailer returns) or on account of [********] affecting such Product;

(c) freight, postage and duties, and customary and reasonable [********] relating to such Product, including [********] thereto;

(d) sales (such as [********] or its equivalent) and excise taxes, other consumption taxes, customs duties and compulsory payments to governmental authorities and any other governmental charges imposed upon the importation, use or sale of such Product to Third Parties (excluding any taxes paid on the income from such sales), to the extent the Selling Party is not otherwise entitled to a credit or a refund for such taxes, duties or payments made;

(e) fees paid to [********] (in each case, other than sales personnel, sales representatives and sales agents) employed or engaged by GSK or its Affiliates or sublicensees; and

(f) [********] (i.e., when such [********] is no longer [********]) specifically attributable to such Product.

Sales between GSK and its Affiliates or Sublicensees, or between Targacept and its Affiliates or Sublicensees, shall be excluded from the computation of Net Sales and no payments will be payable on such sales, except where any such Affiliate or Sublicensee is the last entity in the distribution chain for the Product and is purchasing it for its own commercial use. In addition, Product provided to patients for compassionate use will not be included in Net Sales.

The Parties agree that, in the event that either Party proposes that this definition of Net Sales be amended to reflect changes required by the adoption of new accounting standards applicable to a Selling Party, whether due to merger, acquisition, business combination or other similar transaction with, by or into another entity or required by law, the other Party shall consider such proposal reasonably and in good faith.

EXECUTION VERSION	-16-

For purposes of determining royalties and sales milestones payable on Combination Products, Net Sales will be calculated as follows, in each calendar quarter:

(i) If all active pharmaceutical ingredients comprising the Combination Product are marketed and sold separately in commercially relevant quantities in a particular country in a calendar quarter and the Gross Selling Price (as defined below) for each agent can be separately determined for such quarter, Net Sales of each Combination Product for determining royalties and, in the case of GSK’s obligations to Targacept, sales milestones payable with respect to such Combination Product shall be calculated by multiplying the Net Sales of the Combination Product by [********], in which A is the Gross Selling Price of the Product containing or comprising the single active pharmaceutical ingredients Product contained in the Combination Product sold during the relevant payment period and B is the Gross Selling Price of each other product containing or comprising a single active pharmaceutical ingredient(s) contained in the Combination Product sold during such payment period. All Gross Selling Prices shall be calculated as the weighted average of the prices (in effect with respect to the period for which royalties and sales milestones are being calculated hereunder) in effect in the countries representing the top [********] of the Combination Product sales (the “Market Basket”). “Gross Selling Price” means the gross price at which a product (including, without limitation, a Product) is sold to a third party before discounts, deductions, credits, taxes and allowances.

(ii) If either A or B (but not both) cannot be determined because separate sales in commercially relevant quantities have not occurred in the applicable calendar quarter in which the sale of Combination Product was made or if any applicable Gross Selling Price cannot be determined for a calendar quarter, then the Net Sales of the Combination Product in such country for determining the royalties and, in the case of GSK’s obligations to Targacept, sales milestones payable with respect to such Combination Product for such country for such period shall be calculated by multiplying Net Sales of such Combination Product in such country by either of the following, as applicable: (a) [********] minus the result of [********], in which X is the Gross Selling Price in the Market Basket of the products containing or comprising active pharmaceutical ingredient(s) other than the Product if sold separately in commercially reasonable quantities during the period and Y is the Gross Selling Price in the Market Basket of the Combination Product sold in the applicable period, or (b) the quotient of dividing [********], in which X is the Gross Selling Price in the Market Basket of the Product if sold separately in commercially reasonable quantities during the period and Y is the Gross Selling Price in the Market Basket of the Combination Product sold in the period in question.

EXECUTION VERSION	-17-

(iii) If none of the single active pharmaceutical ingredient components of the Combination Product (i.e., neither A nor B) is sold separately in commercially relevant quantities in a country during a particular payment period, then the Parties will meet promptly and negotiate in good faith an appropriate mechanism for determining the royalties payable on such Combination Product, taking into account the relative contribution of each pharmaceutically active ingredient to the Net Sales of such Combination Product.

1.88 “New GSK NNR Program” shall have the meaning assigned to such term in Section 7.2(a).

1.89 “NNR” means a neuronal nicotinic receptor.

1.90 “NNR Subtype” means, a particular collection of NNR Subunits which, when combined in a specific manner, form a functional NNR pentamer.

1.91 “NNR Subunit” means, a protein component of an NNR Subtype that is commonly classified as alpha, beta, gamma, delta or epsilon with a numerical designation (for example, alpha1, alpha2, alpha3, etc; beta1, beta2, beta3, etc.), each representing a different NNR Subunit.

1.92 “Non-breaching Party” shall have the meaning assigned to such term in Section 12.2.1.

1.93 “One-Time [********] Fee” shall mean the fee corresponding to such term in Section 6.5 with respect to the Pain 1 Program and payable at the sole discretion of GSK, which, if paid by GSK, would preserve the inclusion of TC-2696 in the Pain 1 Program pending the subsequent initiation and completion of a PoC Trial of TC-2696.

1.94 “Ongoing Trial” shall mean the Phase 2 Clinical Trial of TC-2696 in third molar extraction patients being conducted by Targacept as of the Effective Date.

1.95 “Option Compound” shall mean, with respect to each Program, the first Development Candidate that satisfies the PoC Criteria during such Program’s Early Development Program Term; provided that, solely with respect to the Pain 1 Program, if TC-2696 becomes an Option Compound but GSK does not exercise its Program Option and TC-6499 satisfies the PoC Criteria during the Early Development Program Term, TC-6499 would become an Option Compound. An Option Compound is also a Collaboration Compound.

EXECUTION VERSION	-18-

1.96 “Option Period” and “Option Period Extension” shall have the meaning assigned to such term in Section 4.3.1(a).

1.97 “Other Product Candidate PoC” shall mean achieving the equivalent of satisfaction of the PoC Criteria for a Backup Compound or Follow-On Compound that meets [********], whether by Targacept, GSK or an Affiliate of either; provided that, although not a prerequisite, the Initiation of a Phase 2b Clinical Trial or a Phase 3 Clinical Trial of such Backup Compound or Follow-On Compound shall be conclusive evidence that Other Product Candidate PoC has occurred.

1.98 “Pain Sub-Indication” shall mean each of (i) acute nociceptive pain (i.e., pain directly related to tissue damage and lasting less than [********]), (ii) chronic nociceptive pain (i.e., pain related to tissue damage and lasting more than [********]) and (iii) neuropathic pain (i.e., pain related to an injury or a malfunction of the nervous system); provided that, for purposes of Sections 6.4.1 and 6.5, [********] pain and [********] pain shall be considered [********].

1.99 “Patents” shall mean (a) issued and unexpired letters patent, including extensions, registrations, confirmations, reissues, supplementary protection certificates, re-examinations and renewals thereof, (b) patent applications pending approval, including all provisional applications, substitutions, continuations, continuations-in-part, divisionals and renewals thereof, and (c) foreign counterparts of any of the foregoing.

1.100 “Patent Costs” shall mean the reasonable fees and expenses paid to outside legal counsel, and filing, maintenance and other reasonable out-of-pocket expenses paid to Third Parties, in connection with the Prosecution and Maintenance of Patents.

1.101 “Payee” shall have the meaning assigned to such term in Section 6.10.3.

1.102 “Payment Report” shall have the meaning assigned to such term in Section 6.10.1.

1.103 “Payor” shall have the meaning assigned to such term in Section 6.10.1.

1.104 “Pentad Technology” means proprietary know-how of Targacept or any of its Affiliates (including its database) concerning structure activity relationships of compounds and NNR Subtypes or NNR Subunits, pharmacophore mapping of NNR Subtypes or NNR Subunits and computational and quantum mechanical methods for use in the design, synthesis and evaluation of compounds.

EXECUTION VERSION	-19-

1.105 “Phase 1 Clinical Trial” means a clinical trial of a pharmaceutical product candidate in healthy volunteers that generally provides for the first introduction into humans of such product with the primary purpose of determining safety, metabolism and pharmacokinetic properties and clinical pharmacology of such product candidate.

1.106 “Phase 2 Clinical Trial” means a clinical trial of a pharmaceutical product candidate in subjects with a particular disease or condition the principal purposes of which are to make a preliminary determination that such product candidate is safe for its intended use and to obtain sufficient information about such product candidate’s efficacy to support further clinical trials.

1.107 “Phase 2b Clinical Trial” means, with respect to any Program, the first Phase 2 Clinical Trial, if any, conducted by GSK after (i) the exercise of a Program Option or (ii) with respect to a Follow-On Compound, such Follow-On Compound achieves Other Product Candidate PoC.

1.108 “Phase 3 Clinical Trial” means a clinical trial of a pharmaceutical product candidate in subjects with the particular disease or condition, the principal purposes of which are, in combination with one or more other Phase 3 Clinical Trials, to: (a) establish that the product candidate is safe and efficacious for its intended use; (b) define warnings, precautions and adverse reactions that are associated with the product candidate in the dosage range to be prescribed; and (c) support Regulatory Approvals for such product candidate.

1.109 “PoC CMC” means, with respect to any compound, (i) a pharmaceutical dosage as to which there is [********] its development into a [********] dosage form (i.e., for which [********] that would [********] such formulation) and (ii) a drug substance that is in a salt or other chemical form that is suitable for manufacture within a [********] formulation (i.e., there is [********] which would [********] such drug substance in such salt or other chemical form).

1.110 “PoC Criteria” shall mean criteria established by the Joint Steering Committee, subject to Section 2.3.4(b), designed to establish proof of concept for a particular Indication, which shall consist of: (a) clinical or regulatory endpoints and parameters for the PoC Trial (or, with respect to a Follow-On Compound, the equivalent) designed (i) to indicate a degree or profile of efficacy

EXECUTION VERSION	-20-

consistent with the [********] with a reasonable safety and tolerability profile in view of relevant clinical and regulatory considerations and (ii) in such a manner that, following the PoC Trial (or, with respect to a Follow-On Compound, the equivalent), a determination can reasonably be made whether such endpoints have been met; and (b) where reasonable and appropriate, a target population that is reasonably [********].

1.111 “PoC Package” means, collectively, (i) the PoC Trial and (ii) the non-clinical studies and assessments identified by the Parties as of the Effective Date as, together with the PoC Trial, comprising the PoC Package.

1.112 “Preclinical Activities” means in vitro and in vivo studies of a Collaboration Compound, not in humans, including those studies conducted in whole animals and other test systems, designed to determine the toxicity, bioavailability, and pharmacokinetics of a Collaboration Compound and whether the Collaboration Compound has a desired effect.

1.113 “Pre-commercial Supply Costs” means, with respect to any particular compound, the sum of (a) all payments made by Targacept or its Affiliates to Third Parties for process development, validation and related activities, manufacture, stability testing, supply or delivery of such compound, (b) Third Party royalties or other payments, to the extent attributable solely to the manufacture (or the other activities described in clause (a)) of such compound, and (c) any other customary and reasonable overhead costs actually incurred in, and reasonably allocable to, the manufacture or procurement of such compound, including: import and export duties; applicable taxes assessed on the purchase of such material; port fees and storage fees; shipping and handling; quality control; and quality assurance. The methodology for calculating Pre-commercial Supply Costs shall be consistent with U.S. Generally Accepted Accounting Principles and Targacept’s methodology for other compounds.

1.114 “Preliminary PoC Plan” shall have the meaning assigned to such term in Section 3.6.4(a).

1.115 “Proceeding” shall have the meaning assigned to such term in Section 8.4.1.

1.116 “Product” shall mean any: (a) Licensed Product; (b) Returned Licensed Product; or (c) Refused Candidate Product. For clarity, a Combination Product is also a Product.

1.117 “Product Candidate” shall mean any Option Compound, or other up to two (2) (or, solely in the case of the Pain 2 Program, up to [********]) Progressed Compounds, in a Program as to which GSK has exercised its Program Option. A Product Candidate is also a Collaboration Compound.

EXECUTION VERSION	-21-

1.118 “Product Candidate Commercialization Program” shall have the meaning assigned to such term in Section 5.3.1.

1.119 “Product Marketing Plan” shall mean the strategic and tactical plans developed by the GSK Sales and Marketing organization as described in Section 5.4.1 for the marketing, sales and promotion of a Licensed Product. Such Product Marketing Plan shall include marketing budgets, advertising and research plans, sales targets, and co-promotion details (if applicable) and shall be consistent with Section 5.4 and the other terms and conditions hereof.

1.120 “Program” shall mean each of the following six (6) NNR drug discovery, research and development programs, as characterized by both (i) the stated Indication and (ii) the Protein Target Profile (as may be changed from time to time solely as expressly provided in this Agreement) or (iii) solely in the case of Pain 1, specific Collaboration Compounds:

Program

Indication	Protein Target Profile	Specific Collaboration Compounds
Pain 1	—	TC-2696 and TC-6499
Pain 2	[********] * [********]	—
Parkinson’s disease	[********] * [********] *	—
Smoking cessation	[********] * [********] *	—
Obesity	[********] * [********] *	—
Addiction	[********] * [********] *	—

*	indicates the presence of [********]

The Parties acknowledge and understand that the goal of [********] is to identify and develop a different new chemical entity (NCE) with a [********], which would result in a total of at least [********] NCEs.

EXECUTION VERSION	-22-

1.121 “Program Option” shall have the meaning assigned to such term in Section 4.1.1.

1.122 “Progressed Compounds” means, with respect to: (a) each Program other than the Pain 2 Program, the set of up to three (3) Collaboration Compounds comprised of a Development Candidate and up to two (2) Backup Compounds or one (1) Backup Compound and one (1) Follow-On Compound; or (b) the Pain 2 Program, the set of up to [********] Collaboration Compounds comprised of (i) a Development Candidate and up to [********] Backup [********] or [********] Backup [********] and [********] Follow-On [********], in each case for a particular Pain Sub-Indication, and (ii) up to [********] Follow-On [********], with each such Follow-On Compound under this clause (ii) to be for a different Pain Sub-Indication from each other and from the Development Candidate. In each case above, such Backup Compounds or Follow-On Compounds shall be pursued pursuant to a strategy contemplated by the Research Plan(s) and approved by the JSC.

1.123 “Project Directors” shall have the meaning assigned to such term in Section 2.4.

1.124 “Proof of Concept Trial” or “PoC Trial” shall mean, with respect to any Development Candidate, the first Phase 2 Clinical Trial of such Development Candidate that is reasonably designed, subject to Section 2.3.4(b), to satisfy the PoC Criteria if successful. For clarity, the Proof of Concept Trial is intended only to provide evidence of the efficacy of a particular Development Candidate and is not intended to be a pivotal trial or dose-ranging study or otherwise to provide data sufficient to support any Regulatory Approval.

1.125 “Protein Target Profile” or “PTP” shall mean, with respect to each Program (other than Pain 1), the specific NNR Subtypes and corresponding [********] each such NNR Subtype shown below, which represent the basis for drug discovery activities such that small molecule ligands against such NNR Subtype profile will be sought as potential Collaboration Compounds.

EXECUTION VERSION	-23-

Programs

Protein Target Profile
Indication	NNR Subtypes	[********]
Pain 1	—	—
Pain 2	[********] * [********]	[********] at each NNR Subtype
Parkinson’s disease	[********] * [********] *	[********] at each NNR Subtype
Smoking cessation	[********] * [********] *	[********] at each NNR Subtype
Obesity	[********] * [********] *	[********] at each NNR Subtype
Addiction	[********] * [********] *	[********] at each NNR Subtype

*	indicates the presence of [********]

The Parties understand and agree that each Protein Target Profile may be modified such that it includes different NNR Subtypes from the PTP as of the Effective Date solely by mutual written agreement, to be considered in good faith and not to be unreasonably withheld.

1.126 “PoC Trial Report” shall have the meaning assigned to such term in Section 4.2.

1.127 “Prosecuting Party” shall have the meaning assigned to such term in Section 8.2.4(b).

1.128 “Prosecution and Maintenance” or “Prosecute and Maintain” shall mean, with regard to a Patent, the preparing, filing, prosecuting and maintenance of such Patent, as well as re-examinations, reissues, and requests for patent term extensions with respect to such Patent, together with the conduct of interferences, the defense of oppositions and other similar proceedings with respect to such Patent. For clarification, “Prosecution and Maintenance” or “Prosecute and Maintain” shall not include any other enforcement action taken with respect to a Patent.

1.129 “PTP Exclusivity Period” shall have the meaning assigned to such term in Section 7.1(b).

1.130 “Receiving Party” shall have the meaning assigned to such term in Section 9.1.

1.131 “Refused Candidate” shall have the meaning assigned to such term in Section 4.3.2. For clarity, [********] shall not be a Refused Candidate under any circumstances, notwithstanding any determination by GSK not to pay the One-Time [********] Fee or the outcome of [********].

EXECUTION VERSION	-24-

1.132 “Refused Candidate Product” shall have the meaning assigned to such term in Section 4.3.2.

1.133 “Refused Candidate Royalties” shall have the meaning assigned to such term in Section 6.7.1.

1.134 “Regulatory Approval” means, with respect to any particular jurisdiction, any and all approvals (excluding price and reimbursement approvals), licenses, registrations, or authorizations of any country, federal, supranational, state or local regulatory agency, department, bureau or other government entity that are necessary for the manufacture, use, storage, import, transport or sale of a Product in such jurisdiction.

1.135 “Regulatory Authority” or “Regulatory Authorities” shall mean the FDA in the U.S. and any regulatory authority(ies) in any country in the Territory that is a counterpart to the FDA and holds responsibility for granting Marketing Approval for a Product in such country, in each case together with any successor(s) thereto.

1.136 “Related Compound” shall mean, with respect to any Collaboration Compound, (a) any metabolite, prodrug, ester, salt, crystalline polymorph, hydrate or solvate of such Collaboration Compound or (b) any Derivative of such Collaboration Compound, in each case that has the same Framework as such Collaboration Compound.

1.137 “Related Exclusivity Compound” shall have the meaning assigned to such term in Section 7.1(d).

1.138 “Report Date” shall have the meaning assigned to such term in Section 4.3.1(a).

1.139 “Research Plan” shall have the meaning assigned to such term in Section 3.5.1.

1.140 “Research Program” shall mean, with respect to each Program other than the Pain 1 Program, the program of research, discovery, characterization, optimization and preclinical testing of certain Collaboration Compounds to the Candidate Selection Stage to be conducted by Targacept during the applicable Research Program Term.

1.141 “Research Program Term” shall have the meaning set forth in Section 3.1.

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1.142 “Research Term” shall mean the period beginning on the Effective Date and ending on the termination or expiration of the last Research Program Term.

1.143 “Returned Licensed Product” shall have the meaning assigned to such term in Section 5.5.1.

1.144 “Stock Purchase Agreement” shall have the meaning assigned to such term in the Recitals.

1.145 “Subcommittee” shall have the meaning assigned to such term in Section 2.3.7.

1.146 “Sublicense Agreements” shall mean the License Agreement dated August 12, 2002 between Targacept and Wake Forest University Health Sciences and License Agreement dated October 6, 1997 between Targacept (as assignee of R.J. Reynolds Tobacco Company) and Virginia Commonwealth University Intellectual Property Foundation, in each case as amended and as may be further amended.

1.147 “Sublicensee” shall mean, with respect to a particular Product Candidate or Product, a Third Party to which GSK or Targacept, as applicable, has granted a sublicense or license under any Collaboration Technology or other technology licensed to such Party pursuant to this Agreement.

1.148 “Successful Completion of Phase 1 Clinical Trial” means, with respect to any Progressed Compound in any Program, the completion of a Phase 1 Clinical Trial of such Progressed Compound (a) by or on behalf of Targacept, either before GSK’s exercise of its Program Option for such Program or in the conduct of Targacept Post-Exercise Activities permitted hereunder after GSK’s exercise of its Program Option for such Program, or (b) otherwise by or on behalf of GSK, whereby Targacept makes a reasonable, good faith determination (in the case of clause (a)) or GSK makes a determination (in the case of clause (b)) that (i) another Clinical Study of such Progressed Compound will be conducted and (ii) such Clinical Study will be a Phase 2 Clinical Trial; provided that, although not a prerequisite, the Initiation of a Phase 2 Clinical Trial of such Progressed Compound shall be conclusive evidence that Successful Completion of Phase 1 Clinical Trials has occurred.

1.149 “Successor” shall have the meaning assigned to such term in Section 13.1.

1.150 “Supplemental Activities” shall have the meaning assigned to such term in Section 3.2.5.

EXECUTION VERSION	-26-

1.151 “Targacept Diligence Failure Event” shall have the meaning assigned to such term in Section 3.3.2.

1.152 “Targacept Diligence Failure Technology” means, with respect to any Collaboration Compound that is subject to a license to GSK as a result of an uncured Targacept Diligence Failure Event, all Targacept Technology, whether existing as of the Effective Date or arising during the Term, that [********] to the composition of matter, method of use of, method of manufacture used for or the formulation developed for such compound, in each case as of the expiration of the applicable cure period following a Targacept Diligence Failure Event, and in each case that would be infringed by the research, development or commercialization of such compound in the absence of a license.

1.153 “Targacept Know-How” shall mean any Information or Invention that (a) is Controlled by Targacept on the Effective Date or during the Term (other than Collaboration Know-How), (b) [********] to any Progressed Compound that is subject to a grant of license to GSK hereunder (including, for clarity, any Product Candidate), and (c) is necessary or reasonably useful for purposes of GSK conducting its obligations or exercising its rights with respect to the Development or commercialization of a Product Candidate or Licensed Product.

1.154 “Targacept Patents” shall mean all Patents in the Territory owned or Controlled by Targacept as of the Effective Date or during the Term (other than Collaboration Patents) which claim the composition of matter or a method of use or manufacture of, or cover the research, development, manufacture, use, import, offer to sell or sale of, any Progressed Compound, Product Candidate or Licensed Product.

1.155 “Targacept Technology” shall mean, collectively, (i) Targacept Patents and Targacept Know-How and (ii) any Collaboration Patents or Collaboration Technology owned by Targacept solely or jointly with GSK.

1.156 “Target Product Profile” or “TPP” means, with respect to each Program, the desired attributes for an aspirational drug product to treat, delay or prevent such Program’s Indication. These attributes will be determined through an understanding of current and future unmet medical and market needs, and of the product performance necessary for Regulatory Approval and competitive differentiation at the time of anticipated launch. A TPP should contain information on at least the following parameters: Indication(s); Summary product proposition (e.g., [********]); Target label summary—outline basis for regulatory approval; Target patients for

EXECUTION VERSION	-27-

drug—segment(s) of patient population for whom drug would be most relevant; Clinical efficacy—key endpoints, acceptable clinical effects versus baseline and placebo, [********]; Safety and tolerability – acceptable/unacceptable level and types of adverse events, contra-indications, drug interactions; Presentation/administration—route and frequency of administration; Cost of Goods – target threshold level for cost of goods for finished commercial product; Competitive set—current gold standard and treatment options, those expected at time of potential TPP launch; Timing information – time period of future product launch for which TPP is relevant.

1.157 “Target Professionals” shall have the meaning assigned to such term in Section 5.4.1(a).

1.158 “Term” shall have the meaning assigned to such term in Section 12.1.

1.159 “Territory” shall mean all of the countries and territories of the world.

1.160 “Third Party” shall mean any entity other than Targacept, GSK or an Affiliate of Targacept or GSK.

1.161 “United States” or “U.S.” shall mean the United States of America and its territories and possessions.

1.162 “Valid Claim” means a claim within an issued United States or foreign Patent that has not (i) expired, lapsed, or been finally cancelled or abandoned, been dedicated to the public or disclaimed or (ii) been held unenforceable, invalid, or permanently cancelled by a court or administrative agency of competent jurisdiction in an order or decision from which no appeal can be taken or from which no appeal was timely taken, including without limitation, through opposition, reexamination, reissue or disclaimer.

ARTICLE 2

GOVERNANCE OF THE COLLABORATION

2.1 General Overview. Pursuant to this Agreement, Targacept will undertake and be responsible for the conduct of each Research Program and Early Development Program, as further discussed in Article 3, the scope of which is the discovery, identification and development of small molecule compounds that meet the Protein Target Profile for the applicable Program, with

EXECUTION VERSION	-28-

GSK having exclusive options to obtain an exclusive license for certain of such compounds on a worldwide basis, as further discussed in Article 4. The goal for the collaboration is that, for each Program, (i) a Collaboration Compound is progressed by Targacept through the applicable Research Program, becomes a Development Candidate and is progressed by Targacept through an Early Development Program through and including completion of the PoC Trial, (ii) two (2) Backup Compound(s) or one (1) Backup Compound and one (1) Follow-On Compound are progressed by Targacept at least to the Candidate Selection Stage or, if earlier, until exercise by GSK of its Program Option for such Program (except that this clause (ii) is not a goal for the Pain 1 Program) and (iii) following exercise by GSK of its Program Option, GSK further Develops such Progressed Compounds and commercializes them as Licensed Products.

2.2 General Allocation of Responsibilities. Generally, except as otherwise expressly provided herein, with respect to each Program, Targacept shall be solely responsible for conducting all research, discovery and Development activities, and for all costs and expenses associated therewith, with respect to the corresponding Research Program during its Research Program Term (except for the Pain 1 Program, for which there is no Research Program) and the corresponding Early Development Programs during their respective Early Development Program Terms and shall have the right, but not the obligation, to conduct Targacept Post-Exercise Activities after exercise by GSK of its Program Option with respect to such Program. Targacept shall carry out all such activities with respect to each of the Programs pursuant to the applicable Research Plan and Early Development Plan. Subject to Targacept’s rights with respect to the Targacept Post-Exercise Activities, GSK shall be solely responsible for all development and commercialization activities, and for all costs and expenses associated therewith, with respect to Product Candidates and Licensed Products.

2.3 The Joint Steering Committee. Promptly and in any event within ninety (90) days after the Effective Date, the Parties shall establish and convene a committee (the “Joint Steering Committee” or “JSC”), which shall (i) have review and oversight responsibilities with respect to each Research Program and Early Development Program and (ii) serve as a vehicle to facilitate the transfer of information between the Parties with respect to any commercialization activities and the Product Candidate Commercialization Program, in each case as more specifically provided herein. Each Party agrees to keep the JSC informed of its progress and activities within each Research Program, Early Development Program, and Product Candidate Commercialization Program.

EXECUTION VERSION	-29-

2.3.1 Membership. The JSC shall be comprised of at least three (3) and not more than four (4) representatives (or such other number of representatives as the Parties may agree) from each of GSK and Targacept; provided that the Parties acknowledge and agree that Targacept has specifically negotiated for membership on the JSC as a benefit under this Agreement and that such membership constitutes a right (which may be waived by Targacept at any time, but only if it does so expressly and in writing) and not an obligation of Targacept. Each Party shall provide the other with a list of its initial members of the JSC within thirty (30) days after the Effective Date. Each Party may replace any or all of its representatives on the JSC at any time upon written notice to the other Party in accordance with Section 14.6. Each representative of each Party shall be of the level of Director or higher and shall have expertise in business or pharmaceutical drug discovery and development. Any member of the JSC may designate a substitute to attend and perform the functions of that member at any meeting of the JSC. Each Party may, in its reasonable discretion, invite non-member representatives of such Party to attend meetings of the JSC as a non-voting participant, subject to the confidentiality obligations of Article 9. The Parties shall designate a chairperson (each, a “Chairperson”) to oversee the operation of the JSC and prepare minutes as set forth in Section 2.3.3, each such Chairperson to serve a twelve (12) month term. Unless the JSC determines otherwise, the right to name the Chairperson shall alternate between the Parties, with Targacept designating the first such Chairperson.

2.3.2 Meetings. During the Collaboration Term, the JSC shall meet in person or otherwise at least once each Calendar Quarter, and more frequently as the Parties deem appropriate, on such dates as provided herein or as the Parties shall otherwise agree. Upon the conclusion of the Collaboration Term, the JSC shall meet, in person or otherwise, at least once [********] to provide Targacept an update regarding GSK’s efforts under the Product Candidate Commercialization Program and otherwise to perform the responsibilities assigned to it under this Agreement; provided, however, that during the period hereunder in which royalties are owed for a particular Licensed Product, the Parties agree to periodically discuss in good faith increasing the frequency of such ongoing meetings. Meetings of the JSC that are held in person shall alternate between the offices of the Parties, or such other place as the Parties may agree. The members of the JSC also may convene or be polled or consulted from time to time by means of telecommunications, video conferences, electronic mail or correspondence, as deemed necessary or appropriate.

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2.3.3 Minutes. During the Collaboration Term, the Chairperson shall be responsible for preparing and circulating minutes within [********] after each meeting setting forth, inter alia, a description, in reasonable detail, of the discussions at the meeting and a list of any actions, decisions or determinations approved and a list of any issues to be resolved by the Executive Officers pursuant to Section 2.3.4. Such minutes shall be effective only after approved by the JSC. With the sole exception of specific items of the meeting minutes to which the members cannot agree and which are escalated to the Executive Officers as provided in Section 2.3.4, the JSC shall use commercially reasonable efforts to ensure that definitive minutes of all JSC meetings are finalized within [********]. If at any time during the preparation and finalization of the JSC minutes, the Parties do not agree on any issue with respect to the minutes, such issue shall be resolved by the escalation process as provided in Section 2.3.4. The decision resulting from the escalation process shall be recorded by the Chairperson in amended minutes for such meeting.

2.3.4 Decision-making. Generally, except as otherwise expressly provided herein, decisions of the JSC shall be made by consensus, with all of each Party’s representatives, having collectively one (1) vote in all decisions. In the event that the JSC is unable to reach a consensus decision within [********] after it has met and attempted to reach such decision, then either Party may, by written notice to the other, have such matter referred to the Chief Executive Officer of Targacept, or such other officer designated by Targacept from time to time, and the Senior Vice President of the Center of Excellence for External Drug Discovery of GSK, or such other person holding a similar position designated by GSK from time to time (collectively, the “Executive Officers”), for resolution. The Executive Officers shall meet promptly to discuss the matter submitted and to determine a resolution. If the Executive Officers are unable to determine a resolution in a timely manner, which shall in no case be more than [********] after the matter was referred to them, the matter shall be finally resolved as provided in Sections 2.3.4(a) or 2.3.4(b), subject to Section 2.3.4(c). For clarity, except as provided in Section 2.3.4(c), no final decision made in accordance with Sections 2.3.4(a) or 2.3.4(b) shall be subject to any further review under Article 14 or under any other provision of this Agreement.

(a) Targacept Decisions. Except as expressly otherwise set forth in this Agreement, to the extent not resolved as described in the preamble paragraph of this Section 2.3.4, Targacept shall have final decision-making authority with respect to all decisions relating to:

(i) any Research Program or Research Plan (including, without limitation, Preclinical Activities, [********],

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the determination of whether the [********] have been met, the determination of any Hit, Lead, Development Candidate, Backup Compound or Follow-On Compound, [********], whether to determine any Backup Compound or Follow-On Compound to be a Lead and substitute such Backup Compound or Follow-On Compound for the then-current Lead, and the determination of whether to pursue the identification of or continue to research or Develop a Follow-On Compound);

(ii) any Early Development Program or Early Development Plan (including, without limitation, Preclinical Activities and Phase 1 Clinical Trials (except as provided below) conducted by or on behalf of Targacept, the determination of any Backup Compound or Follow-On Compound and, prior to the exercise by GSK of the applicable Program Option, whether to determine any Backup Compound or Follow-On Compound to be a Development Candidate and substitute such Backup Compound or Follow-On Compound for the then-current Development Candidate), but excluding: (A) the content of any [********]; (B) the [********]; (C) after exercise by GSK of its Program Option for a particular Program, the conduct of any [********] in such Program designed for the purpose of [********]; and (D) the inclusion in any [********] in such Program (whether before or after the exercise by GSK of its Program Option) of content designed for the purpose of [********];

it being understood that (1) in the case of clauses (C) and (D), such [********] or the inclusion of such content in such [********] shall only be conducted with GSK’s prior written approval (which, for clarity, may be evidenced by the unanimous approval by the JSC, in which event such approval may occur at a meeting), which shall not be unreasonably withheld, conditioned or delayed, and (2) it would be reasonable for GSK or its representatives on the JSC to withhold, condition or delay its approval if GSK reasonably expects that [********] or the inclusion of such content in such [********] would [********] of such Progressed Compound for its Program’s Indication; and

(iii) manufacture of Collaboration Compounds for any Program prior to exercise by GSK of its Program Option with respect to such Program.

(b) GSK Decisions. Except as otherwise expressly set forth in this Agreement, to the extent not resolved as described in the preamble paragraph of this Section 2.3.4, GSK shall have final decision-making authority with respect to all decisions relating to:

(i) Each [********], subject to the definition thereof and Section [********];

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(ii) whether, upon [********], any Collaboration Compound previously nominated by Targacept as and determined by the JSC to be a Follow-On Compound with respect to a Leading Compound is or is expected to be [********] such Leading Compound;

(iii) the content of any [********] and the [********] (or, with respect to a Follow-On Compound, the equivalent), subject to the definitions thereof and the applicable provisions of this Agreement;

(iv) whether a Development Candidate meets [********], subject to the definition thereof;

(v) whether Targacept may progress a Backup Compound beyond the [********], either for the same Indication as the Leading Compound or for any Additional Indication, if Targacept requests to do so.

(c) Limitation on Final Decision-Making Authority. Notwithstanding Sections 2.3.4(a) and (b), in no event shall either Party exercise its final decision-making authority in a manner that would have the effect of modifying, or would otherwise be in conflict with, the terms of this Agreement (including, without limitation, applicable definitions). In such event, either Party shall be entitled to initiate the dispute resolution procedures of Section 14.1.

2.3.5 Decision-making Regarding [********], [********] and [********]. In the event that the JSC cannot resolve any dispute arising in the JPS with respect to (a) the content of any [********], (b) the [********] of any [********] (or, with respect to a Follow-On Compound, the equivalent) or (c) whether any Development Candidate meets (or meets in all material respects) [********] (each, a “[********] Dispute), within [********] after meeting and attempting to reach agreement on such dispute, such dispute shall be submitted promptly to the Executive Officers, who shall have a period of [********] to resolve such dispute; provided, however, that: (i) notwithstanding anything contained in this Agreement to the contrary, with respect to any such [********] Dispute, subject in each case to Section 2.3.4(c), (A) [********] shall have final decision-making authority regarding such matter and (B) such final decision by [********] shall not be subject to any further review under Article 14 or any other provision of this Agreement, provided it asserts such final decision-making right in good faith, based upon credible scientific and medical evidence or upon some other rational basis in light of scientific, medical, safety, regulatory and commercial considerations

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and taking into consideration the limitations thereon set forth in the definition of [********] or [********], as applicable, as well as the [********] agreed upon by the Parties and [********] reliance thereon in [********] Program; and (ii) in no event may [********] exercise its decision-making authority to [********] for which [********] the applicable Development Candidate (or Follow-On Compound); provided, however, the Parties hereby acknowledge and agree that, notwithstanding clause (ii) above, the [********] may contain supplementary content, [********] or the like, or [********] criterion, that does not fall literally within the scope of the Indication for the applicable Program if there is a credible scientific rationale supporting a conclusion that [********] for such Indication could not reasonably be obtained without such supplementary content, [********] or the like or [********] criterion. Subject to the preceding sentence and Section 2.3.4(c), in the event that [********] exercises such final decision-making authority, [********] shall be obligated to [********], as the case may be, accordingly, at [********], subject to Section 3.6.4(c). In addition, to the extent of any inconsistency between Section 2.3.4 and this Section 2.3.5, this Section 2.3.5 shall control.

2.3.6 Responsibilities of the JSC. The JSC shall be responsible for overseeing the entire collaboration between GSK and Targacept during the Collaboration Term, including each Research Program and Early Development Program. With respect to the Product Candidate Commercialization Program, the JSC shall serve [********] as a vehicle to facilitate the transfer of information between the Parties and will not [********] the Product Candidate Commercialization Program or [********] other Development or commercialization matters after [********] for such Program. Without limiting the foregoing and subject to the final decision-making authority of Targacept as stated in Section 2.3.4(a) and the final decision-making authority of GSK as stated in Section 2.3.4(b), and subject to the provisions of Sections 2.3.4(c) and 2.3.5, the JSC shall have the following responsibilities and perform the following functions, some or all of which may be addressed directly at any given meeting of the JSC:

(a) review the overall progress of Targacept’s efforts to discover, identify, optimize and develop Collaboration Compounds, Development Candidates, Backup Compounds, Follow-On Compounds and Option Compounds;

(b) for each Program, establish criteria for a Hit, Lead Criteria and Development Candidate Criteria as soon as practicable following the Effective Date and modify such criteria for a Hit, Lead Criteria or Development Candidate Criteria, or the Development Candidate Activities, from time to time;

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(c) based on applicable criteria (including, without limitation, their respective definitions), determine compounds nominated by Targacept as Leads, Development Candidates, Backup Compounds or Follow-On Compounds from time to time to be Leads, Development Candidates, Backup Compounds or Follow-On Compounds, as the case may be;

(d) confirm whether each Follow-on Compound determined by the JSC prior to [********] remains a Follow-On Compound upon [********];

(e) review, update and approve the Preliminary PoC Plan for each Development Candidate;

(f) review, update and approve the content of all PoC Criteria;

(g) review, modify, update and approve PoC Trial (or, with respect to a Follow-On Compound, the equivalent) design and content, and determine whether a Progressed Compound meets the [********], in each case taking into account the recommendations of the JPS; provided that, with respect to the [********], the JSC shall determine whether such [********] is met not later than [********] following its receipt of all material [********] in Targacept’s possession or control with respect to the applicable Progressed Compound;

(h) confirm Targacept’s determination as to whether, upon completion of the PoC Trial, the PoC Criteria has been met;

(i) prior to the exercise by GSK of its Program Option for a particular Program, review and approve the inclusion of content in any [********] a Progressed Compound in such Program designed for the purpose of [********] for any [********];

(j) following exercise by GSK of its Program Option for a particular Program, review and approve the research or Development by Targacept of any Product Candidate subject to such exercised Program Option [********];

(k) review and approve each Target Product Profile or update thereto as set forth in Section 3.6.1;

(l) review each Research Plan and Early Development Plan or update thereto as set forth in Sections 3.5.1 and 3.7.1 and approve, by Program, any strategy proposed by Targacept for the pursuit of Backup Compound and Follow-On Compounds;

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(m) consider for approval any proposal by either Party to terminate a Research Program, Early Development Program or Program;

(n) serve as an [********] vehicle to facilitate the discussion of Development and commercialization of Product Candidates and Licensed Products;

(o) review and coordinate all of the Parties’ activities under this Agreement during the Collaboration Term;

(p) in accordance with the procedures established in Section 2.3.4 and subject to Section 2.3.5, discuss and attempt to resolve any deadlock issues submitted to it by any Subcommittee;

(q) attempt to resolve any disputes regarding proposed publications containing Confidential Information; and

(r) such other responsibilities as may be assigned to the JSC pursuant to this Agreement or as may be mutually agreed upon by the Parties from time to time; provided, however that the JSC shall not have the power to amend or modify this Agreement.

2.3.7 Subcommittee(s). From time to time, the JSC, acting unanimously, may establish one or more subcommittees to oversee particular projects or activities, as it deems necessary or advisable (each, a “Subcommittee”). Each Subcommittee shall consist of such number of members as the JSC determines is appropriate from time to time; provided that, unless the JSC shall unanimously agree otherwise, each Party shall have the same number of representatives on each Subcommittee. Such members shall be individuals with expertise and responsibilities in one or more of the areas of medicinal chemistry, preclinical development, clinical development, Patents, process sciences, manufacturing, regulatory affairs, product development or product commercialization, as applicable to the stage of development of the project or activity.

(a) The Joint Program Subcommittee.

(i) Creation of JPS. Promptly after the Effective Date, the JSC shall establish the Joint Program Subcommittee (the “JPS”). The JPS shall be comprised of two (2) representatives (or such other number of representatives as the Parties may agree) from each of GSK and Targacept provided that the Parties acknowledge and agree that Targacept has specifically negotiated for

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membership on the JPS as a benefit under this Agreement and that such membership constitutes a right (which may be waived by Targacept at any time, but only if it does so expressly and in writing) and not an obligation of Targacept. The JPS will report to the JSC and will be responsible for the recommendation to the JSC as to the content of all PoC Criteria, as to the design and content of all PoC Trials (or, with respect to Follow-On Compounds, the equivalent) and as to whether the [********] is met (based, in the case of the [********], on the material [********] with respect to the applicable Development Candidate, Backup Compound or Follow-On Compound to be provided by Targacept to the JSC and the JPS). With respect to the [********], the JPS shall in each case make its recommendation to the JSC in a timely manner so as to enable the JSC to determine whether such [********] is met not later than [********] following its receipt of all material [********] in Targacept’s possession or control with respect to the applicable Progressed Compound. In the event of a dispute within the JPS on any such matter, such matter shall be resolved in accordance with the provisions of Section 2.3.4, subject to GSK’s final decision-making authority as stated in Section 2.3.4(b) and Section 2.3.5 and further subject to Section 2.3.4(c).

(ii) Limits to Oversight by JPS for Ongoing Trial. Notwithstanding the foregoing Section 2.3.7(a)(i) or any other provision of this Agreement, with respect to the design, content, endpoints or analysis of the Ongoing Trial, in the event of a dispute in the JPS and referral of such matter to the JSC for resolution, Targacept shall have the final decision-making authority on such matter.

(b) Creation of Joint Patent Committee. Promptly after the Effective Date, the JSC shall establish a joint patent committee (the “Joint Patent Committee”). The Joint Patent Committee shall be comprised of an equal number of representatives from each of GSK and Targacept. The Joint Patent Committee will report to the JSC and will be responsible for the coordination of the Parties efforts in accordance with the provisions set forth in Article 8, including the review and filing of joint patent applications, if any, and assessments of inventorship of inventions created during the Collaboration Term; provided that neither Party shall be required by any provision hereof to provide privileged information with respect to intellectual property status unless and until procedures reasonably acceptable to such Party are in place to protect such privilege. In the event of a dispute within the Joint Patent Committee, such matter shall be submitted to the JSC for resolution, subject to Sections 8.1.3 and 8.2.5.

2.4 Project Directors. Promptly after the Effective Date, each Party shall appoint an individual (other than an existing member of the JSC) to act as the project leader for such Party (each, a “Project Director”). Each Project Director shall thereafter be permitted

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to attend meetings of the JSC as a non-voting observer, subject to the confidentiality provisions of Article 9. The Project Directors shall be the primary point of contact for the Parties regarding the collaboration activities contemplated by this Agreement and shall facilitate all such activities hereunder including, but not limited to, the exchange of Information described in Section 3.9. The Project Directors shall also be responsible for assisting the JSC in performing its oversight responsibilities and the JPS in performing its responsibilities. The name and contact information for each Project Director, as well as any replacement chosen from time to time by Targacept or GSK, in its sole discretion, shall be promptly provided to the other Party in accordance with Section 14.6.

ARTICLE 3

THE CONDUCT OF THE COLLABORATION

3.1 Research Programs; Initial Term. The Research Programs shall generally commence as soon as practicable after the Effective Date, and Targacept shall have commenced the application of its Diligent Efforts for all five (5) Research Programs other than the Pain 1 Program (for which there is no Research Program) by no later than [********]. Subject to the oversight of the JSC, Targacept shall have responsibility for the conduct of each Research Program, including all scientific, clinical, and regulatory activities, at its sole expense, in accordance in all material respects with the Research Plan therefor. GSK shall have the right to provide consultation and advice with respect to each Research Program, which shall be considered in good faith by Targacept.

3.1.1 Research Program Term. Each Research Program will expire upon the later of:

(a) the [********] anniversary of the Effective Date, unless earlier terminated by the JSC or extended by the mutual written agreement of the Parties (the period from the Effective Date to such expiration date, the “Initial Term”); or

(b) if: (i) no Lead has been nominated by Targacept as and determined by the JSC to be a Development Candidate as of the end of the Initial Term; (ii) a Lead had been designated by Targacept at least [********] prior to the end of the Initial Term; and (iii) GSK pays the Development Candidate Achievement milestone with respect to such Lead within [********] (or, if the end of

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the Initial Term [********]) following the end of the Initial Term (clauses (i), (ii) and (iii), collectively, the “Development Candidate Pursuit Conditions”), at such time after the Initial Term as (A) such Lead shall have been nominated by Targacept as and determined by the JSC to be or not to be a Development Candidate or (B) Targacept shall have determined in good faith, in accordance with the applicable Development Candidate Criteria and in view of all the data generated on such Lead that such Lead has not or will not satisfy the Development Candidate Criteria (the period beginning with commencement of a Research Program and ending upon expiration of such Research Program, the “Research Program Term“).

Notwithstanding the foregoing, if, with respect to any Program for which GSK exercises its Program Option, Targacept conducts Targacept Post-Exercise Activities permitted hereunder that constitute Preclinical Activities and extend beyond the Research Program Term determined as provided above, the period during which Targacept conducts such Targacept Post-Exercise Activities shall constitute an extension of the applicable Research Program Term.

3.1.2 Clarifications. Each Research Program shall be conducted by Targacept for the duration of the Research Program Term (subject to the application of Diligent Efforts and to the last paragraph of Section 3.3.2), unless such Research Program (or Program) is earlier terminated by the JSC. The goal of each Research Program is to identify a Development Candidate and two (2) Backup Compounds or one (1) Backup Compound and one (1) Follow-On Compound to each Development Candidate.

3.2 Early Development Program; Early Development Term.

3.2.1 Early Development Programs; Cooperation. An early Development program shall be conducted by Targacept for each Program with respect to which a Lead is nominated by Targacept as and determined by the JSC to be a Development Candidate during the Research Program Term, which shall include all Development activities for such Development Candidate (including, for clarity, any Backup Compound or Follow-On Compound that is nominated by Targacept as and determined by the JSC to be a Development Candidate and substituted for another Development Candidate or otherwise), from the Candidate Selection Stage through and including completion of the IND Studies, one (1) or more Phase 1 Clinical Trials and the PoC Package (with each successive stage being contingent on success at the previous stage), in furtherance of the goal of an Option Compound for each Program (each, an “Early Development Program”). In addition, if prior to the exercise by GSK of the applicable Program Option,

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Targacept elects in its sole discretion to conduct any further Development activities of any Follow-On Compound that reaches the Candidate Selection Stage and is then confirmed by the JSC as a Follow-On Compound, such activities shall also constitute part of the Early Development Program.

With respect to any Program, at any time during the Early Development Program (prior to conduct of the PoC Trial), Targacept may nominate any Backup Compound or Follow-On Compound for which the Development Candidate Activities have been completed as, and the JSC may then determine such Backup Compound or Follow-On Compound to be, a Development Candidate in substitution for the then-current Development Candidate. Targacept shall have responsibility for the conduct of each Early Development Program in accordance in all material respects with the applicable Early Development Plans and shall have sole responsibility for all costs and expenses for each Early Development Program hereunder, subject to the provisions of Sections 2.3.4, 2.3.5 and 3.6.4(c). In addition to GSK’s decision-making rights under Sections 2.3.4 and 2.3.5, GSK shall also have the right to provide consultation and advice with respect to all of such activities, which shall be considered in good faith by Targacept. The Parties agree to cooperate during the Collaboration Term in identifying and implementing opportunities to reduce the costs incurred in the conduct of the Research Programs and Early Development Programs, including costs of equipment, consumables such as laboratory supplies and Third Party services such as toxicology, clinical studies or manufacturing services, provided such cooperation does not unduly delay or hamper Targacept in the performance of its activities thereunder. This cooperation may include exploration of GSK’s [********] or the use of GSK’s [********] or other [********] expertise.

3.2.2 If No Development Candidate. For clarity, if there is no Development Candidate that remains in Development for any Program as of the end of the Initial Term and the Development Candidate Pursuit Conditions do not apply, Targacept shall have no further obligation hereunder in respect of such Program. If the Development Candidate Pursuit Conditions apply, (i) Targacept shall continue to conduct research on the applicable Lead to complete the Development Candidate Activities and (ii) solely if such Lead is then nominated by Targacept (acting in good faith, in accordance with the applicable Development Candidate Criteria and in view of all the data generated on such Lead) as and determined by the JSC to be a Development Candidate, (A) an Early Development Program solely for such Development Candidate shall be conducted by Targacept as provided in Section 3.2.1 and in accordance with the relevant provisions of this Agreement and (B) if, as of the date of such JSC determination, there are not two (2) Progressed

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Compounds in such Program in addition to such Development Candidate and Targacept determines there to be up to two (2) Collaboration Compounds in such Program that qualify as Backup Compounds to such Development Candidate or one (1) Collaboration Compound in such Program that qualifies as a Backup Compound and one (1) Collaboration Compound in such Program that qualifies as a Follow-On Compound to such Development Candidate, Targacept shall nominate it or them, as the case may be, for JSC consideration; provided that, notwithstanding anything to the contrary set forth herein, Targacept shall have no obligation to conduct any further research or Development activities with or otherwise to progress any such Backup Compound or Follow-On Compound. If such Lead is not nominated by Targacept as described above as and determined by the JSC to be a Development Candidate, there shall be no Early Development Program with respect to such Program and Targacept shall have no further obligation hereunder in respect of such Program.

3.2.3 Early Development Program Term. Each Early Development Program will start at the earlier of commencement of activities under such Early Development Program or adoption of the first Early Development Plan by the JSC for such Early Development Program and will terminate upon the earliest of:

(a) the date on which (i) GSK exercises its Program Option for the applicable Program or (ii) the Option Period for such Program expires with the Program Option unexercised;

(b) the date on which the JSC approves the termination of such Early Development Program;

(c) [********] from the start of such Early Development Program; or

(d) the date on which the JSC determines that a Development Candidate for which the PoC Trial was conducted failed to meet the PoC Criteria, unless both (i) such date is before the end of the Initial Term and (ii) Targacept elects by written notice to GSK within [********] after such determination to continue such Early Development Program by continuing to Develop a Backup Compound for a period specified in such notice (the period of such Early Development Program, the “Early Development Program Term”).

Notwithstanding the foregoing, with respect to any Program for which:

(x) the Early Development Program Term ends under the circumstances described in clause (d) above, if, at the time of JSC determination that the Development Candidate for which the PoC Trial was conducted failed to meet the PoC Criteria, there exists in such Program a Follow-On Compound:

(i) for which Targacept is then conducting an ongoing Phase 1 Clinical Trial, then:

(A) such Follow-On Compound shall become a Development Candidate;

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(B) the Early Development Program Term shall continue solely with respect to such Development Candidate (and not with respect to any other compound in such Program), subject to Section 3.7.4, until such time as (1) Targacept has completed the PoC Package and the PoC Trial therefor or (2) Targacept [********] that, based on the results of any or all Phase 1 Clinical Trials of such Development Candidate and all other information available with respect to such Development Candidate, such Development Candidate [********] in a PoC Trial in such Program [********] or otherwise that [********] such Development Candidate will [********] the conduct of the PoC Trial in such Program; and

(C) notwithstanding Section 6.4.1, Targacept shall be eligible for all milestones based on the achievement of Milestone Events thereafter with respect to such Development Candidate as if it were the first Development Candidate in such Program (i.e., without regard to the failure of the initial Development Candidate); or

(ii) for which GSK has paid the milestone for the Milestone Event [********] but for which clause (i) above does not apply, then:

(A) such Follow-On Compound shall become the Lead in such Program;

(B) Targacept shall continue to conduct research solely with respect to such Lead and such continued research shall effect the continuation of the Early Development Program Term solely with respect to such Lead, and not with respect to any other compound in such Program, until such time as (1) Targacept has completed the [********] for such Lead or (2) Targacept shall have [********] the applicable Development Candidate Criteria and [********] the data generated on such Lead [********] the Development Candidate Criteria; and

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(C) if such Lead is nominated by Targacept as and determined by the JSC to be a Development Candidate:

(1) GSK shall pay to Targacept [********] and, notwithstanding Section 6.4.1, Targacept shall be eligible for all milestones based on the achievement of Milestone Events thereafter with respect to such Development Candidate as if it were the first Development Candidate in such Program (i.e., without regard to the failure of the initial Development Candidate);

(2) Targacept shall have the right exercisable by written notice to GSK within [********] after receipt of such milestone payment, but not the obligation, to conduct research and Development on such Development Candidate until such time as (a) Targacept has completed the PoC Package and the PoC Trial therefor or (b) Targacept [********] that, based on [********] such Development Candidate and [********] with respect to such Development Candidate, such Development Candidate [********] that such Development Candidate [********] does [********] and, if Targacept exercises such right, the Early Development Program Term shall continue [********] with respect to such Development Candidate (and [********] in such Program) for so long as Targacept conducts such Development as provided in this clause (2);

(3) if Targacept does not exercise the right described in clause (2) above, GSK shall have the right, exercisable by written notice to Targacept within [********] after expiration of Targacept’s period to exercise the right described in clause (b), to exercise its Program Option early for such Program and, in such event, such Development Candidate shall be deemed an Option Compound but GSK shall not at that time be obligated to pay the Program Option Exercise Fee applicable to such Program; and

(4) if GSK exercises its Program Option early as described in clause (3) above, (x) the amounts shown in Section 6.5 payable for each Milestone Event (including for this purpose the Program Option Exercise Fee) that is achieved with respect to such Program after such exercise shall be [********], (y) notwithstanding Sections [********], GSK shall not [********] with respect to such Option Compound and (z) if GSK shall not have paid the Program Option Exercise Fee for such Program prior to the Initiation of the first Phase 2b Clinical Trial or Phase 3 Clinical Trial, whichever first occurs after such exercise, such Option Compound shall, notwithstanding anything herein to the contrary, thereupon no longer be an Option Compound (or Product Candidate or Progressed Compound) and shall be deemed to be a Returned Licensed Product; and

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(y) GSK exercises its Program Option, Targacept conducts [********] that constitute Development and [********] Early Development Program Term determined as provided in this Section 3.2.3, the period during which Targacept conducts [********] shall constitute [********] the applicable Early Development Program Term.

3.2.4 Early Development Term. The overall term for all Early Development Programs under the Agreement will commence at the start of the first Early Development Program Term and will terminate upon the last day of the last to terminate Early Development Program Term (such period, the “Early Development Term”), except that the Early Development Term shall not be deemed in effect at any time during which there is no Early Development Program Term then in effect.

3.2.5 Supplemental Activities. GSK shall have the right at all times during the Research Term and during any relevant Early Development Program Term, exercisable at its sole discretion and its sole cost and expense, to conduct [********] for a Development Candidate (to the extent reasonably designed to [********] Development [********] the applicable Program Option) and, solely upon [********], other Preclinical Activities (“Supplemental Activities”). Targacept shall offer GSK reasonable cooperation in relation to such Supplemental Activities including, subject to availability and Targacept’s needs to conduct its activities hereunder, the transfer of quantities of compounds, if necessary, to the extent and on the terms provided in Section 3.12. It is understood and agreed that any such Supplemental Activities are not part of any Early Development Program or PoC Trial, that Targacept shall not be permitted to delay the progress of any Early Development Plan to await the results of any such Supplemental Activities or to transfer any responsibility to GSK for the conduct of any activities under the Early Development Plan and that no Option Period (or any other period for satisfaction of a GSK obligation hereunder) shall be extended to await the results of any such Supplemental Activities.

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3.3 Objectives; Targacept Diligence and Responsibilities.

3.3.1 Targacept Diligence. The goal of the collaboration is for Targacept to identify and develop a Leading Compound as an Option Compound for each Program, for a total of [********] Option Compounds for further Development and commercialization by GSK in the Territory (and, with respect to Co-promotion Products with respect to which Targacept exercises its Co-promotion Right, by Targacept and GSK in the United States) under the terms of this Agreement and, subject to the limitations on Targacept’s obligations after the exercise of a Program Option by GSK as set forth in Section 3.6.5, to have identified two (2) Backup Compounds or one (1) Backup Compound and one (1) Follow-On Compound to each Option Compound, and progressed, in addition to progressing an Option Compound to the completion of the PoC Package, each Backup Compound and Follow-On Compound to the Candidate Selection Stage, all in accordance with this Section 3.3.1. For each Program, Targacept shall use its Diligent Efforts to carry out and conduct the Research Program during the applicable Research Program Term in accordance in all material respects with the applicable Research Plan (except that the Pain 1 Program shall not have a Research Program) and the Early Development Program during the applicable Early Development Program Term in accordance in all material respects with the applicable Early Development Plans. To that end, Targacept shall dedicate to each Research Program and Early Development Program resources, and allocate personnel with an appropriate level of education, experience and training, consistent with the standard of Diligent Efforts applicable to Targacept.

3.3.2 Targacept Diligence Failure Event; Consequences. Subject to the last paragraph of this Section 3.3.2, in the event that, with respect to any Program, Targacept materially fails to conduct (i) the Research Program in the applicable Research Program Term, or (ii) the Early Development Program in the applicable Early Development Program Term, in each case in accordance with its diligence obligations under Section 3.3.1, then GSK shall have the right to allege a failure of diligence on the part of Targacept (a “Targacept Diligence Failure Event”) by written notice to Targacept referencing this Section 3.3.2, describing in reasonable detail the alleged Targacept Diligence Failure Event and stating its intention to pursue its remedy under this Section 3.3.2 if not cured; provided that in no event shall any act or failure to act by Targacept following receipt of such notice from GSK constitute an admission or create any implication that a Targacept Diligence Failure Event has in fact occurred. Subject to Section 3.3.3, upon receipt of such notice of a Targacept Diligence Failure Event, Targacept shall have a period of [********] in which to cure such Targacept Diligence Failure Event or, if Targacept has during such [********] period commenced and diligently continued

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conducting activities designed to cure such failure but such cure is not possible during such [********]-day period, Targacept shall have an additional [********] in which to cure such Targacept Diligence Failure Event. Upon conclusion of the applicable cure period, if Targacept has not cured such Targacept Diligence Failure Event, GSK shall have the right, exercisable not later than [********] after the end of the applicable cure period, unless extended by the written agreement of the Parties, to immediately (a) terminate such Research Program or Early Development Program with respect to which the Targacept Diligence Failure Event relates; and (b) obtain the remedy set forth in one of the two paragraphs below (whichever is applicable), which such remedy shall be the sole and exclusive remedy to GSK for such Targacept Diligence Failure Event. The Parties understand and agree that, due to the nature of the collaboration under this Agreement, damages to GSK resulting from a material breach by Targacept of its diligence obligations under this Agreement would be difficult to calculate accurately, and thus the remedy set forth below represents a rational relationship between the damages from the material breach of diligence on the one hand and the cumulative loss to GSK of its expectation interest and its lost investment and lost potential return on investment due to the upfront and milestone payments made hereunder.

In the case of a Targacept Diligence Failure Event of the type described in clause (i) above (but where there is at least one (1) Collaboration Compound from the applicable Program that has been nominated by Targacept as and determined by the JSC to be [********] as of the end of the applicable cure period) or clause (ii) above, that is uncured within the applicable cure period: (A) Targacept shall grant and does hereby grant, effective only in such event (subject to Section 3.3.3), to GSK an exclusive, worldwide license (with the right to sublicense) under all of Targacept’s rights and interest in and to the Targacept Diligence Failure Technology to research, develop, and commercialize in the Field the applicable [********] (i.e., the [********] that is the subject of the breached Early Development Program and up to [********] or the [********] with respect to such [********], but only if and to the extent any such [********] or [********] have previously been nominated by Targacept as such and determined by the JSC to be such, as provided herein) and to make, have made, use, sell, offer for sale, and import in the Field products incorporating any such up to [********] or any formulation or dosage or delivery form thereof, including, without limitation, any metabolite, prodrug, ester, salt, crystalline polymorph, hydrate or solvate thereof; and (B) GSK shall pay to Targacept a [********] percent ([********]%) royalty on the annual Net Sales of any such products. [********] or other [********] shall be [********] on account of the exclusive license described above and the grant of such license shall not count against any of GSK’s Program Options; provided, however, once such a license is triggered as provided in this Section 3.3.2, Targacept shall be released from all obligations hereunder with respect to the corresponding Program.

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In the case of a Targacept Diligence Failure Event of the type described in clause (i) above (where there is no Collaboration Compound from the corresponding Program that has been nominated by Targacept as and determined by the JSC to be [********]) that is uncured within the applicable cure period, (x) Targacept shall grant to GSK and does hereby grant effective only in such event (subject to Section 3.3.3), an exclusive, worldwide license (with the right to sublicense) under all of Targacept’s rights and interest in and to the Targacept Diligence Failure Technology to research, develop, and commercialize in the Field [********] in the applicable Program and up to [********] in such Program to be selected by GSK by written notice to Targacept given within [********] after the end of the applicable cure period, and to make, have made, use, sell, offer for sale, and import in the Field products incorporating any of such [********], including any formulation or dosage or delivery form thereof, and including, without limitation, any metabolite, prodrug, ester, salt, crystalline polymorph, hydrate or solvate thereof, and (y) GSK shall pay to Targacept a [********] percent ([********]%) royalty on the annual Net Sales of any such products. [********] or other [********] shall be [********] on account of the exclusive license described above, and the grant of such license shall not count against any of GSK’s Program Options; provided however, once such a license is triggered as provided in this Section 3.3.2, Targacept shall be released from all obligations hereunder with respect to the corresponding Program.

Notwithstanding anything herein to the contrary, in no event shall any acts or omissions of Targacept, individually or collectively, in connection with any (i) Targacept Post-Exercise Activities, (ii) research or Development activities with respect to any Backup Compound beyond Candidate Selection or, except with respect to Development pursuant to Section 3.7.4, Follow-On Compound beyond Candidate Selection, (iii) Development or commercialization of any Refused Candidate, Refused Candidate Product or Returned Licensed Product or (iv) other activity that constitutes a right but not an obligation of Targacept hereunder give rise to or otherwise support in any respect a Targacept Diligence Failure Event.

3.3.3 Dispute. In the event that Targacept in good faith disputes either the alleged Targacept Diligence Failure Event or whether the alleged Targacept Diligence Failure Event has been cured or cured on a timely basis, Targacept shall have the right to pursue such dispute in accordance with Section 14.1. During the entire time pending the final resolution of any such dispute, including without limitation, during mediation or arbitration, settlement negotiations or any other related legal proceeding, Targacept

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shall not grant any license to any Third Party under the Targacept Diligence Failure Technology with respect to the same subject matter, which would conflict or otherwise interfere with the potential exclusive license to GSK.

3.3.4 Targacept’s Responsibilities. With respect to each Program, and without limiting or modifying any obligation of Targacept expressly provided in any other relevant provision of this Agreement, during the applicable Research Program Term and Early Development Program Term and consistent in all material respects with the applicable Research Plan or Early Development Plan, as updated or amended from time to time, subject to the application and limitations of its Diligent Efforts and the last paragraph of Section 3.3.2, Targacept shall:

(a) manufacture, or have manufactured, the Collaboration Compounds prior to GSK’s exercise of its Program Option with respect thereto, including required bulk drug substance and clinical materials;

(b) conduct all research and development activities it reasonably determines are required, consistent with this Agreement, to identify and progress Progressed Compounds to [********].

(c) conduct the Preclinical Activities and, if a Collaboration Compound is nominated by Targacept as and determined by the JSC to be a Development Candidate, IND Studies, one (1) or more Phase 1 Clinical Trials and through and including the completion of the PoC Package for such Development Candidate, with each successive stage of Development being contingent on success at the previous stage;

(d) conduct [********] of each Development Candidate that is the subject of an Early Development Program and is expected to enter or has moved into a PoC Trial in a manner reasonably designed to [********];

(e) consider in good faith all reasonable suggestions received from GSK regarding any Research Program or Early Development Program; and

(f) perform such other obligations with respect to each Research Program and each Early Development Program as the JSC may assign to Targacept from time to time, subject to Section 2.3.4(a).

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3.4 Reports; Publication of Clinical Trial Results.

3.4.1 Reports. During the Research Term and the Early Development Term, Targacept shall provide reasonable progress updates [********] the JSC on the status of each Research Program and Early Development Program, including as and where appropriate summaries of data associated with Targacept’s research and development activities, updates with regard to its manufacturing plans and activities, and an assessment of the likelihood of and timetable for completion of the respective Programs and advancement of compounds to the next phase of research or Development, as applicable. Targacept shall use reasonable efforts to provide any such written summaries to JSC members at least [********] days in advance of the applicable JSC meeting.

3.4.2 Publication of Clinical Trials Results. Each of GSK and Targacept shall have the right to publish data or results from any Clinical Studies conducted by such Party, without requiring the consent of the other Party; provided that, after the exercise of its Program Option for a particular Program, (i) GSK shall also have the right to publish such clinical (but not preclinical) data or results generated by Targacept with respect to the Product Candidates in such Program [********] ([********] subject to compliance with the process set forth in Section 9.6.2) and (ii) Targacept shall not have the right to publish any such clinical data or results with respect to the Product Candidates in such Program without the prior consent of GSK, not to be unreasonably withheld, conditioned or delayed. The Parties shall discuss and reasonably cooperate in order to facilitate the process to be employed in order to ensure the publication of any such clinical data and results on the clinical trial registry of each Party, if and as required and applicable. In addition, each Party shall provide the Joint Patent Committee at least [********] prior notice to review any proposed publication of such clinical data or results for the purposes of enabling the preparation of any necessary Patent filings.

3.5 Research Plan and Collection of Data.

3.5.1 Research Plan. Each Research Program will be carried out by Targacept pursuant to a research plan (the “Research Plan”), which will outline, as appropriate: (i) discovery and research activities in connection with the identification and preclinical screening of Collaboration Compounds, including lead generation and lead optimization programs; (ii) identification and optimization of Backup Compound(s) or Follow-On Compound(s) and (iii) estimated timelines for completion of the studies and activities to be undertaken by Targacept thereunder. The outline for the Research Plans shall be the cascade identified by the Parties as of the

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Effective Date as the outline for the Research Plans. The outlined Research Plans will be finalized for review by the JSC as soon as practicable following the Effective Date, and thereafter shall be reviewed and modified as necessary at each meeting of the JSC (and at any other time upon the request of either Party) as appropriate to reflect material scientific or commercial developments and changes. Each Research Plan shall be updated by Targacept as needed to reflect material events or changes, but at least once per Contract Year, and all such updates shall be submitted to the JSC for its review and comment. It is expected that the level of detail required for each Research Plan will vary depending on the state of progression of Targacept’s efforts with regard to the corresponding Research Program (i.e., Research Programs at an earlier stage of development will have more detail in their respective Research Plans). It is understood by the Parties that the Research Plan is intended to be an outline of expected activities and does not represent a detailed embodiment of all activities that may be conducted under a given Research Program.

3.5.2 Data Integrity.

(a) Targacept acknowledges the importance to GSK of ensuring that the Research Programs are undertaken in accordance with the following good data management practices:

(i) data are being generated using sound scientific techniques and processes;

(ii) data are being accurately and reasonably contemporaneously recorded in accordance with good scientific practices by persons conducting research hereunder;

(iii) data are being analyzed appropriately without bias in accordance with good scientific practices;

(iv) data and results are being stored securely and can be easily retrieved; and

(v) where, pursuant to then-existing policies and procedures, Targacept’s senior management documents in writing its key decisions, it will use reasonable efforts to follow its internal procedures and policy, as applicable, so as to demonstrate or reconstruct key decisions made by such senior management during the conduct of the research and development activities under this Agreement.

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(b) Targacept agrees that it shall use reasonable efforts to carry out the Research Programs and Early Development Programs so as to collect and record any data generated therefrom in a manner consistent with the above requirements as set forth in clause (a) above.

3.6 Target Product Profiles; Development Candidate Selection; Backup Compounds and Follow-On Compounds.

3.6.1 Target Product Profiles. For each Program, a draft Target Product Profile shall be prepared by [********] and provided to [********] not later than [********] following the nomination by Targacept of a Development Candidate for such Program. [********] shall thereafter revise such TPP, in consultation with [********], in order to prepare the TPP for presentation to the JSC for adoption at its next scheduled meeting, subject to Section 2.3.4(b); provided that the TPP for each Program shall (i) be consistent with and not include or contemplate a target or profile different from the Indication and Protein Target Profile applicable for such Program and (ii) set as the objective for the Program [********], but not necessarily [********] to pharmaceutical commercialization. [********] may, in consultation with [********], update any TPP from time to time to specifically address the particular qualities and features of a particular Development Candidate or otherwise to reflect any material event or change; provided that no such TPP shall be changed after [********] following [********] receipt of notice of [********] completion of [********] a Development Candidate in such Program in any manner that would, in any material respect, increase the obligations of Targacept hereunder or make such obligations more costly or difficult to satisfy. It is understood and agreed that (A) the Target Product Profile is aspirational in nature, (B) any given Development Candidate may not meet [********] of a TPP, and (C) certain features of the TPP may only apply to [********] of a given Development Candidate (such as [********] of a [********] etc.).

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3.6.2 Nomination and Determination of Development Candidates, Back-Up Compounds and Follow-On Compounds.

(a) For each Program, Targacept shall in its sole discretion select a Collaboration Compound that it determines has completed the Development Candidate Activities and has achieved all or substantially all of the Development Candidate Criteria or is otherwise appropriate for nomination as a Development Candidate, if any, and shall nominate to the JSC such Collaboration Compound for determination as a Development Candidate. Subject to Section 2.3.4(a), the JSC shall review all relevant information and study results concerning each such proposed Development Candidate and, if it determines that a proposed Development Candidate has completed the Development Candidate Activities and satisfies all or substantially all of the material Development Candidate Criteria, shall determine such proposed Development Candidate to be a Development Candidate. In addition, substitutions of one Development Candidate for another shall be permitted, to the extent provided in Section 3.2.1, subject to Section 2.3.4(a).

(b) With respect to the Leading Compound (which, may include, if applicable, the Development Candidate) for each Program, Targacept shall in its sole discretion select up to (i) two (2) Collaboration Compounds that it determines qualify as Backup Compounds or (ii) one (1) Collaboration Compound that it determines qualifies as a Backup Compound and one (1) Collaboration Compound that it determines qualifies as a Follow-On Compound (or, solely in the case of the Pain 2 Program, [********] Collaboration Compounds that it determines qualify as Follow-On Compounds), in each case, if any, and for nomination as and for determination by the JSC to be a Backup Compound or Follow-On Compound, as the case may be. The JSC shall review all relevant information and study results concerning each such proposed Backup Compound or Follow-On Compound and, if it determines that it qualifies as such, shall determine such proposed Backup Compound or Follow-On Compound to be a Backup Compound or Follow-On Compound, as the case may be (it being understood by the Parties that, as reflected in the definition of Follow-On Compound, to qualify under this Agreement as a Follow-On Compound to a particular Leading Compound, a Collaboration Compound must be or be reasonably expected to be [********] such Leading Compound, [********] any Backup Compound to such Leading Compound, and, in the case of the Pain 2 Program, [********] any other Follow-On Compound). Upon [********], the JSC shall confirm, based on the data and results provided by Targacept, whether a previously determined Follow-On Compound continues to qualify as a Follow-On Compound, subject to Section 2.3.4(b).

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(c) From time to time prior to (i) [********], with respect to a Backup Compound, or (ii) meeting the [********], with respect to a Follow-On Compound, Targacept may nominate alternative Collaboration Compounds for a determination by the JSC to be a Backup Compound or a Follow-On Compound, as the case may be, in substitution for a previously determined Backup Compound or Follow-On Compound.

3.6.3 Decision whether to pursue Follow-On Compounds. With respect to the Leading Compound (which may be, if applicable, the Development Candidate) for each Program, Targacept shall have the right, but not the obligation, to conduct research and development to identify a Follow-On Compound (or, solely in the case of the Pain 2 Program, up to [********] Follow-On Compounds) for such Program.

3.6.4 Preliminary PoC Plan; Final PoC Criteria and PoC Trial.

(a) At the time of, and as part of the process of (i) nomination and determination of a Development Candidate or (ii) confirming that a Follow-On Compound determined prior to [********] continues to be a Follow-On Compound upon [********], the Parties, through the JSC or JPS, shall discuss and agree upon the appropriate preliminary development strategy and a preliminary plan for meeting the PoC Criteria, including the possible trial design and protocol for the PoC Trial and associated costs and timelines, it being understood that such trial design and timelines are merely provisional and preliminary and subject to modification (the “Preliminary PoC Plan”). Targacept shall have the right to reasonably rely on such Preliminary PoC Plan in undertaking its Phase 1 Clinical Trials of such Development Candidate or Follow-On Compound. Notwithstanding the foregoing and Targacept’s discretion in the overall conduct of the Research Programs and Early Development Programs, the final PoC Criteria and the final PoC Trial for such Development Candidate or Follow-On Compound shall be subject to the further design of the JPS and the review and approval of the JSC, and subject to Section 2.3.4(b).

(b) [********], in consultation with [********], shall ensure that the design and content of the PoC Trial and the content of the PoC Criteria are presented to the JSC for approval, subject to Section 2.3.4(b), within [********] following Targacept’s completion of a Phase 1 Clinical Trial (multiple rising dose) of the applicable Development Candidate.

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(c) With respect to each Program, if the total [********] costs and [********] expenditures for the PoC Trial (or, with respect to a Follow-On Compound, the equivalent of a PoC Trial) exceed [********] (as [********] from [********]): (i) the portion of such costs and expenditures which exceeds such limit shall be [********] for all or any portion of such excess; (ii) with respect to the PoC Trial, the lesser of (A) [********] of such aggregate amount [********] and (B) [********] will be [********] for such Program for which such PoC Trial is being conducted, [********] for such Program; and (iii) with respect to the equivalent of a PoC Trial for a Follow-On Compound, the lesser of (A) [********] of such aggregate amount [********] and (B) [********] will be [********] toward the [********] with respect to such Follow-On Compound. As used in this Section 3.6.4(c), (1) [********] shall include [********] those costs and expenditures which are attributable [********] the PoC Trial (or, in the case of a Follow-On Compound, the equivalent of a PoC Trial) [********] (including, for clarity and without limitation, [********] costs for [********] therefor) and (2) [********] shall be [********].

3.6.5 Targacept Rights to Conduct Post-Option Exercise Activities.

Notwithstanding anything in this Agreement to the contrary and without intending to limit or otherwise modify Targacept’s rights or responsibilities prior to GSK’s exercise of a Program Option, after the exercise by GSK of its Program Option for a given Program:

(a) Targacept shall have the right, but not the obligation, to conduct research and development to identify a Follow-On Compound (or, solely in the case of the Pain 2 Program, up to [********] Follow-On Compounds);

(b) with respect to each Backup Compound or Follow-On Compound for such Program, if such Backup Compound or Follow-On Compound has not [********] as of the exercise of such Program Option by GSK, Targacept shall [********] such Backup Compound or Follow-On Compound to the [********];

(c) with respect to a Follow-On Compound (whether nominated as such and determined to be such prior to or after exercise by GSK of its Program Option), Targacept shall have the right (unless the JSC determines at (but not after) the [********] that such compound no longer qualifies as a Follow-On Compound), but not the obligation, to [********] such Follow-On Compound [********] up to [********] the Follow-On Compound; provided that each such Follow-On Compound shall [********] be subject to [********]; and

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(d) upon GSK’s prior written approval (which, for clarity, may be evidenced by the unanimous approval by the JSC, in which event such approval may occur at a meeting), Targacept shall have the right, but not the obligation, to conduct research and development on any Backup Compound up to completion of the equivalent of the PoC Trial and PoC Package for the Backup Compound; provided that each such Backup Compound shall automatically be subject to GSK’s previously exercised Program Option; and

(e) upon GSK’s prior written approval (which, for clarity, (i) may be evidenced by the unanimous approval by the JSC, in which event such approval may occur at a meeting, and (ii) shall not be unreasonably withheld, conditioned or delayed (it being understood that it would be reasonable for GSK or its representatives on the JSC to withhold, condition or delay its approval if GSK reasonably expects that such research and development would [********] such Product Candidate for [********]), Targacept shall have the right, but not the obligation, to conduct research and development on any Product Candidate for one or more Additional Indications.

The activities described in clauses (a) – (e) above are collectively the “Targacept Post-Exercise Activities.” Each Targacept Post-Exercise Activity that is a Clinical Study designed to achieve Other Product Candidate PoC shall be designed by the JPS (or the JSC), subject to Section 2.3.4(b).

3.6.6 Ongoing Review. The Early Development Plan with respect to a Development Candidate (or, if applicable, other Progressed Compound), including the design and content of the PoC Trial, will be reviewed as necessary at each meeting of the JPS (and at any other time upon the request of either Party) and may be modified by the JPS or JSC as appropriate to reflect material scientific or commercial developments, subject to Section 2.3.4(b).

3.7 Early Development Plans and Conduct of Early Development Programs.

3.7.1 Establishment, Review and Approval of Early Development Plans.

(a) For each Development Candidate (or other Progressed Compound that reaches the Candidate Selection Stage, but only for which continued Development is to be conducted by Targacept pursuant to the terms of this Agreement (including, without limitation, after exercise by GSK of its Program Option, Section 3.6.5)), the JSC shall review and discuss Targacept’s

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proposed plan for IND Studies and Phase 1 Clinical Trials and other related Development activities. Based on these discussions, Targacept will prepare a detailed plan for the Development of the Development Candidate or, if applicable, other Progressed Compound (an “Early Development Plan”) for review by the JSC. For clarity, it is contemplated that, if any Program contains more than one Progressed Compound that (i) reaches the Candidate Selection Stage (by way of example, but without limitation, a Development Candidate and a Follow-On Compound) and (ii) is developed further by Targacept, each such Progressed Compound would have its own Early Development Plan.

3.7.2 Evaluation of PoC Trial Results. Following the conduct of (i) the PoC Trial for any Development Candidate, in the event that it determines that such Development Candidate meets the PoC Criteria, Targacept shall promptly notify GSK, in writing. The JSC will, at a special ad hoc meeting to be scheduled as soon as practicable, confirm that such Development Candidate meets the PoC Criteria. Targacept shall thereafter provide to GSK, or make available to GSK at Targacept’s offices or another mutually acceptable location, the PoC Trial Report as set forth in Section 4.2.

3.7.3 Timing for Providing PoC Trial Report. Targacept shall endeavor to provide GSK with a good faith estimate of the time that such PoC Trial Report will be available at least [********] in advance. In the event that such estimate of delivery date is found to be more than [********] off target date, GSK shall have [********] for the Option Period.

3.7.4 Development of Follow-On Compound under Circumstances of Section 3.2.3(x). Without limiting the rights of Targacept with respect to Follow-On Compounds pursuant to any other provision hereof, in the event that a Follow-On Compound in a given Program becomes a Development Candidate under the circumstances described in Section 3.2.3(x), then Targacept shall have the obligation to use its Diligent Efforts to Develop such Development Candidate (but shall have no obligation with respect to any other compound in such Program) for the remainder of the applicable Early Development Program Term.

3.8 Regulatory Matters.

3.8.1 Ownership. Targacept shall own and maintain all regulatory filings for Collaboration Compounds developed pursuant to this Agreement, including all INDs. Upon exercise by GSK of any Program Option, Targacept shall transfer to GSK ownership of such regulatory filings solely for the applicable Product Candidates, including all INDs for such Product Candidates, and provide

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GSK with copies of such INDs and other regulatory filings and all required preclinical and clinical data and results (including, for example, pharmacology, toxicology, formulation and stability studies). Notwithstanding the foregoing, Targacept shall not be obligated to transfer regulatory filings (including, without limitation, INDs), if any, with respect to any Backup Compound or Follow-On Compound in the Program subject to the Program Option exercised by GSK for which Targacept has the right to conduct Targacept Post-Exercise Activities; provided that Targacept and GSK shall cooperate in good faith with regard to such regulatory filings as needed to facilitate the orderly conduct of such Targacept Post-Exercise Activities and meet GSK’s reasonable needs in connection with the Development of such Product Candidates.

3.8.2 Adverse Event Reporting. Beginning on the Effective Date and continuing until such time, if any, that GSK exercises its Program Option with respect to a particular Program (or, solely with respect to Backup Compounds and Follow-On Compounds for which Targacept conducts Targacept Post-Exercise Activities, at such time as Targacept is no longer conducting such Targacept Post-Exercise Activities), Targacept shall be responsible for reporting all reportable adverse drug reaction experiences related to any Collaboration Compound (or, in the case of Targacept Post-Exercise Activities, only Backup Compounds and Follow-On Compounds) in such Program in connection with the activities of Targacept under this Agreement to the applicable Regulatory Authorities in the applicable countries in the Territory in which the Collaboration Compound is being developed, in accordance in all material respects with the laws and regulations thereof. Through the JSC, GSK shall have the right to review from time to time Targacept’s pharmacovigilance policies and procedures. GSK and Targacept agree to cooperate and use good faith efforts to ensure that Targacept’s adverse event database is organized in a format that is compatible with GSK’s adverse event databases.

3.8.3 Adverse Event Reports. Targacept shall provide copies of all reports filed as provided in Section 3.8.2 to GSK within [********] of such filing with a Regulatory Authority.

3.9 Exchange of Information. Subject in all cases to the provisions of Article 9, each of GSK and Targacept will share any Information directly relating to Collaboration Compounds that is generated in the course of the Parties’ activities hereunder with the JSC, in connection with JSC meetings, in order to facilitate each Party’s decision-making in connection therewith and to monitor the obligations of the Parties. All such exchanges of Information shall be coordinated by the Project Directors. The provision of all such Information shall be performed in a timely matter to accommodate all regulatory deadlines and promote compliance with the timelines set forth in any agreed plan.

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3.10 GSK Technology. Although Targacept will conduct the Research Programs and Early Development Programs, if (i) GSK in its sole discretion informs the JSC or JPS that it possesses certain GSK Technology pertaining to the use, administration or formulation of a particular Collaboration Compound that would be useful in any Research Program or Early Development Program or (ii) Targacept reasonably believes that GSK possesses any such useful GSK Technology, upon the reasonable request of Targacept, GSK, in its sole discretion, shall consider in good faith making the use of such GSK Technology available to Targacept solely for the limited purposes of conducting such Research Program or Early Development Program, subject in all cases to any existing obligations GSK may have to any Third Party and to the terms and conditions of this Agreement.

3.11 Subcontracting. Each Party shall have the right to engage Third Party subcontractors (which, may also include Third Party academic collaborators) to perform certain of its obligations under this Agreement. Any subcontractor to be engaged by a Party to perform a Party’s obligations set forth in the Agreement shall meet the qualifications typically required by such Party for the performance of work similar in scope and complexity to the subcontracted activity. Notwithstanding the foregoing, either Party engaging a subcontractor hereunder (including for the performance of Clinical Studies) shall remain responsible and obligated for such activities and shall in all cases retain or obtain any and all intellectual property created by such subcontractor in the conduct of, and that is directly related to, such subcontracted activity, at least on a non-exclusive or option to license basis, at the sole cost and expense of the Party engaging such subcontractor. To the extent that (i) any such subcontracted work is designed to involve the conception of new compositions of matter or method of use or treatment for an Indication and (ii) an assignment, an exclusive commercial license or a first or exclusive option to acquire an exclusive commercial license cannot be obtained with respect to such intellectual property from such subcontractor, prior to entering into such arrangement with such subcontractor, such Party shall bring such matter to the Joint Patent Committee in writing in a timely fashion in order to seek the review and prior unanimous written consent from the Joint Patent Committee (which, for clarity, may occur at a meeting) to enter into such an arrangement, such consent not to be unreasonably withheld, conditioned or delayed. To the extent that any exclusive license to such intellectual property from such subcontractor would be necessary or reasonably useful to further Develop or commercialize Licensed Products for any of the

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Indications hereunder, Targacept shall be solely responsible for satisfying all such license costs and fees of any type or kind to be owed to such Third Party contractor, including without limitation, upfront fees, annual fees, milestone payments and royalties, to the extent any such intellectual property pertains to the use of a Progressed Compound for an Indication of a Program hereunder, or to the method of use, method of manufacture or composition of matter of any Progressed Compound that would be licensed to GSK hereunder by the exercise of a Program Option.

3.12 Non-Commercial Supply of Compounds. Targacept shall supply to GSK reasonable quantities of bulk active Development Candidate or other Progressed Compound as reasonably required for any Supplemental Activities permitted hereunder. The price for supply by Targacept of such quantities of Development Candidate or other Progressed Compound shall be [********]. Following GSK’s exercise of a Program Option with respect to any Program: (i) Targacept shall transfer to GSK any then existing “on-hand” supplies of the Product Candidates subject to the Program Option exercised by GSK (provided that Targacept may retain sufficient quantities of any such Product Candidate that is a Backup Compound or Follow-On Compound for which Targacept has the right to conduct Targacept Post-Exercise Activities) for a price equal to [********]; and (ii) the Parties will work together to assign any Third Party manufacturing arrangements with respect to such Product Candidates to GSK; or (iii) where an assignment is not practicable or otherwise not preferable to GSK, Targacept will cooperate in good faith with GSK in order to facilitate a suitable manufacturing arrangement between GSK and any Third Party manufacturer with which Targacept has a business or contractual relationship for manufacture or supply of such Product Candidates.

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ARTICLE 4

GSK’S PRODUCT OPTION RIGHTS

4.1 Program Options.

4.1.1 Scope of Program Option. Targacept hereby grants to GSK with respect to each Program the exclusive right, exercisable at GSK’s sole discretion in accordance with Section 4.3, to elect to obtain exclusive worldwide rights to continue to Develop and commercialize the Option Compound in such Program, if any (and, if there is an Option Compound, the other up to two (2) (or, solely in the case of the Pain 2 Program, up to [********] Progressed Compounds in such Program that have been nominated by Targacept as such and determined by the JSC to be such as provided herein, if any), as Product Candidates and Licensed Products under the terms and conditions set forth in this Agreement (each such right to elect, a “Program Option”). Such Option Compound, together with the other up to two (2) Progressed Compounds in such Program, if any, are included within and subject to a single Program Option exercise. For clarity, the exercise by GSK of a Program Option with respect to a given Program shall be specific to the Program’s set of Progressed Compounds only.

4.1.2 Option Compound and Other Progressed Compounds. Following exercise of its Program Option with respect to any Program and pursuant to the resulting exclusive worldwide license to GSK in accordance with the terms and conditions of Article 5, GSK may, in its sole discretion but subject to its obligation to use Diligent Efforts and Section 5.3.3, (i) [********] the other Progressed Compounds, if any, [********] for continued Development and commercialization as and into a Licensed Product, or (ii) Develop either or both of the other Progressed Compounds in addition to the Option Compound and commercialize it or them as and into Licensed Products.

4.1.3 No Inconsistent License Grant. With respect to each Program, during the Research Program Term and any Early Development Program Term, Targacept will not grant to any Third Party rights to any Targacept Technology that are inconsistent with or that would interfere with the grant of the license that would result from the exercise of the Program Option by GSK hereunder. For the avoidance of doubt, the Parties understand and agree that, with respect to each Program, GSK’s Program Option, as described herein and subject to the terms hereof, shall be an exclusive option with respect to the Progressed Compounds in such Program and until such time (if any) as (i) GSK declines to exercise or permits to lapse its Program Option or (ii) such Program’s

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Early Development Program Term (or, if none, such Program’s Research Program Term) expires without there being an Option Compound), Targacept shall not have the right to offer or negotiate with any Third Party with respect to the grant to such Third Party of any right or license or other encumbrance of any kind in or to any of the Progressed Compounds in such Program or the relevant Targacept Technology. Subject to the effect of Section 5.5, each Program Option exercised by GSK shall be irrevocable.

4.2 PoC Trial Reports. Once a Development Candidate has been determined to meet the PoC Criteria by the JSC to be an Option Compound, Targacept shall, within [********] of such occurrence (unless impractical depending on the nature of the applicable PoC Trial and the data generated thereunder), provide or make available to GSK at Targacept’s offices or another mutually acceptable location a data package containing all analysis, results [********] from the PoC Trial for such Option Compound, as well as any previously undisclosed preclinical or clinical data generated or any related correspondence or information received from or sent to any Regulatory Authority relating to the Progressed Compounds then known to be subject to the Program Option, in each case to assist and enable GSK to make its decision on whether to elect to exercise its Program Option (the “PoC Trial Report”). For clarity, the PoC Trial Report need not include the final report from any particular preclinical study or Clinical Study but shall include all resulting data and results reasonably expected to be pertinent to such decision. However, Targacept shall provide each applicable final report to GSK as soon as reasonably practicable following its receipt or completion by Targacept.

4.3 Exercise of Program Options.

4.3.1 Option Period/Triggering of Options; HSR and Equivalent.

(a) Subject to Sections 4.3.1(b), 6.3 and 13.1, GSK may exercise its Program Option, if any, with respect to any Program only by delivering to Targacept a written notice of exercise, not later than [********] (as may be extended as provided below pending clearance under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 (15 U.S.C. §18a), as amended (“HSR”), and, in any case, subject to Section 3.7.3) after the applicable PoC Trial Report is provided or made available to GSK (such date, the “Report Date”), specifying the Program (and corresponding Progressed Compounds) as to which the Program Option is being exercised. The period extending from the Report Date until [********] after the Report Date, or such later date as the Parties may mutually agree, is the “Option Period”; provided that GSK agrees that, if it determines not to exercise a Program Option prior to expiration of the Option Period, it shall in good faith provide written notice to Targacept promptly upon such determination and the

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date on which any such notice is given shall constitute the last day of the Option Period. GSK shall use reasonable efforts to determine within [********] following receipt of the PoC Trial Report whether the exercise of any Program Option by GSK requires notifications to be filed by either or both Parties with either or both of the U.S. Federal Trade Commission and the U.S. Department of Justice (or any U.S. governmental authority which may hereafter have responsibility for such matters) under HSR, or with relevant foreign governmental authorities under any similar foreign law (each, a “Relevant Authority”). If either Party reasonably determines in good faith, based on advice of counsel, that any such notification is required: (i) the Parties shall (A) reasonably cooperate with each other to coordinate, diligently prepare and file such notifications promptly after it is determined that such filing(s) is required, provided that all filing, registration or similar fees associated therewith shall be borne by GSK, and (B) use reasonable efforts to respond promptly to any requests for additional information made by any Relevant Authority and to cause the waiting period (or any extension thereof) under HSR or any similar foreign law to terminate or expire at the earliest possible date after the date of filing; and (ii) the Option Period shall be extended automatically for [********] from the expiration of the original Option Period (the “Option Period Extension”) in the event that (A) the HSR (or similar foreign law) initial waiting period is still pending or (B) a “Second Request” was received from a Relevant Authority in connection with such filing during the original Option Period or the then-current Option Period Extension, as the case may be, such Party diligently prepares and promptly submits a response and clearance has not been granted upon expiration of the original Option Period or the then-current Option Period Extension, as the case may be; provided that GSK agrees that, if it determines not to exercise a Program Option prior to expiration of the applicable Option Period Extension, it shall in good faith provide written notice to Targacept promptly upon such determination and the date on which any such notice is given shall constitute the last day of the Option Period Extension. In the event that HSR (or similar foreign law) clearance has still not been granted upon expiration of any Option Period Extension where the date of such expiration is at least [********] from the date of the first such HSR or similar foreign filing by GSK, then Targacept and GSK shall promptly meet to discuss in good faith whether an additional Option Period Extension is merited. In such event, such additional Option Period Extension shall only be effective with the [********], not to be [********] can demonstrate a [********], based on documented correspondence from each Relevant Authority, that such HSR (or similar foreign law) clearance is or will more likely than not be forthcoming. In the event that HSR (or similar foreign law) clearance is not granted upon expiration of the original Option Period or applicable Option Period Extension, as the case may be, such Program Option shall be deemed to have [********]; provided that, in such event and notwithstanding

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anything to the contrary set forth herein, (i) Targacept’s obligation to pay any Refused Candidate Royalties (or, solely to the extent applicable, GSK Reverse Royalties) shall only be operative and effective with respect to the [********] in the Program subject to such Program Option if and to the extent such payment would be lawful and (ii) if such payment would not be lawful, Targacept and GSK shall negotiate in good faith with an objective of [********] to such [********].

(b) Notwithstanding Section 4.3.1(a), solely upon the mutual written agreement of the Parties (but subject to satisfaction of all HSR or similar foreign law requirements as described in Section 4.3.1(a)), GSK shall have the right to exercise a Program Option prior to the Report Date (including, for clarity, where a Development Candidate does not become an Option Compound) at any time; provided that the Product Candidate in the Program subject to such early exercise of a Program Option shall be the Leading Compound, which shall upon such early exercise be deemed to be an Option Compound, and, if applicable, up to two (2) other Progressed Compounds theretofore or thereafter nominated by Targacept as and determined by the JSC to be Backup Compounds or Follow-On Compounds, as applicable, in accordance with the terms hereof.

(c) For clarity, the Parties understand and agree that, except with regard to the Pain 1 Program under circumstances where (i) TC-2696 becomes an Option Compound, (ii) GSK does not exercise its Program Option and (iii) TC-6499 becomes an Option Compound, and without limiting the applicability of Section 3.2.3(x), that, for each Program there is one (1) Program Option, regardless of the total number of successful PoC Trials for Progressed Compounds under such Program and regardless of the number of different formulations, methods of delivery, prodrugs, esters, salts, crystalline polymorphs, hydrates or solvates thereof which are Developed for such Progressed Compounds. It being understood, however, that Targacept shall have no obligation to pursue any such different formulations, methods of delivery, prodrugs, esters, salts, crystalline polymorphs, hydrates or solvates thereof.

4.3.2 Expiration of Program Option; Refused Candidates. If GSK does not exercise its Program Option with respect to a particular Program within the Option Period (or, for clarity, if the Early Development Program Term (or, if none, Research Program Term) for a particular Program expires without there being an Option Compound), then GSK’s Program Option shall expire with respect to such Program and Targacept shall thereafter have all rights, itself or through or with an Affiliate or Third Party, to develop and commercialize all Collaboration Compounds in such Program at Targacept’s sole expense, without restriction, and shall also have

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the license from GSK as set forth in Section 5.1.4. Solely with respect to products, including any formulation or dosage or delivery form thereof, containing or comprising a Refused Candidate (“Refused Candidate Products”), Targacept shall pay to GSK Refused Candidate Royalties as set forth in Section 6.7.1. “Refused Candidates” means the [********] as of the last day of the Option Period (or, if earlier, the date on which GSK notified Targacept that it would not exercise the Program Option) in each Program for which there is both an Option Period and an unexercised Program Option.

ARTICLE 5

GRANT OF RIGHTS; COMMERCIALIZATION

5.1 License Grants; Sublicenses.

5.1.1 License to Targacept for the Conduct of Research Programs and Early Development Programs. GSK hereby grants to Targacept a non-exclusive, non-royalty bearing, worldwide license to use the GSK Technology only as necessary or reasonably useful to conduct any Research Program or Early Development Program during the Research Program Term or Early Development Program Term, respectively.

5.1.2 License to GSK Resulting from Program Option Exercise for further Development and Commercialization. On a Program Option-by-Program Option basis, subject to the terms and conditions of this Agreement and effective only upon GSK’s exercise of its Program Option for a particular Program, Targacept shall be hereby deemed to have granted in such event the exclusive (even as to Targacept, except as provided below), right and license (or sublicense) in the Territory, with the right to grant sublicenses (subject to Section 5.1.6), under all of Targacept’s rights, title and interest in and to the Targacept Technology, to make, have made, use, sell, offer for sale and import the Product Candidates in the Program for which such Program Option has been exercised as and into Licensed Products in the Field during the Term; provided that, for clarity, except as expressly provided in Section 3.3.2 or in Article 12, (i) Targacept does not grant any license (or sublicense) to GSK under this Agreement with respect to any Program or any Collaboration Compound unless and until, following research and Development conducted hereunder, there is an Option Compound in such Program and GSK validly exercises its Program Option for such Program in accordance with the terms hereof, and (ii) no license granted under this Section 5.1.2 shall preclude Targacept from, and Targacept expressly reserves all rights with respect to (A) any action as may be necessary or reasonably useful to conduct Targacept Post-Exercise Activities, to conduct promotional

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activities for Co-promotion Products or otherwise to exercise its rights or perform its obligations as expressly stated hereunder or (B) the exploitation of Targacept Technology for any purpose that is not within the terms of exclusive license granted in this Section 5.1.2, subject to Section 7.1.

5.1.3 Trademarks for Licensed Products or Returned Licensed Products. To the extent that Targacept owns any trademark(s) in any country that applies exclusively to a Product Candidate and that GSK believes would be necessary or reasonably useful for the commercialization and sale of the corresponding Licensed Product in such country, Targacept shall assign its rights and title to such trademark(s) to GSK reasonably in advance of GSK’s anticipated First Commercial Sale of such Licensed Product in such country, upon the reasonable request by GSK. GSK shall assign to Targacept trademarks with respect to Returned Licensed Products to the extent provided in Section 5.5.2.

5.1.4 License to Targacept for Refused Candidates, Refused Candidate Products and Returned Licensed Products. GSK hereby grants to Targacept an exclusive (solely for the purposes expressly set forth below and even as to GSK) worldwide license to use the GSK Technology, with the right to grant sublicenses, to research, develop, have developed, make, have made, use, import, offer to sell and sell (including, without limitation, through distributors or wholesalers) Refused Candidates and Refused Candidate Products; provided that no license granted under this Section 5.1.4 shall preclude GSK from, and GSK expressly reserves all rights with respect to, the exploitation of GSK Technology for any purpose that is not within the terms of exclusive license granted in this Section 5.1.4, subject to Section 7.2. The license grant from GSK to Targacept with respect to Returned Licensed Products is set forth in Section 5.5.2.

5.1.5 License to Targacept for Co-promotion Products. GSK hereby grants to Targacept a co-exclusive (with GSK) license to use the GSK Technology only as necessary or reasonably useful to conduct promotional activities in the United States for any Co-promotion Product, subject to the terms and conditions hereof.

5.1.6 Sublicensing. To the extent either Party is permitted to grant sublicenses under the licenses granted to it under this Section 5.1, such Party shall have the right to grant such sublicenses through multiple tiers of sublicensees; provided that: (i) any such sublicense is consistent with and subject to the terms of this Agreement (including, without limitation this Article 5) and shall terminate automatically upon termination of the corresponding license hereunder; (ii) such Party shall provide written notice to the

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other Party of any such sublicense and provide copies to the other Party of each such sublicense (with confidential and financial information redacted) promptly after the execution thereof; (iii) neither Party shall be relieved of its obligations pursuant to this Agreement as a result of such sublicense; and (iv) notwithstanding the foregoing or anything to the contrary set forth herein, GSK shall not, without the prior approval of Targacept (such approval not to be unreasonably withheld, conditioned or delayed), grant any such sublicenses that include the right of the Sublicensee to market or sell a Licensed Product in a Major Country (excluding arrangements with distributors, wholesalers or manufacturers customary in the industry).

5.1.7 Use of Names; Logo. To the extent permitted under applicable laws and regulations, the packaging and labeling for Licensed Products will bear both GSK and Targacept names and logos, and such names and logos will be presented with substantially equivalent prominence in any product presentations, exhibit booths, conferences or promotional materials or activities. Except as provided in Section 5.1.3, no right or license, express or implied, is granted to GSK to use any trademark, trade name, trade dress or service mark owned or Controlled by Targacept or any of its Affiliates.

5.1.8 No Implied Licenses. No license or other right is or shall be created or granted hereunder by implication, estoppel or otherwise. All such licenses and rights are or shall be granted only as expressly provided in this Agreement.

5.2 Technology Transfer after Exercise by GSK of a Program Option.

5.2.1 Generally. After GSK exercises its Program Option for a particular Program, Targacept shall as soon as reasonably practicable deliver to GSK, to the extent in Targacept’s possession and Control and necessary for the exercise by GSK of the rights granted under Section 5.1.2: (a) at no cost to GSK, copies of all applicable clinical and protocol results, analytical methodologies, bulk and final product manufacturing processes, batch records, vendor information, validation documentation, regulatory documentation, patent information, all regulatory filings, transfer of information related to regulatory information and filings, all preclinical and clinical data, adverse event data, all regulatory correspondence, analyses, manufacturing data, applicable reference standards; and (b) for a price to GSK equal to [********], all bulk drug substance or other materials used to manufacture the applicable Product Candidate. Targacept shall use reasonable efforts with respect to those activities for which it is responsible to ensure orderly transition and uninterrupted development of Product Candidates. Notwithstanding the foregoing, Targacept shall not

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be obligated to transfer any of the foregoing with respect to any Backup Compound or Follow-On Compound in the Program subject to the Program Option exercised by GSK for which Targacept has provided written notice to GSK that it intends to exercise its right to conduct Targacept Post-Exercise Activities pursuant to Section 3.6.5; provided that Targacept and GSK shall cooperate in good faith with regard to the foregoing to facilitate the orderly conduct of such Targacept Post-Exercise Activities and meet GSK’s reasonable needs in connection with the Development of such Product Candidates.

5.2.2 Continuing Cooperation. Upon the transfer described in Section 5.2.1, and for a [********] period thereafter, Targacept shall use reasonable efforts, at no cost to GSK, to cooperate with GSK to provide GSK with any other Targacept Technology, as it may be developed or identified, to which GSK has a right or license under this Agreement. Upon the transfer described in Section 5.5.2, and for a [********] period thereafter, GSK shall use reasonable efforts, at no cost to Targacept, to cooperate with Targacept to provide Targacept with any other GSK Technology, as it may be developed or identified, to which Targacept has a right or license under this Agreement.

5.2.3 Additional Services. In the event that GSK requests Targacept to provide GSK with any materials or services beyond those set forth in Sections 5.2.1 and 5.2.2 or any other provision hereof, such materials or services shall be scheduled and provided by Targacept to GSK on such terms and conditions as may be mutually agreed between the Parties at the time of any such request, but only if the Parties mutually desire to engage in the provision of such additional materials or services. In the event that Targacept requests GSK to provide Targacept with any materials or services beyond those set forth in Sections 5.2.2 and 5.5.2 or any other provision hereof, such materials or services shall be provided by GSK to Targacept on such terms and conditions as may be mutually agreed between the Parties at the time of any such request, but only if the Parties mutually desire to engage in the transfer or provision of such additional materials or services.

5.3 Product Candidate Commercialization Program.

5.3.1 Commencement; Term. With respect to each Program for which GSK exercises its Program Option, GSK shall promptly commence and pursue a program of ongoing Development and commercialization for the Option Compound that has become a Product Candidate as soon as practicable after such exercise by GSK and receipt from Targacept of all reasonably required materials to proceed with further Development with respect to such Product Candidate (the overall program for all Product Candidates referred to as the “Product Candidate Commercialization Program”).

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5.3.2 GSK Diligence; Responsibilities. During the Product Candidate Commercialization Program, without limiting or modifying any obligation of GSK expressly provided in any other relevant provision of this Agreement, GSK shall use its Diligent Efforts to Develop and commercialize each Option Compound (and each [********] that achieves [********] based on completion [********] of the equivalent of [********] for such [********]) as and into a Licensed Product in the Field. Subject expressly to (i) its obligation to use Diligent Efforts with respect to the foregoing and (ii) the requirements of this Section 5.3.2 and Section 5.3.3, GSK shall be entitled to make all decisions in good faith with respect to the progression of the Development and commercialization of any Product Candidate in any country and for any use in the Field or to discontinue the Development, or [********] commercialization of any such Product Candidate. In particular, GSK, either itself or by and through its Affiliates, Sublicensees or contractors, shall be responsible for and shall have sole decision-making authority with respect to, and shall have the exclusive right to engage in, all further Development, manufacturing, marketing, advertising, promotional, launch, commercialization and sales activities in connection with the further Development, commercialization, sales and marketing of the Product Candidates and Licensed Products, subject to Targacept’s right to conduct Targacept Post-Exercise Activities and to Targacept’s Co-promotion Rights, each as expressly provided in this Agreement. For the avoidance of doubt, the Parties understand and agree that GSK’s diligence obligations under this Agreement shall not apply to any Backup Compound with respect to an Option Compound and shall apply to a Follow-On Compound with respect to a particular Option Compound only to the extent provided in this Section 5.3.2.

As part of the Product Candidate Commercialization Program, GSK shall, subject to the application and limitations of its Diligent Efforts:

(a) conduct all Clinical Studies following the PoC Trial for the Product Candidate(s);

(b) conduct additional formulation development of Product Candidates as and if deemed necessary or appropriate by GSK and as consistent with the Product Candidate Commercialization Program;

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(c) be responsible for preparing and filing all regulatory filings for Product Candidates, including all NDAs;

(d) manufacture or have manufactured (including process development and scale up) all bulk drug substance or drug product material with respect to Product Candidates for ongoing Development and commercial requirements, consistent with applicable laws and regulations;

(e) own all NDAs, Marketing Approvals and other regulatory filings and approvals, and all brands and trademarks for the Product Candidate(s) and Licensed Products in the Territory;

(f) prepare and execute Product Marketing Plans for each of the Licensed Products in the Territory, and all promotional and selling materials for use in connection with the sale of Licensed Products;

(g) conduct, or cause to be conducted, manage and oversee all analysis and other support necessary with respect to the manufacture, marketing and sale of all Licensed Products in the Territory;

(h) consider in good faith all reasonable suggestions received from Targacept regarding the Product Candidate Commercialization Program;

(i) consider in good faith any reasonable concerns Targacept may have regarding the launch of Licensed Products within various marketing regions of the Territory and in all cases promptly respond to Targacept regarding such concerns; and

(j) maintain records, in sufficient detail, which shall be complete and accurate and shall fully and properly reflect all work done and results achieved in connection with the Product Candidate Commercialization Program in the form required under applicable laws and regulations.

5.3.3 Specific Development Commitment; Launch in Major Countries.

(a) Without limiting the generality of Section 5.3.2, with respect to each Option Compound ([********] that achieves [********] based on completion [********] of the equivalent of [********] for [********]), GSK [********] in each case, shall (i) [********] with respect to which the PoC Trial (or equivalent with respect to [********] that achieves Other Product Candidate

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PoC) had been conducted [********] completion of [********] described in [********] for cause for a [********] as needed in the event that [********] for needing [********] that would reasonably be expected to [********] and (ii) use its Diligent Efforts [********]; and

(b) With respect to [********] each Licensed Product, in the event that GSK is (i) not using Diligent Efforts to [********] such Licensed Product [********] or (ii) not [********] such Licensed Product [********] where such failure to [********] would [********] a failure to exercise Diligent Efforts [********] then: (A) all licenses from Targacept to GSK with respect to such Licensed Product [********] shall terminate (as if [********] as applied to such Licensed Product); (B) such Licensed Product shall be a [********] with respect to [********] and Targacept shall have the same licenses from GSK and the same obligations to GSK with respect to such Licensed Product [********] as Targacept has for [********]; and (C) Targacept or any Affiliate or licensee thereof shall have [********]. [********] in a manner consistent with [********] for the Licensed Product, to the extent such [********] is (1) [********] or [********], as the case may be [********] and (2) timely provided to Targacept (collectively, the “[********] Conditions”), until [********] of such [********] is completed [********] (but not longer than [********] from the date [********]); provided that if: (x) the [********] Conditions apply; (y) after [********] of such [********] Licensed Product is completed in [********], such [********] is commercialized by Targacept or any Affiliate or licensee thereof [********] in a manner that materially and adversely affects [********]; and (z) GSK provides written notice accompanied by documentary evidence to such effect to Targacept (and, if the commercializing party, any Affiliate or licensee thereof), then Targacept or, if the commercializing party, any Affiliate or licensee thereof shall, to the extent permitted under applicable law, reasonably promptly (taking into account the then-existing circumstances) modify the manner of its commercialization such that it no longer has such material adverse effect [********] or [********], as the case may be, or shall forfeit the rights arising under this Section 5.3.3(b) in [********]. For clarity, and without limiting any other provision of this Agreement, any dispute regarding the application or enforcement of this Section 5.3.3(b) shall be subject to the provisions of Section 14.1.

Notwithstanding the foregoing and for the avoidance of doubt, Targacept acknowledges and agrees that in the event it (or its Affiliates or licensee) commercializes a Returned Licensed Product [********] pursuant to this Section 5.3.3, then, subject to applicable law, Targacept shall, or shall cause its Affiliates or licensee to, sell Returned Licensed Product [********] and shall not

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sell such Returned Licensed Product to any Third Party that Targacept (or its Affiliates or licensee) reasonably believes is going to sell such Returned Licensed Product, directly or indirectly, [********], unless mutually agreed in writing by the Parties. If Targacept (or its Affiliate or licensee) becomes aware that any of its customers has [********] such Returned Licensed Product [********] or [********] such Returned Licensed Product [********], or knows or should know that a customer intends to [********] such Returned Licensed Product [********] or [********] such Returned Licensed Product [********], Targacept shall, or shall cause its Affiliates and licensees to, to the extent permitted under applicable law, use commercially reasonable efforts to cause such customer to cease such [********] activities.

5.3.4 Pharmacovigilance. Except as otherwise provided in Section 3.8.2, after GSK exercises its Program Option with respect to any Program, GSK shall be responsible for maintaining a safety database with respect to the Product Candidates in such Program and reporting all adverse drug reaction experiences related to any such Product Candidate in connection with the activities of GSK under this Agreement to the applicable Regulatory Authorities in the countries in the Territory in which such Product Candidate is being Developed, in accordance with the laws and regulations of the relevant countries and Regulatory Authorities and GSK’s internal policies.

5.4 Targacept Co-Promotion Rights.

5.4.1 Scope and Exercise.

(a) Subject to Section 13.1, with respect to each Co-promotion Product, at any time prior to the date that the FDA [********] for such Co-promotion Product, Targacept shall have the option to Co-promote such Co-promotion Product (the “Co-promotion Right”) for the Pain Indication only to specialists and hospital physicians in the United States [********] (the “Target Professionals”), by providing up to [********] percent ([********]%) (as determined in good faith by Targacept) of the requisite detailing effort (as determined in good faith by GSK) to the Target Professionals as set forth in the Product Marketing Plan for such Co-promotion Product. The specific terms of Targacept’s Co-promotion shall be set forth in a definitive Co-promotion agreement, which will incorporate and be consistent with all of the terms and conditions described in this Section 5.4 and include such other reasonable and customary terms as would be typically be included in a co-promotion agreement governing a similar relationship and shall provide that no breach by Targacept of any Co-promotion Agreement shall be deemed a breach of this Agreement (the “Co-promotion Agreement”). The Co-promotion Agreement will be drawn up by both Parties in good faith following exercise by

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Targacept of the Co-promotion right with respect to any Co-promotion Product and shall be consistent with the Product Marketing Plan. Targacept’s Co-promotion right shall be [********] activities to be described in the Co-promotion Agreement, and shall not include [********] GSK shall provide to Targacept for its review and comment the Product Marketing Plan for each Co-promotion Product a reasonable time prior to execution of the applicable Co-promotion Agreement, which comments it shall consider in good faith, and shall thereafter provide updates at least [********]. GSK will book sales for each Co-promotion Product, manage distribution and managed care contracting and will [********] for the Co-promotion Product.

(b) At least (i) [********] prior to the launch of a Co-promotion Product for which Targacept has exercised its Co-promotion Right and in any event prior to execution of the applicable Co-promotion Agreement, GSK shall provide Targacept in writing its proposed detail allocation and geographic responsibilities for such Co-promotion Product and other relevant information sufficient to enable Targacept to understand the actual level of Co-promotion activity it will be required to provide and afford Targacept adequate time to recruit, evaluate and hire its sales force and have it trained and (ii) [********] prior to the planned launch of such Co-promotion Product, Targacept shall have employed a sufficient number of sales representatives as would reasonably be expected to be required to fulfill its obligations under the Co-promotion Agreement, or may waive its right to Co-promote the Co-promotion Product. GSK, at its sole expense, will develop and supply all promotional and marketing materials used to promote the Co-promotion Product in the United States (provided that the quantities of such promotional and marketing materials for each Co-promotion Product shall be allocated to the Parties in proportion to the number of representatives engaged by each Party to Co-promote such Co-promotion Product), as well as all product-specific training materials and trainers for the training of the Targacept sales representatives (excluding [********] which shall be [********] Targacept). Targacept will use only GSK-approved promotional messages and materials and will comply with the GSK commercial practices and policies in effect during the Co-promotion period as such are communicated in writing to Targacept. Subject to the preceding sentence, Targacept’s Co-promotion activities will be conducted in accordance with all applicable laws and regulations (including, without limitation, those promulgated by the FDA and the Division of Drug Marketing and Communications). Targacept shall be responsible for ensuring that its sales force representatives have comparable levels of knowledge, experience and skills as other sales representatives employed by GSK and

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[********], at the time of such training (in each case, to the extent that GSK provides such information to Targacept in writing). Targacept’s sales force representatives shall attend, as appropriate in view of GSK’s policies and practices, such training seminars as are held for GSK’s own sales force representatives. Targacept must commit to detailing the applicable Co-promotion Product in [********] at least for a period of [********] from the date of launch thereof in the United States. Targacept shall not have the right to conduct any of its Co-promotion activities or responsibilities [********]. Subject to Targacept’s right to provide the level of Co-promotion specified in Section 5.4.1(a) to the Target Professionals, GSK shall not be restricted in its promotional and selling efforts to any specialist, hospital or general practice physicians, and Targacept shall have no rights to detail or otherwise promote Licensed Products to family practitioners, internal medicine or any other general practice physicians. For clarity, Targacept’s Co-promotion Rights shall apply only to Co-promotion Products and [********] for the Pain Indication.

5.4.2 Sales Force Costs paid by Targacept; [********] Payments by GSK. Except as provided in Section 5.4.1, Targacept shall be responsible for all costs associated with establishing and maintaining its sales force to conduct such Co-promotion activities. This will include, but not be limited to, the costs of recruiting, non-product specific training, salaries, and performance incentives or bonuses as appropriate. As the [********] to Targacept for its activities hereunder with regards to Co-promotion, GSK shall pay Targacept [********] as defined in the Product Marketing Plan [********] at that time and [********] of Targacept’s [********] for the Co-promotion Product.

5.4.3 [********]. In no event shall Targacept’s Co-promotion Right or any license granted to Targacept under Section 5.1.5 or under any Co-Promotion Agreement be [********] in any way by Targacept.

5.5 Returned Licensed Products.

5.5.1 Termination of Development by GSK. In the event that GSK exercises its Program Option with respect to any Program and thereafter determines in good faith, for any reason, to cease the Development and commercialization of a Product Candidate or Licensed Product in such Program, either [********] or [********], (i) GSK shall provide Targacept written notice of such intent in accordance with Section 12.3 and shall be deemed to have terminated all of its rights to such Product Candidate (and any product containing or comprising such Product Candidate) or Licensed Product and (ii) thereupon, such Product Candidate (or

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product containing or comprising such Product Candidate) or Licensed Product shall be deemed a “Returned Licensed Product,” subject to the provisions of this Section 5.5, and shall no longer be a Licensed Product.

5.5.2 Effects of Termination; License to Targacept. Upon any such termination (a) all licenses in and to the Targacept Technology for such Returned Licensed Product granted to GSK by Targacept, [********], as applicable, shall be immediately terminated (as if [********], in the case of [********] were [********] as applied to such Licensed Product) and (b) GSK (i) shall promptly return to Targacept all Information (including, without limitation, data and materials) transferred by Targacept to GSK (if GSK’s rights terminate [********] or, if not, shall cooperate with Targacept in good faith to ensure Targacept’s uninterrupted ability to continue to Develop and commercialize such Returned Licensed Product), (ii) hereby grants to Targacept, conditional upon the occurrence of such termination, an exclusive license (solely for the purposes set forth below and even as to GSK) [********] or, if applicable, [********] to the GSK Patents (and to GSK’s interest in the Collaboration Patents, if any), and a non-exclusive worldwide license to the other GSK Technology, with the right to grant sublicenses, in each case that pertains specifically (but not necessarily exclusively) to such Returned Licensed Product and was actually generated by GSK, or is necessary or reasonably useful, in connection with the Development or commercialization of such Returned Licensed Product, to research, develop, have developed, make, have made, use, import, offer to sell and sell (including, without limitation, through distributors or wholesalers) such Returned Licensed Product; (iii) shall, if GSK’s rights terminate [********], transfer to Targacept, at no cost (except for any finished product, which shall be transferred at cost), all readily available bulk drug substance or drug product material of the applicable Returned Licensed Product in its possession and other related materials, (iv) shall provide Targacept with copies of all Clinical Study data and results, and all other information, regulatory filings, and the like developed by or for the benefit of GSK relating to such Returned Licensed Product, (v) assign to Targacept any regulatory filings or trademarks [********] or, if applicable, [********] related to such Returned Licensed Product; (vi) only if GSK (and not a Third Party) has manufactured for commercial launch such Returned Licensed Product, supply Targacept with its reasonable requirements for such Returned Licensed Product (or intermediate thereof) [********] or, if applicable, [********] (which amounts shall be consistent with GSK’s historical usage of each such Returned Licensed Product [********] or, if applicable, [********]) for up to [********] following such termination at a transfer price equal to GSK’s cost of goods for the supply of such Returned Licensed Product (or intermediate thereof) plus [********] percent ([********]), or, alternatively, in the event that GSK has contracted with a Third Party manufacturer for its pre-launch or

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commercial supply, promptly after Targacept’s request, assign such supply agreement or reasonably facilitate a new supply agreement between Targacept and such Third Party manufacturer; (vii) promptly after Targacept’s request, provide to Targacept or its designee all pertinent information in its possession with respect to the manufacture of each such Returned Licensed Product (or intermediate thereof) as of the effective date of such termination; and (viii) promptly after Targacept’s request, assign to Targacept all agreements between GSK and any Third Party with respect to the conduct of Clinical Studies for such Returned Licensed Product with respect to [********] or, if applicable, [********], including agreements or contracts with contract research organizations, clinical sites and investigators, unless expressly prohibited by any such agreement (in which case GSK shall cooperate with Targacept in all reasonable respects to secure the consent of such Third Party to such assignment). Notwithstanding anything to the contrary in this Agreement, the terms and conditions of Section 7.1 shall not apply to any Returned Licensed Product.

ARTICLE 6

MILESTONES AND ROYALTIES; PAYMENTS

6.1 Upfront Payment to Targacept. GSK shall pay a one-time-only non-refundable, non-creditable fee of Twenty Million Dollars ($20,000,000) no later than ten (10) days after receipt by GSK of an invoice from Targacept on or after the Effective Date (the “Upfront Payment”). The Upfront Payment is in partial consideration for the rights granted to GSK arising with respect to the Research Programs and, if applicable, Early Development Programs during the Initial Term.

6.2 Purchase of Targacept Stock. GSK shall purchase from Targacept the number of shares of the common stock, par value $0.001 per share, of Targacept determined as provided in the Stock Purchase Agreement, such purchase to be on the terms and conditions set forth in the Stock Purchase Agreement. Any premium paid by GSK with respect to such shares of Targacept common stock shall be in partial consideration for the rights granted to GSK arising with respect to the Research Programs and, if applicable, Early Development Programs during the Initial Term.

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6.3 Program Option Exercise Fees.

6.3.1 For the Pain 1 Program. Upon the exercise of the Program Option by GSK for the Pain 1 Program, GSK shall pay to Targacept a non-creditable, non-refundable option exercise fee (the “Pain 1 Program Option Exercise Fee”) of (i) [********] Dollars ($[********]), if paid following completion of the PoC Trial for TC-2696, or otherwise (ii) [********] Dollars ($[********]) within [********] of receipt by GSK of an invoice from Targacept after written notice by GSK to Targacept of exercise of the relevant Program Option.

6.3.2 For Other Programs. Upon the exercise of a Program Option by GSK for any Program other than the Pain 1 Program in accordance with Article 4, GSK shall pay to Targacept a non-creditable, non-refundable option exercise fee (the “General Program Option Exercise Fee” and, together with the Pain 1 Program Option Exercise Fee, a “Program Option Exercise Fee“) of [********] Dollars ($[********]) within [********] of receipt by GSK of an invoice from Targacept after written notice by GSK to Targacept of exercise of the relevant Program Option,.

6.3.3 Credit Against Program Option Exercise Fee in One Specific Circumstance. In the event that the four (4) Programs other than the Pain 1 Program and Pain 2 Program (for the purposes of this Section, the “Other Four Programs”) all result at the end of the Research Term only in Leads which [********] (the “Credit Outcome”), then GSK shall automatically have and shall be entitled to apply a credit in the amount of [********] only against the next Program Option Exercise Fee that becomes payable with respect to the Other Four Programs. GSK’s right to this credit shall expire at such time as any of the Other Four Programs generates a Lead (the “Subject Lead”) which does not [********] as another Lead that is both (i) generated in any other of the Other Four Programs and (ii) not a Related Compound to such Subject Lead. For clarity, (i) the credit described in this Section 6.3.3, if any, shall be the only reduction in the amounts otherwise due Targacept hereunder as a result of the Credit Outcome and (ii) the Credit Outcome does not constitute a breach of this Agreement by Targacept.

6.4 Milestone Payments for Achievement of Milestone Events. GSK shall pay to Targacept each of the milestone payments as set forth in Section 6.5 upon achievement by Targacept (or any Affiliate or licensee thereof) or GSK (or any Affiliate or Sublicensee thereof), as applicable, of the corresponding Milestone Event and within [********] (i) of receipt by GSK of an invoice from Targacept therefor, in the case of Targacept or any Affiliate or licensee thereof achieving the Milestone Event, or (ii) after the achievement of the Milestone Event by GSK or any Affiliate or Sublicensee thereof. Each such milestone payment shall be non-creditable and non-refundable. Each Party shall notify the other Party promptly upon the achievement of any Milestone Event.

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6.4.1 On Milestone Payments- In General. No milestone payments are owed for any Milestone Event that is not achieved, and each milestone payment shall be payable [********] for each Collaboration Compound or Licensed Product to achieve the corresponding Milestone Event (except for milestones achieved for such Collaboration Compound or Licensed Product [********] as provided in Section 6.5). In the case where one Progressed Compound, Product Candidate or Licensed Product is substituted for (but not added to) another Progressed Compound, Product Candidate or Licensed Product for Development or commercialization for the same Indication, then the milestones with respect to the substitute Progressed Compound, Product Candidate or Licensed Product are [********] payable for Milestone Events [********] achieved by such substitute Progressed Compound, Product Candidate or Licensed Product [********] achieved (and the applicable milestone payment made) with respect to the [********] Progressed Compound, Product Candidate or Licensed Product, except where expressly provided otherwise in this Agreement (including, without limitation, clause (x) of Section 3.2.3). By way of illustration and without limitation, if (i) a Product Candidate in an Indication has achieved [********] but [********] and (ii) another Product Candidate for the same Indication achieves [********], the milestone payment [********] payable as a result of the [********] of such other Product Candidate will be deemed to [********]. In addition, no milestone payment is owed on the basis of the achievement of any Milestone Event with respect to any [********] for the same Collaboration Compound or same Licensed Product if such Milestone Event has already been achieved (and the applicable milestone payment made) with respect to such Collaboration Compound or Licensed Product; provided however, that multiple milestone payments shall be due with respect to the same Milestone Event if achieved with respect to [********] with respect to the same Collaboration Compound or Licensed Product if such Milestone Event is achieved with respect to a [********], to the extent such [********] is compensable pursuant to Section 6.5.

6.4.2 Determination whether to Pay One-Time [********] Fee. GSK shall notify Targacept in writing of its determination whether to pay the One-Time [********] Fee within [********] following the date on which all data and results from the Ongoing Trial reasonably expected to be pertinent to such determination are first provided or made available to GSK.

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6.5 Milestone Payments and Royalties: (amounts are in millions of Dollars)

Milestone Events (Pre-PoC and Post PoC)	Programs
Pre-PoC Milestone Events for the Leading Compound or, for Pain 1, for both TC-2696 and TC-6499	Pain 1 Program, TC-2696	Pain 1 Program, TC-6499	Each of the Five Other Programs

Achievement of [********]			[********]

Achievement of [********]			[********]

Initiation of [********]		[********]	[********]

[********]		[********]	[********]

Determination to Pay One-Time [********] Fee*	[********]

Pre-PoC Milestone Events for Backup Compounds/Follow-On Compound[********]	Pain 1 Program, TC-2696	Pain 1 Program, TC-6499	Each of the Five Other Programs

Achievement of [********]			[********]

Achievement of [********]			[********]

Initiation of [********]			[********]

[********]			[********]

Program Option Exercise Fee[********]	Pain 1 Program		Each of the Five Other Programs

	[********], [********]		[********]

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Post-PoC Milestone Events for the Leading Compound[********]	Pain 1 Program[********]	Each of the Five Other Programs

Initiation of [********]	[********]	[********]

[********] for [********] of [********]	[********]	[********]

[********] of [********] in [********]	[********]	[********]

[********] of [********] in [********]	[********]	[********]

[********] of [********] in [********]	[********]	[********]

[********] of [********] in [********]	[********]	[********]

[********] of [********] in [********]	[********]	[********]

Post-PoC Milestone Events for TC-6499 and Follow-On Compounds[********]	TC-6499	Each of the Five Other Programs

Initiation of [********], whichever occurs [********]	[********]	[********]

[********] for [********] of [********]	[********]	[********]

[********] of [********] in [********]	[********]	[********]

[********] of [********] in [********]	[********]	[********]

[********] of [********] in [********]	[********]	[********]

[********] of [********] in [********]	[********]	[********]

[********] of [********] in [********]	[********]	[********]

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Sales Milestones (annual worldwide Net Sales by Program)	Pain 1 Program, Leading Compound[********]	Pain 1 Program, TC-6499[********]	Each of the Five Other Programs

≥[********] and <[********]	[********]	[********]	[********]

≥[********] and <[********]	[********]	[********]	[********]

≥[********] and <[********]	[********]	[********]	[********]

≥[********]	[********]	[********]	[********]

Royalties on annual worldwide Net Sales of Licensed Products	Pain 1 Program, Leading Compound[********]	Pain 1 Program, TC- 6499[********]	Each of the Five Other Programs

<[********]	[********]	[********]	[********]

[********] - [********]	[********]	[********]	[********]

>[********]	[********]	[********]	[********]

*	If GSK (a) does not pay the One-Time [********] Fee as provided in Section 6.4.2 or (b) GSK pays the One-Time [********] Fee as provided in Section 6.4.2 (x) but TC-2696 does not satisfy the PoC Criteria following completion of the PoC Trial or (y) TC-2696 satisfies the PoC Criteria following completion of the PoC Trial but GSK does not exercise its Program Option prior to the end of the applicable Option Period, then (i) TC-2696 shall no longer be subject to any Program Option, (ii) TC-2696 shall, notwithstanding any provision of this Agreement to the contrary, be expressly excluded from all restrictions or exclusivity obligations hereunder (including, without limitation, Indication Exclusivity, MoA Exclusivity and Compound Exclusivity), (iii) TC-2696 shall, solely for purposes of [********] be treated as a [********] and (iv) for clarity, TC-6499 shall be the Leading Compound in the Pain 1 Program).

**	For each Program other than the Pain 2 Program, each of these [********] Milestone Events is payable, [********] one (1) or two (2) Backup Compounds only or one (1) Follow-On Compound [********] one (1) Backup Compound and one (1) Follow-On Compound, [********]. For the Pain 2 Program, each of these [********] Milestone Events is payable, [********] one (1) or two (2) Backup Compounds [********] one (1) Backup Compound and up to [********] Follow-On Compounds [********] if applicable).

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+	Payable with respect to TC-6499 only if it is not the Leading Compound in the Pain 1 Program (it being the case that, if TC-6499 is the Leading Compound in the Pain 1 Program, the amounts/rates applicable to the Leading Compound in the Pain 1 Program would apply to TC-6499) and payable with respect to any Follow-On Compound only if it is not the Leading Compound in its Program (it being the case that, if a Follow-On Compound becomes the Leading Compound in a Program, the amounts/rates applicable to the Leading Compound in such Program would instead apply).

^	For each Product Candidate or Licensed Product, fully payable with respect the [********]; payable [********] with respect to a [********]; and payable at a [********] with respect to a [********], whether Targacept or GSK (or either of their Affiliates, licensees or Sublicensees) achieves the Milestone Event; provided that Targacept shall [********] that is an Indication [********] Program defined in part by that same Indication with respect to which such Milestone Event has been achieved.

^^	Paid [********] each Program, [********] Progressed Compounds in such Program, and [********] pursued with such Progressed Compounds by Targacept or GSK.

^^^	Each of these Milestone Events would also be payable with respect to [********] that is progressed [********] a Leading Compound (it being understood that [********] a Leading [********] the Leading Compound and is eligible for milestones subject to Section 6.4.1).

6.6 Royalty Payments to Targacept. Subject to the provisions of Section 6.6.1, GSK shall pay to Targacept the royalties on annual worldwide Net Sales of each Licensed Product based on the royalty rates set forth in Section 6.5.

6.6.1 Application of Royalty Rates. All royalties payable under this Article 6 shall be subject to the provisions of this Section 6.6.1 and shall only be payable as follows and on a Licensed Product-by-Licensed Product and country-by-country basis (subject to Section 6.6.1(g)). With respect to each Licensed Product:

(a) If at the time of the First Commercial Sale in a particular country, there is an issued Patent owned or Controlled by Targacept [********] with a Valid Claim covering [********] (where, in the case of [********], any [********] for which such Licensed Product is [********] as approved by [********] covered by such Valid Claim) of such Licensed Product in such country,

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then a royalty with respect to Net Sales in such country shall be payable by GSK at the full rates set forth in Section 6.5, as applicable, and shall be payable until the later of (i) the expiration of the last-to-expire Valid Claim as described above or (ii) fifteen (15) years after such First Commercial Sale, but such rates shall be reduced by [********] percent ([********]%) during the period, if any, after expiration of the last-to-expire Valid Claim as described above but before the end of such fifteen (15)-year period.

(b) In the absence of a Valid Claim as described in Section 6.6.1(a) at the time of the First Commercial Sale in a particular country, but where at the time of the First Commercial Sale Targacept owns or Controls (solely or jointly with GSK) a pending Patent in such country with a claim covering [********] (where, in the case of [********], any [********] for which such Licensed Product is [********], as approved by [********] covered by a claim of the pending Patent), then a royalty with respect to Net Sales in such country shall be payable by GSK at rate(s) which are [********] reduced from the rate(s) set forth in Section 6.5 that would otherwise be applicable and shall be payable for a period of [********] years after the date of such First Commercial Sale in such country; provided, however, that any such pending Patent shall no longer qualify under this paragraph if (i) it is finally rejected by the U.S. or other applicable foreign patent office, in an order or decision from which no appeal can be taken or from which no appeal was timely taken, during such [********] year period, (ii) it is [********] (unless such Patent [********] attributable in whole or in part to [********]) or (iii) it has not been prosecuted in good faith by Targacept (unless GSK has assumed responsibility for Prosecution and Maintenance thereof, if and to the extent permitted under Article 8). The payments representing the remaining [********] that would otherwise have been payable shall be deposited into a Third Party escrow account to be maintained by GSK on behalf of Targacept (with interest from such account being reinvested into such account). Upon the issuance of a Patent with a Valid Claim of the type described in Section 6.6.1(a) prior to expiration of [********] years after the date of such First Commercial Sale of such Licensed Product in such country, the remaining [********] (and accrued interest) shall be promptly paid to Targacept. Thereafter, the full royalty rates set forth in Section 6.6.1(a) shall apply for the remainder of the period for payment applicable under Section 6.6.1(a) as if the previously pending Patent had issued at the time of the First Commercial Sale in such country. In the event a Valid Claim of the type described in Section 6.6.1(a) does not issue within such [********]-year period, GSK shall retain all such amounts paid into escrow. Notwithstanding the foregoing, in the event that, and for so long as Generic Incursion exists with respect to such Licensed Product in such country, there shall be a [********] reduction on the escrowed portion and a [********] discount on the non-escrowed portion such that, together, the escrowed portion and the non-escrowed portion represent a [********] reduction from the rate(s) set forth in Section 6.5 that would otherwise be applicable.

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(c) In the absence of a Valid Claim as described in Section 6.6.1(a) or a pending Patent as described in Section 6.6.1(b) at the time of the First Commercial Sale in a particular country, but where a Valid Claim of an issued Patent [********] owned or Controlled by Targacept [********] in such country [********] with a claim [********] such Licensed Product but [********] (but not [********]), then a royalty with respect to Net Sales in such country shall be payable by GSK at rate(s) which are [********] reduced from the rate(s) set forth in Section 6.5 that would otherwise be applicable and shall be payable for [********] after the date of such First Commercial Sale; provided, however, the obligation to pay any royalty under this Section 6.6.1(c) shall cease immediately and entirely if Generic Incursion exists with respect to such Licensed Product in such country.

(d) If and for so long as none of Section 6.6.1(a), (b) or (c) applies, but where at the time of the First Commercial Sale in a particular country a Valid Claim of an issued Patent exists which is owned or Controlled by Targacept (solely or jointly with GSK) covering the [********] of such Licensed Product in such country, then a royalty with respect to Net Sales in such country shall be payable by GSK at rate(s) which are [********] reduced from the rate(s) set forth in Section 6.5 that would otherwise be applicable and shall be payable until the later of expiration of the last-to-expire Valid Claim or [********] years after such First Commercial Sale, but such reduced rate(s) shall be further reduced by an additional [********] during the period, if any, after expiration of the last-to-expire Valid Claim as described above but before the end of such [********]-year period.

(e) No royalty is payable under Section 6.6 in the event that none of periods for payment in Sections 6.6.1(a), (b), (c) or (d) apply at the time of sale and in the country of sale for a given Licensed Product.

(f) Meaning of Generic Incursion. In the event that, with respect to any particular Licensed Product in any particular country, a Generic Product is sold in such country, then at the end of the first [********] period during which one or more Third Parties sell a number of units of such Generic Product in such country that is [********] percent ([********]%) or more of the aggregate number of units of such Licensed Product sold in such country during such period, based upon mutually acceptable Third Party objective data sources, “Generic Incursion” exists.

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(g) Reconciling Reduced Royalty Rate in any Country with Royalty Tiers on Annual Worldwide Net Sales. In determining the royalty rate(s) payable to Targacept by GSK with respect to Net Sales of a Licensed Product in any country with respect to which a reduction in the otherwise applicable royalty rate(s) applies pursuant to Sections 6.6.1(a), (b), (c) or (d), the distribution of Net Sales of such Licensed Product in such country across each of the applicable royalty tiers set forth in Section 6.5 shall be deemed to be in the same proportion as the distribution of Net Sales of such Licensed Product in all countries across each of the applicable royalty tiers set forth in Section 6.5.

(h) The term “annual,” as used in this Article 6, shall mean a calendar year running from January 1 (or, with respect to the year in which a Product is first launched, the date of the first Commercial Sale of such Product in the first country in which a First Commercial Sale occurs) through December 31.

(i) In the event there is any disagreement between the Parties under this Section as to whether any Valid Claim or claim of a pending Patent “covers” any composition of matter, method of use, method of manufacture, etc., the Parties shall attempt to resolve such dispute first in the Joint Patent Committee and then via a mutually-acceptable Third Party expert using the same process as provided in Section 8.1.3 with respect to inventorship disputes.

(j) Acknowledgement. The Parties recognize and acknowledge that each of the following, separately and together, has substantial economic benefit to GSK: (i) Targacept’s expertise concerning the discovery and optimization of compounds that may become Hits, Leads, Development Candidates, Progressed Compounds and Option Compounds; (ii) the rights granted to GSK arising with respect to the Research Programs and any Early Development Programs; (iii) the disclosure to GSK of results obtained in the Research Programs and any Early Development Programs by Targacept; (iv) the licenses granted to GSK hereunder, with respect to Targacept Technology that are not within the claims of any Targacept Patents or Collaboration Patents owned by Targacept, effective upon exercise by GSK of a Program Option; (v) the licenses granted to GSK under Targacept Patents or Collaboration Patents owned by Targacept, effective upon exercise by GSK of a Program Option; (vi) the restrictions on Targacept pursuant to Section 7.1; and (vii) the exclusivity afforded to GSK by each of the foregoing. The Parties agree that the royalty rates set forth in Section 6.5 and 6.6.1 reflect an efficient and reasonable blended allocation of the values provided by Targacept to GSK.

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6.7 Refused Candidate Royalties; Returned Licensed Products and GSK Reverse Royalty.

6.7.1 Refused Candidate Royalties. In the event that Targacept or its Affiliates or Sublicensees commercializes any Refused Candidate Product, it shall pay to GSK a royalty of [********] percent ([********]%) on annual, worldwide Net Sales of such Refused Candidate Product (“Refused Candidate Royalties”); provided, however, that in no event shall the [********] Refused Candidate Royalties with respect to any Refused Candidate Product [********] Targacept hereunder with respect to [********] by the corresponding Refused Candidate [********] only if such Refused Candidate’s Program is [********] after the last day of the applicable Option Period, or, if earlier, the date on which GSK notified Targacept that it would not exercise the applicable Program Option, pursuant to the terms hereof, [********] with respect to [********] by all other Collaboration Compounds in such Program.

6.7.2 GSK Reverse Royalty on Returned Licensed Products. In the event that Targacept or its Affiliates or Sublicensees commercializes any Returned Licensed Product, it shall pay to GSK the following (as applicable, the “GSK Reverse Royalty”):

(i) [********] percent ([********]%) of annual worldwide Net Sales of such Returned Licensed Product during [********] post first commercial launch in any country in the Territory; and

(ii) [********] percent ([********]%) of annual worldwide Net Sales of such Returned Licensed Product during [********] post first commercial launch in any country in the Territory; and

(iii) [********] percent ([********]%) on annual worldwide Net Sales of such Returned Licensed Product during [********] post first commercial launch in any country in the Territory.

References in this Section 6.7.2 any year “post first commercial launch” mean a period of 365 consecutive days (or 366 consecutive days in a leap year) beginning on the day of the First Commercial Sale in the first country in which a First Commercial Sale occurs.

6.8 Third Party Intellectual Property.

(a) Targacept shall be solely financially responsible for satisfying in full all costs, fees and payments of all types and kinds,

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including, without limitation, upfront payments, annual payments, milestone payments and royalty payments (collectively, “Third Party Intellectual Property License Fees”) that are or may be owed under one or more licenses from a Third Party for intellectual property (“Third Party Intellectual Property Licenses”) if such licenses (i) are Controlled by Targacept and existing as of the Effective Date, regardless of the type of intellectual property involved, or (ii) are unanimously identified by the Joint Patent Committee prior to the exercise by GSK of its Program Option for a given Program as being licenses that are necessary for the successful Development or commercialization of Licensed Products under such Program.

(b) GSK shall not have any obligation whatsoever with respect to any Third Party Intellectual Property License Fees specifically relating to any Third Party Intellectual Property Licenses obtained with respect to sales of Refused Candidate Products or Returned Licensed Products sold by Targacept, its Affiliates or Sublicensees as permitted hereunder. It is contemplated that any such payments would be made by Targacept directly to the relevant Third Party in accordance with the provisions of the applicable Third Party Intellectual Property Licenses.

(c) Except as described in Section 6.8(a) or (b) or in Section 6.9, to the extent that after GSK exercises its Program Option for a given Program, either GSK or the Joint Patent Committee identifies other patents, know-how, or other intellectual property owned or Controlled by a Third Party and covering or claiming any Product Candidate or Licensed Product in such Program or the manufacture or use thereof in the Field, where one or more Third Party Intellectual Property Licenses is reasonably considered by GSK necessary to prevent GSK from infringing such Third Party’s Patents by the manufacture, use, import or sale of the Product Candidate or Licensed Product in the Field, GSK and Targacept shall (i) cooperate in good faith to negotiate a reasonable Third Party Intellectual Property License with such Third Party and (ii) [********] such Third Party Intellectual Property License Fees, provided however, that, with respect to any Licensed Product, GSK shall pay all such Third Party Intellectual Property License Fees but shall have the right to deduct [********] percent ([********]%) [********] of such Third Party Intellectual Property License Fees paid for any Calendar Quarter from the otherwise applicable royalties payable to Targacept for such Calendar Quarter, except that in no event shall the royalties otherwise payable to Targacept for any Calendar Quarter be reduced by more than [********] percent ([********]%). GSK shall have the right to carry forward and apply any such unused offset or deduction to which GSK is entitled against royalties payable to Targacept for future Calendar Quarters until the full amount of offset or deduction to which GSK is entitled is fully satisfied.

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6.9 Third Party Licenses Needed for Use of Platform Technology in the Conduct of the Research Program. Targacept shall have sole financial responsibility for satisfying in full all Third Party Intellectual Property License Fees, and all other obligations, liabilities or claims of any kind owed to any Third Party in order to obtain and maintain any licenses or other rights necessary in order for Targacept to screen its compound library in order to research, identify and optimize Hits, Leads and other Collaboration Compounds and to progress the same into Development Candidates, or to use its PENTADTM platform technology or any other proprietary platform technology to be used by Targacept in order to research, identify and optimize Hits, Leads and other Collaboration Compounds into Development Candidates as contemplated for the conduct of the Research Programs hereunder.

6.10 Payments.

6.10.1 Commencement of Royalty Payments. Beginning with the Calendar Quarter in which the First Commercial Sale in the first country in which a First Commercial Sale occurs for a Product and for each Calendar Quarter thereafter, royalty payments shall be made by GSK to Targacept pursuant to Sections 6.5 and 6.6, or by Targacept to GSK pursuant to Section 6.7.1 within [********] following the end of each such Calendar Quarter. Each royalty payment shall be accompanied by a report (the “Payment Report”), summarizing the total Net Sales on a country-by-country basis of the Licensed Product during such calendar quarter in Dollars and the calculation of royalties due thereon. In addition, the Payment Report shall, with respect to Net Sales in the United States, Japan and the Major Countries in the EU, include an itemization of the deductions applied to determine such Net Sales. Notwithstanding the foregoing, in the event that no royalties are payable in respect of a given Calendar Quarter, the Party making the payments (the “Payor”) shall submit a royalty report so indicating.

6.10.2 Mode of Payment. All payments under this Agreement shall be payable, in full, in Dollars, regardless of the country(ies) in which sales are made. For the purposes of computing Net Sales of Products sold in a currency other than Dollars, such currency shall be converted into Dollars as calculated at the actual average rates of exchange for the pertinent quarter or year to date, as the case may be, as used by GSK in producing its quarterly and annual accounts, as confirmed by GSK’s auditor (or, in the case of Refused Candidate Products and Returned Licensed Products, as used by Targacept in producing its quarterly and annual accounts, as

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confirmed by Targacept’s auditor. All payments owed under this Agreement will be made by wire transfer from either SB or GGL pursuant to wiring instructions provided in writing from time to time by Targacept to SB, without deduction of exchange, collection or other charges; provided that GGL shall execute the wire transfer for the Upfront Payment and for the purchase of the shares of Targacept common stock under Section 6.2.

All invoices provided to GSK should include Targacept’s bank details, the contact name for issue resolution and be marked for the attention of GSK’s Project Director), whose name has been provided to Targacept by Licensee.

6.10.3 Records Retention. Commencing with the First Commercial Sale of a Licensed Product in the first country in which a First Commercial Sale occurs, the Payor shall keep complete and accurate records for a period of [********] calendar years after the year in which such sales occurred, such records to be in sufficient detail to permit the Party receiving Royalties (the “Payee”) to confirm the completeness and accuracy of the information presented in each Payment Report.

6.11 Audits. During the Term and for a period of [********] years thereafter, at the request and expense of the Payee, the Payor shall permit an independent, certified public accountant of nationally recognized standing appointed by the Payee, and reasonably acceptable to the Payor, at reasonable times and upon reasonable notice, but in no case no more than once per calendar year, to examine such records as may be necessary for the sole purpose of verifying the calculation and reporting of Net Sales and the correctness of any royalty payments made under this Agreement for any period within the preceding [********] years. Results of any such examination shall be made available to both Payor and Payee. The independent, certified public accountant shall disclose to the Payee only the royalty amounts which it believes to be due and payable hereunder to the Payee and shall disclose no other information revealed in such audit. Any and all records examined by such independent, certified public accountant shall be deemed the Payor’s Confidential Information which may not be disclosed by said independent, certified public accountant to any Third Party. If, as a result of any inspection of the books and records of the Payor, it is shown that a Payee’s payments under this Agreement were less than the amount which should have been paid, then the Payor shall make all payments required to be made to eliminate the discrepancy within [********]. The Payee shall pay for such audit, except that, in the event that the royalty payments made by the Payor were less than [********] percent ([********]%) of the amounts that should have been paid during the period in question, the Payor shall pay the reasonable costs of the audit.

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6.12 Taxes.

6.12.1 Sales or Other Transfers. The recipient of any transfer under this Agreement of Targacept Technology, GSK Technology, Information, Product Candidates, Licensed Products or Returned Licensed Products, as the case may be, shall be solely responsible for any sales, use, value added, excise or other taxes applicable to such transfer.

6.12.2 Withholding.

(a) In the event that the Payor is required to withhold any tax in any country regarding any payment to the Payee due to the laws of such country, the required amount shall be deducted from the payment to be made by the Payor and paid to the applicable taxing authority of such country before any penalty or interest shall attach thereto or accrue thereon, and the Payor shall promptly notify the Payee of such withholding. Also, in the event such taxing authority routinely provides a tax receipt upon payment, the Payor will procure a tax receipt evidencing payments of such taxes and forward it to the Payee promptly. Each of Payor and Payee agrees to cooperate with the other in claiming exemptions and rate reductions from such deductions or withholdings under any agreement or treaty from time to time in effect. However, any such deduction or withholding shall be an expense of and borne solely by the Payee.

(b) (i) Targacept hereby warrants that it is a resident for tax purposes in the United States and that it is entitled to relief from United Kingdom income tax under the terms of the Convention Between the Government of the United States of America and the Government of the United Kingdom of Great Britain and Northern Ireland for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion With Respect to Taxes on Income and on Capital Gains (the “Treaty”). Targacept shall notify GSK immediately in writing in the event that Targacept ceases to be entitled to such relief.

(ii) GGL hereby warrants that it is a resident for tax purposes in the United Kingdom and that it is entitled to relief from United States income tax under the terms of the Treaty. GSK shall notify Targacept immediately in writing in the event that the GGL ceases to be entitled to such relief.

(c) (i) Pending receipt of formal certification from the UK Inland Revenue, GSK may pay royalty income and any other payments under this Agreement to Targacept by deducting tax, if required under applicable law, at a rate that does not exceed the rate specified for such specific item of income in the Treaty. Targacept agrees to indemnify and hold harmless GSK against any

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loss, damage, expense or liability arising from a any ultimate and final determination by a UK taxing authority alleging that GSK was not entitled to deduct withholding tax on such payments at source at a rate specified in the Treaty.

(ii) Pending delivery by GSK of the appropriate U.S. form (currently a Form W-8) to the U.S. Internal Revenue Service, Targacept may to GSK pay royalty income and any other payments under this Agreement, if any, by deducting tax, if required under applicable law, at a rate that does not exceed the rate specified for such specific item of income in the Treaty. GSK agrees to indemnify and hold harmless Targacept against any loss, damage, expense or liability arising from any ultimate and final determination by a U.S. taxing authority alleging that Targacept was not entitled to deduct withholding tax on such payments at source at a rate specified in the Treaty.

(d) (i) If, as a result of an assignment by Targacept pursuant to Section 14.3, any payments that are the financial responsibility of GSK to the assignee become subject to U.S. withholding tax, then, as part of claiming a reduced rate of withholding under any tax treaty to which the United States is a party, the assignee shall sign the appropriate U.S. form prior to any payments being made by GSK, in order for the assignee to secure any applicable reduced treaty rate of withholding.

(ii) If, as a result of an assignment by GSK pursuant to Section 14.3, any payments that are the financial responsibility of Targacept to the assignee become subject to U.S. withholding tax, then, as part of claiming a reduced rate of withholding under any tax treaty to which the United States is a party, the assignee shall sign the appropriate U.S. form prior to any payments being made by Targacept, in order for the assignee to secure any applicable reduced treaty rate of withholding.

(e) (i) If, as a result of an assignment by Targacept pursuant to Section 14.3, any payments made by the assignee to GSK that are subject to a withholding tax greater than the amount that would have been withheld if an assignment had not been made, then (i) the sum payable shall be increased as necessary so that after the assignee makes all required deductions or withholdings, GSK receives an amount equal to the sum it would have received had no assignment been made (taking into account any tax credit available as a result of such excess withholding amount) and (ii) the assignee will make such deductions or withholdings and pay to the applicable taxing authority the full amount deducted or withheld before penalties attach thereto or interest accrues thereon. In the event such taxing authority routinely provides a tax receipt upon payment, the assignee will procure tax receipts for any such

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withholding evidencing payment of such taxes, which will be forwarded to GSK. The assignee shall assist GSK in claiming exemption from such deductions or withholdings under any applicable double taxation or similar agreement or treaty.

(ii) If, as a result of an assignment by GSK pursuant to Section 14.3, any payments made by the assignee to Targacept that are subject to a withholding tax greater than the amount that would have been withheld if an assignment had not been made, then (i) the sum payable shall be increased as necessary so that after the assignee makes all required deductions or withholdings, Targacept receives an amount equal to the sum it would have received had no assignment been made (taking into account any tax credit available as a result of such excess withholding amount) and (ii) the assignee will make such deductions or withholdings and pay to the applicable taxing authority the full amount deducted or withheld before penalties attach thereto or interest accrues thereon. In the event such taxing authority routinely provides a tax receipt upon payment, the assignee will procure tax receipts for any such withholding evidencing payment of such taxes, which will be forwarded to Targacept. The assignee shall assist Targacept in claiming exemption from such deductions or withholdings under any applicable double taxation or similar agreement or treaty.

ARTICLE 7

EXCLUSIVITY

7.1 Covenant of Exclusivity Upon Targacept. Subject to Sections 7.2(c) and (d):

(a) Indication Exclusivity. With respect to each of the Indications of Pain, Parkinson’s Disease, Smoking Cessation, Obesity and Addiction, from the Effective Date until the later to occur of (x) the end of the Initial Term or (y) the date that there are no longer any research, Development or material commercialization activities under this Agreement by either GSK or Targacept with respect to any Collaboration Compounds in the Program that includes such Indication (the “Indication Exclusivity Period”), Targacept shall work exclusively with GSK (and shall not work independently or for or with any Third Party or provide any license to or for the benefit of any Third Party, in each case other than subcontractors) for the purpose of the identification, research, optimization, development or commercialization for such Indication of any compounds that derive [********] conducted by Targacept in such Indication in any material respect relevant for drug development from [********] any NNR Subtype. For clarity,

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neither this Section 7.1(a) nor any other provision hereof shall be deemed to restrict or limit Targacept’s rights (i) to identify, research, optimize, develop or commercialize any compound that derives [********] conducted by Targacept in [********] (but excluding [********] as a [********]) in any material respect relevant for drug development from [********] any NNR Subtype, either independently or for or with any Third Party, or (ii) to provide any license to or for the benefit of any Third Party for the purposes set forth in clause (i). It is understood by the Parties that compounds that do not derive [********] conducted by Targacept in an Indication in any material respect relevant for drug development from [********] an NNR Subtype are not restricted by this Agreement in any way.

(b) Protein Target Profile Exclusivity. For each Program, from the start of Research Program activities for such Program until the earlier of (i) [********] from Effective Date or (ii) the date that the first Lead is identified under such Program (the “PTP Exclusivity Period”), Targacept will be under the obligation to work exclusively with GSK (and not independently or with or for any Third Party and not to grant any licenses to any Third Party, in each case other than subcontractors) for the purpose of the identification, research, optimization, development or commercialization of any compound with the same Protein Target Profile (i.e., the [********] that the applicable combination of NNR Subtypes, but irrespective of the manner or degree of [********]) of such Program.

(c) MoA Exclusivity. For each Program (other than the Pain 1 Program, for which there shall be no MoA Exclusivity Period), during the MoA Exclusivity Period, Targacept shall work exclusively with GSK and shall not work independently or for or with any Third Party or provide any license to or for the benefit of a Third Party, in each case other than subcontractors, for the purpose of the identification, optimization, research, development or commercialization of any compound with the same or substantially the same Mechanism of Action at the applicable Protein Target Profile as any Collaboration Compound (1) selected as [********] by Targacept or (2) nominated by Targacept as and determined by the JSC to be [********], as applicable. The parties understand that the applicable MoA of a [********] (or [********]) may, by mutual written agreement of the Parties only, reflect a PTP which differs from the PTP for such Program as of the Effective Date. “MoA Exclusivity Period” means:

(1) with respect to any such [********] in a particular Program, the period from the date of identification of such [********] until the earlier of (A) expiration of the Early Development Program Term for such Program or, if none, the Research Program for such Program or (B) when development of such [********] is terminated; or

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(2) with respect to any such [********] in a particular Program, the period from the date of its determination as such by the JSC following nomination by Targacept until the earliest of: (A) the date on which it is determined whether the [********] has [********]; (B) when development of such [********] is terminated; or (C) if such [********] becomes a Product Candidate (i.e., upon exercise of the applicable Program Option by GSK), [********] after such [********] reaches(d) the Candidate Selection Stage, unless GSK (or, in the conduct of Targacept Post-Exercise Activities, Targacept) is then conducting Clinical Trials of such [********], in which case until such time as neither GSK nor Targacept is conducting Clinical Trials of such [********]; provided that, for clarity, a Collaboration Compound determined to be a [********] prior to [********] that does not continue to qualify as a [********] upon [********] shall, upon [********], cease to have an MoA Exclusivity Period.

For clarity, the Parties understand and agree that the obligation of exclusivity upon Targacept during the MoA Exclusivity Period shall apply for any and all potential indications and uses and shall not be limited to just the Indication that corresponds to the particular Program of [********] in question.

(d) Compound Exclusivity. With respect to each Program, for so long during the Term as any research, development or material commercialization activities (including, without limitation, material promotional activities) are being conducted for any Exclusivity Compound in such Program by Targacept in such Program’s Research Program or Early Development Program or by GSK (i.e., by GSK after the exercise of a Program Option) in the Product Candidate Commercialization Program (the “Compound Exclusivity Period”), Targacept hereby covenants that it shall not, either independently or for or with any Third Party (other than subcontractors), research, develop or commercialize any Exclusivity Compound or Related Exclusivity Compound or provide any license to any Third Party (other than subcontractors) to any Targacept Technology specifically pertaining to any Exclusivity Compound or Related Exclusivity Compound for the purpose of the research, optimization, development or commercialization of any Exclusivity Compound or Related Exclusivity Compound, in each case other than in the conduct of a Research Program, Early Development Program or, with respect to a Co-promotion Product following the exercise of Co-promotion Right as permitted hereunder, Product Candidate Commercialization Program.

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“Exclusivity Compound” means, with respect to each Program: (i) prior to the exercise by GSK of its Program Option for such Program, any (A) [********] Collaboration Compound in such Program or (B) only until such time as the [********] is selected by Targacept in a particular Program, [********] in such Program; and (ii) after the exercise by GSK of its Program Option for such Program, any Product Candidate in such Program or Licensed Product resulting from such Program; provided that in no event shall a Refused Candidate, Refused Candidate Product or Returned Licensed Product be an Exclusivity Compound.

“Related Exclusivity Compound” means, with respect to each Exclusivity Compound, (i) all Related Compounds which represent any ester, salt, crystalline polymorph, hydrate or solvate of such Exclusivity Compound or that have substantially the same [********] as such Exclusivity Compound [********] such Exclusivity Compound’s Program and (ii) after the exercise by GSK of its Program Option for such Exclusivity Compound’s Program, all other Collaboration Compounds in such Program (A) for which [********] as of the date of exercise by GSK of such Program Option, or (B) that first met [********] prior to the date of exercise by GSK of such Program Option and all Related Compounds with respect to the Collaboration Compounds described in clause (ii) above which represent any ester, salt, crystalline polymorph, hydrate or solvate thereof or that have substantially the same [********] such Collaboration Compounds at the applicable [********].

Notwithstanding the above, in the event (x) GSK terminates a given Program earlier than the end of the Compound Exclusivity Period described above, other than for an uncured material breach by Targacept, or (y) the Early Development Program Term (or, if none, Research Program Term) for a given Program otherwise expires without the exercise by GSK of its Program Option, the Compound Exclusivity Period for all Exclusivity Compounds or Related Exclusivity Compounds with respect to such Program shall thereupon terminate.

7.2 Covenant of Exclusivity Upon GSK.

(a) Limited Non-Compete. Subject to Section 7.2(b), GSK hereby covenants that, for [********] after the Effective Date, GSK shall not initiate any research, discovery, identification, synthesis, development or commercialization activities with respect to, or designed to identify, any compound that meets the same [********] as a Program for exploitation for the same Indication as such

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Program (a “New GSK NNR Program”); provided that this Section 7.2(a) shall not apply to the initiation by GSK of a new program as the result of [********] as provided in [********]. This covenant shall end after the expiration of such [********], unless, on a Program-by-Program basis, Targacept has [********] for the Indication of such Program. If Targacept [********] in a Program, then the obligation upon GSK [********]. At the end of the additional [********] period, if applicable, the exclusivity obligation upon GSK shall end.

(b) Exception. The Parties understand and agree that, solely in the event that (i) [********] of a compound that is the subject of [********] activities active as of [********] that meets the [********] as a Program, other than where an objective of such [********] was to [********] that comprise the [********] as a Program, [********] (ii) [********] to evaluate the potential of such compound for [********] other than [********] that such compound [********] Section 7.2(a) shall not apply to such compound.

(c) GSK Internal NNR Activities. Without limiting the restrictions in Section 7.2(a), in the event that GSK initiates any research, synthesis, development or commercialization activities with any compound that [********] in any material respect relevant for drug development [********] for exploitation for [********] with respect to such [********] shall terminate. It is understood by the Parties that research, synthesis, development or commercialization activities of GSK with any compound that does not [********] in any material respect relevant for drug development [********] does not trigger application of this Section 7.2(c).

(d) In-licensing NNR-modulators. GSK shall have the right at all times during the Term to in-license any compound that derives [********] in any material respect relevant for drug development from [********] any NNR Subtype or combination of NNR Subtypes from a Third Party (or to collaborate with a Third Party with respect to the same), even if the progression of any such compound by GSK independently or with a Third Party would compete with a Program. In such event and as applicable, if any such in-licensed NNR-modulating compound:

(1) is in development or commercialization for, or GSK thereafter conducts research, synthesis, development or commercialization activities for, [********] with respect to such [********] shall terminate;

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(2) has the [********] as any one or more Programs and is, at the time of such in-license, [********] that is [********] in such Program(s), [********] with respect to such Program(s), if not yet expired, shall terminate; and

(3) has [********] as any [********] in any Program subject to [********] and is, at the time of such in-license, [********] that is [********] applicable to such compound(s), if not yet expired, shall terminate.

It is understood by the Parties that any compound in-licensed by GSK that does not [********] in any material respect relevant for drug development [********] does not trigger application of this Section 7.2(d).

(e) If pursuant to Sections 7.2(c) or 7.2(d), any GSK internal NNR activities or the in-license by GSK from a Third Party of any NNR-modulating compound would have the effect of terminating [********] under this Article 7, then GSK’s obligations to Targacept under Section 7.2(a) shall terminate immediately.

ARTICLE 8

OWNERSHIP OF INTELLECTUAL PROPERTY AND PATENT RIGHTS

8.1 Ownership.

8.1.1 Targacept Technology and GSK Technology. As between the Parties, Targacept shall own and retain all of its rights, title and interest in and to the Targacept Know-How and Targacept Patents and GSK shall own and retain all of its rights, title and interest in and to the GSK Know-How and GSK Patents, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement.

8.1.2 Collaboration Technology. As between the Parties, GSK shall be the sole owner of any Collaboration Technology discovered, developed, invented or created solely by or on behalf of GSK or its Affiliates and shall retain all of its rights, title and interest thereto, subject to (i) any rights or licenses expressly granted by GSK to Targacept under this Agreement and (ii) Section 10.4.1. As between the Parties, Targacept shall be the sole owner of any Collaboration Technology discovered, developed, invented or created solely by or on behalf of Targacept or its Affiliates and shall retain all of its rights, title and interest thereto, subject to any rights or licenses expressly granted to GSK under this Agreement. Any Collaboration Technology that is discovered,

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developed, invented or created jointly by or on behalf of GSK or its Affiliates and Targacept or its Affiliates shall be owned jointly by GSK and Targacept on an equal and undivided basis, and all rights, title and interest thereto shall be jointly owned by the Parties on an equal and undivided basis, subject to any rights or licenses expressly granted by one Party to the other Party under this Agreement. Except as expressly provided in this Agreement, neither Party shall have any obligation to account to the other for profits with respect to, or to obtain any consent of the other Party to license or exploit, jointly-owned Collaboration Technology, by reason of joint ownership thereof, and each Party hereby waives any right it may have under the laws of any jurisdiction to require any such consent or accounting. Each Party shall promptly disclose to the other Party in writing, and shall cause its Affiliates to so disclose, the discovery, development, invention or creation of any jointly-owned Collaboration Technology.

8.1.3 Inventorship. In case of a dispute in the Joint Patent Committee (or otherwise between Targacept and GSK) over inventorship and, as a result, whether (i) any particular Collaboration Technology is solely owned by one Party or the other or jointly owned by both Parties or (ii) whether any particular Information is Targacept Know-How, GSK Know-How or Collaboration Know-How, such dispute shall be resolved by patent counsel reasonably acceptable to the Parties; provided that, with respect to any proposed patent counsel, each Party shall disclose to the other Party any relationship that such Party has or, to its knowledge in good faith, has had with such proposed patent counsel. Expenses of such patent counsel shall be shared equally by the Parties.

8.2 Prosecution and Maintenance of Patents.

8.2.1 Patent Filings. The Party responsible for Prosecution and Maintenance of any Collaboration Patents as set forth in Sections 8.2.2 and 8.2.3 shall use commercially reasonable efforts to obtain patent protection for Progressed Compounds and Licensed Products, if and as applicable, using counsel of its own choice but reasonably acceptable to the other Party (provided that GSK acknowledges and agrees that it has been advised of Targacept’s patent counsel as of the Effective Date and that such patent counsel is reasonably acceptable to GSK), in the Major Countries and such other countries as the responsible Party shall see fit.

8.2.2 Joint Collaboration Patents. The responsibility and strategy for Prosecution and Maintenance of Collaboration Patents claiming any jointly-owned Collaboration Know-How (“Joint Collaboration Patents”) shall be mutually agreed by GSK and Targacept through the Joint Patent Committee. The Parties shall cooperate through the Joint Patent Committee to prepare and prosecute patent applications for Joint Collaboration Patents in a manner so as to obtain patent protection for the applicable subject matter, subject to Section 8.2.4.

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8.2.3 Solely Owned Collaboration Patents. GSK or Targacept, as the case may be, shall control the Prosecution and Maintenance of Collaboration Patents claiming any Collaboration Know-How owned solely by such Party in accordance with Section 8.1.2, in each case using counsel of its choice and in such countries as such Party determines is appropriate, in accordance with and subject to Section 8.2.4 if applicable.

8.2.4 Other Matters Pertaining to Prosecution and Maintenance of Patents.

(a) The Parties shall coordinate through the Joint Patent Committee the Prosecution and Maintenance of (i) Joint Collaboration Patents or (ii) Patents claiming solely owned Collaboration Know-How directed to composition of, or method of making or using, a Progressed Compound that has at least reached the Candidate Selection Stage or, after exercise by GSK of a Program Option, a Product Candidate or Licensed Product (the Patents in clause (ii), “Compound Patents”); provided that, in the event of any dispute in the Joint Patent Committee regarding the Prosecution and Maintenance of Joint Collaboration Patents or Compound Patents (other than Compound Patents that are also GSK Patents), Targacept shall have the final say except (A) as to whether generally to Prosecute and Maintain Joint Collaboration Patents or Compound Patents in a particular country in which GSK agrees to bear all costs for Prosecution and Maintenance and (B) that, subject to Section 8.2.5, GSK shall have the final say after its exercise of a Program Option with respect to those claims in any such Joint Collaboration Patent or Compound Patent that solely cover the composition of matter of, or method of making or using, a Product Candidate in the Program as to which GSK has exercised its Program Option. Each Party shall keep the other Party informed as to material developments with respect to the Prosecution and Maintenance of such Joint Collaboration Patents or Compound Patents for which such Party has responsibility for Prosecution and Maintenance pursuant to Sections 8.2.2, 8.2.3 or 8.2.4(c), including without limitation, by providing copies of any office actions or office action response or other correspondence that such Party provides to or receives from any patent office, including notice of all interferences, reissues, re-examinations, oppositions or requests for patent term extensions, and by providing the other Party the timely opportunity to have reasonable input into the strategic aspects of such Prosecution and Maintenance, subject to Section 8.2.5. Without limiting the foregoing, neither Party shall file a new application for such a Joint Collaboration Patent or Compound Patent

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unless it has first disclosed the same to the other Party. Targacept shall have no further obligations under this Section 8.2.4(a) with respect to a given Patent to the extent such Patent contains only claims covering one or more Refused Candidates, Refused Candidate Products or Returned Licensed Products, except, with respect to a Joint Collaboration Patent, as the Joint Patent Committee may otherwise determine is necessary to enable either Party to satisfy its legal obligations as a joint inventor.

(b) If, during the Term, the Party responsible for Prosecution and Maintenance of a Joint Collaboration Patent or a Compound Patent (the “Prosecuting Party”) intends to allow such Patent to lapse or become abandoned without having first filed a continuation or substitution, the Prosecuting Party shall notify the other Party of such intention at least [********] prior to the date upon which such Patent shall lapse or become abandoned, and such other Party shall thereupon have the right, but not the obligation, to assume responsibility for the Prosecution and Maintenance thereof at its own expense with counsel of its own choice.

(c) Following the exercise by GSK of its Program Option for a Program, if GSK, in good faith, is no longer satisfied with the performance of external counsel used by Targacept with respect to any Compound Patent that claims the composition of, or method of making or using, a Product Candidate (or Licensed Product) subject to the Program Option so exercised and does not also claim or cover the composition of, or method of making or using, any compound that is not a Related Exclusivity Compound with respect to such Product Candidate, GSK has the right to assume responsibility for Prosecution and Maintenance of such Compound Patent at GSK’s sole expense using an external law firm mutually and reasonably acceptable to the Parties, subject to Section 8.2.5.

8.2.5 Existing Obligations for Multi-Purpose Patents; Sublicense Agreements. The Parties acknowledge and agree that: (i) the Patents identified on Schedule 8.2.5 claim or cover subject matter that is subject to [********] while also claiming or covering [********]; (ii) Targacept has licensed certain method of use patents with respect to TC-2696 under the Sublicense Agreements; and (iii) to the extent of any conflict between (A) the rights of GSK or responsibilities of Targacept hereunder with respect to such Patents (to the extent [********] becomes a Product Candidate), or any other Patent during the Term that claims or covers subject matter that is subject to [********], and (B) Targacept’s obligations existing as of the Effective Date under [********] or the provisions of the Sublicense Agreements, [********] the applicable Sublicense Agreement, as the case may be, shall take precedence and control.

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8.3 Patent Costs.

8.3.1 Collaboration Technology. Except as provided in Sections 8.3.3 or 8.2.4(a)(A), each Party shall be responsible for Patent Costs associated with the Prosecution and Maintenance hereunder of any Collaboration Patents that it owns solely. Targacept and GSK shall [********] the Patent Costs associated with the Prosecution and Maintenance of Joint Collaboration Patents, unless the Parties otherwise agree; provided that either Party may decline to pay its share of costs for filing, prosecuting and maintaining any Joint Collaboration Patents in a particular country or particular countries, in which case the declining Party shall, and shall cause its Affiliates to, assign to the other Party (or, if such assignment is not possible, grant a fully-paid exclusive license in) all of their rights, titles and interests in and to such Joint Collaboration Patents.

8.3.2 Targacept Patents and GSK Patents. Except as provided in Section 8.3.3 or Section 8.2.4(a)(A), Targacept shall be responsible for [********] percent ([********]%) of the Patent Costs incurred by Targacept prior to and after the Effective Date in all countries in the Territory with respect to which Patent Costs are incurred with respect to any Targacept Patents. GSK shall be responsible for [********] percent ([********]%) of the Patent Costs incurred by GSK prior to and after the Effective Date in all countries in the Territory with respect to GSK Patents.

8.3.3 Patent Costs Following GSK’s Exercise of Program Option. Notwithstanding Sections 8.3.1 and 8.3.2, following GSK’s exercise of a Program Option, GSK shall be responsible for one hundred percent (100%) of Patent Costs (but subject to a reasonable reduction in the event that a Patent in question claims subject matter that is licensed to a Third Party) going forward that are associated with the Prosecution and Maintenance of all Targacept Patents and Collaboration Patents that contain claims covering Product Candidates or Licensed Products subject to the Program Option so exercised. In addition, the Parties, through the Joint Patent Committee, will cooperate to determine if and when any divisional applications shall be filed with respect to such Targacept Patents and Collaboration Patents.

8.4 Defense of Claims Brought by Third Parties.

8.4.1 Collaboration Compounds. If a Third Party initiates an action, suit or proceeding (in any case, a “Proceeding”) claiming that a patent or other right owned by it is infringed by the manufacture, use, sale or importation of any Collaboration Compound with respect to a Program as to which GSK has not exercised its Program Option (except for a Refused Candidate or

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Refused Candidate Product, which shall be subject to Section 8.4.3), Targacept shall have the first right, but not the obligation, to defend against such Proceeding [********]. In the event Targacept elects to defend against such Proceeding, Targacept shall have the sole right to direct the defense and to elect whether to settle such claim. In the event that Targacept elects not to defend against a particular Proceeding, then it shall so notify GSK in writing within [********] after it first received written notice of the actual initiation of such Proceeding and, during such [********] period, shall take such reasonable measures as may be necessary to preserve GSK’s legal right to defend against such Proceeding. In such event, GSK shall have the right, but not the obligation, subject to Section 8.2.5, to defend against such Proceeding [********] and thereafter shall have the right to direct the defense thereof, including, without limitation the right to settle such claim (but only with the consent of Targacept, not to be unreasonably withheld). In any event, the Parties shall reasonably assist one another and cooperate in any such litigation at the other’s request without expense to the requesting Party. Each Party may at its own expense and with its own counsel join any defense directed by the other Party. Each Party shall provide the other Party with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which such Party becomes aware, and shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

8.4.2 Licensed Products. If a Third Party initiates a Proceeding claiming that a patent or other right owned by it is infringed by the manufacture, use, sale or importation of any Product Candidate or Licensed Product (except for a Returned Licensed Product which shall be subject to Section 8.4.3), GSK shall have the first right, but not the obligation, to defend against any such Proceeding [********]. In the event GSK elects to defend against such Proceeding, GSK shall have the sole right to direct the defense and to elect whether to settle such claim (but only with the consent of Targacept, not to be unreasonably withheld). In the event that GSK elects not to defend against a particular proceeding, then it shall so notify Targacept in writing within [********] after it first received written notice of the actual initiation of such Proceeding and, during such sixty-day period, shall take such reasonable measures as may be necessary to preserve Targacept’s legal right to defend against such Proceeding. In such event, Targacept shall have the right, but not the obligation, to defend against such proceeding [********] and thereafter shall have the sole right to direct the defense thereof, including, without limitation the right to settle such claims. In any event, the Parties shall reasonably assist one another and cooperate in any such litigation at the other’s request without expense to the requesting Party. Each Party may at its own

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expense and with its own counsel join any defense directed by the other Party. Each Party shall provide the other Party with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which such Party becomes aware, and shall promptly furnish the other Party with a copy of each communication relating to the alleged infringement that is received by such Party.

8.4.3 Refused Candidates, Refused Candidate Products and Returned Licensed Products.

(a) If a Third Party initiates a Proceeding claiming that a patent or other right owned by it is infringed by the manufacture, use, sale or importation of any Refused Candidate, Refused Candidate Product or Returned Licensed Product, Targacept shall have the sole and exclusive right, but not the obligation, to defend against such Proceeding at its sole cost and expense. GSK shall provide Targacept with prompt written notice of the commencement of any such Proceeding, or of any allegation of infringement of which GSK becomes aware, and shall promptly furnish Targacept with a copy of each communication relating to the alleged infringement that is received by GSK.

(b) For any Competitive Infringement of a Targacept Patent or a Collaboration Patent with respect to a Refused Candidate, Refused Candidate Product or Returned Licensed Product, Targacept shall have the sole and exclusive right, but not the obligation, to institute, prosecute, and control a Proceeding with respect thereto (including, without limitation, with respect to any invalidity or unenforceability defense or counterclaim in connection therewith), by counsel of its own choice and shall be entitled to retain one hundred percent (100%) of any recovery.

(c) For any Competitive Infringement of a GSK Patent with respect to a Refused Candidate, Refused Candidate Product or Returned Licensed Product, GSK shall have the first right, but not the obligation, subject to Section 8.2.5, to institute, prosecute, and control a Proceeding with respect thereto (including, without limitation, with respect to any invalidity or unenforceability defense or counterclaim in connection therewith) by counsel of its own choice at its own expense, and Targacept shall have the right to be represented in that action by counsel of its own choice at its own expense. If GSK fails to initiate a Proceeding within a period of [********] after receipt or delivery by it of written notice of such Competitive Infringement pursuant to Section 8.5.1 (subject to a [********] extension to conclude negotiations, if GSK has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement pursuant to Section 8.5.1 within such [********] period),

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Targacept shall have the right, but not the obligation, to initiate and control a Proceeding by counsel of its own choice, and GSK shall have the right to be represented in any such action by counsel of its own choice at its own expense. Any damages or other monetary awards recovered shall be shared as follows: (i) the amount of such recovery actually received by the Party controlling such action shall first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such Proceeding (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and then (ii) any remaining proceeds shall be allocated between the Parties [********] percent ([********]%) to Targacept and [********] percent ([********]%) to GSK. Where GSK exercises the first prosecution right set forth in this Section 8.4.3(c), it shall cooperate in good faith with Targacept or any Third Party to which Targacept has licensed rights to such Refused Candidate, Refused Candidate Product or Returned Licensed Product in all reasonable respects to determine and pursue the most reasonable method of eliminating the Competitive Infringement (and in responding to an invalidity or unenforceability defense or counterclaim in connection therewith) in view of the parties’ respective interests.

8.5 Enforcement of Patents.

8.5.1 Duty to Notify of Competitive Infringement. If either Party learns of an infringement, unauthorized use, misappropriation or threatened infringement by a Third Party with respect to any Collaboration Patent, Targacept Patent or, solely for purposes of Section 8.4.3, GSK Patents, by reason of the manufacture, use or sale of a product identical to or substantially similar to any Collaboration Compound or Product within the Territory (“Competitive Infringement”), such Party shall promptly notify the other Party and shall provide such other Party with available evidence of such Competitive Infringement.

8.5.2 Prior to Exercise of Program Option. For any Competitive Infringement with respect to a Collaboration Compound that occurs prior to GSK’s exercise of its Program Option for the applicable Program, if at all, Targacept shall have the first right, but not the obligation, to institute, prosecute, and control a Proceeding with respect to any such Competitive Infringement (including, without limitation, with respect to any invalidity or unenforceability defense or counterclaim in connection therewith), by counsel of its own choice, and GSK shall have the right to be represented in that action by counsel of its own choice at its own expense. If Targacept fails to initiate a Proceeding within a period of [********] after receipt of written notice of such Competitive Infringement (subject to a [********] extension to conclude negotiations, if Targacept has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such [********] period), then GSK shall have the right, but not the

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obligation, subject to Section 8.2.5, to initiate and control a Proceeding by counsel of its own choice, and Targacept shall have the right to be represented in any such action by counsel of its own choice at its own expense. Where GSK exercises the right set forth in this Section 8.5.2, it shall cooperate in good faith with Targacept or any Third Party to which Targacept has licensed Targacept Patents or Collaboration Patents outside of the Field in all reasonable respects to determine and pursue the most reasonable method of eliminating the Competitive Infringement (and in responding to an invalidity or unenforceability defense or counterclaim in connection therewith) in view of the parties’ respective interests.

8.5.3 Following Exercise of Program Option. For any Competitive Infringement with respect to a Product Candidate or Licensed Product, GSK shall have the first right, but not the obligation, subject to Section 8.2.5, to institute, prosecute, and control a Proceeding with respect thereto (including, without limitation, with respect to any invalidity or unenforceability defense or counterclaim in connection therewith) by counsel of its own choice at its own expense, and Targacept shall have the right, at its own expense, to be represented in that action by counsel of its own choice. If GSK fails to initiate a Proceeding within a period of [********] after receipt of written notice of such Competitive Infringement (subject to a [********] extension to conclude negotiations, if GSK has commenced good faith negotiations with an alleged infringer for elimination of such Competitive Infringement within such [********] period, Targacept shall have the right to initiate and control a Proceeding by counsel of its own choice, and GSK shall have the right to be represented in any such action by counsel of its own choice at its own expense. Where GSK exercises the right set forth in this Section 8.5.3, it shall cooperate in good faith with Targacept or any Third Party to which Targacept has licensed Targacept Patents or Collaboration Patents outside of the Field in all reasonable respects to determine and pursue the most reasonable method of eliminating the Competitive Infringement (and in responding to an invalidity or unenforceability defense or counterclaim in connection therewith) in view of the parties’ respective interests.

8.5.4 Share of Recoveries. If one Party initiates a Proceeding in accordance with this Section 8.5, the second Party agrees to be joined as a party plaintiff where necessary and to give the first Party reasonable assistance and authority to file and prosecute the Proceeding. The costs and expenses of the Party initiating the Proceeding under this Section 8.5 shall be borne by such Party, and any damages or other monetary awards recovered shall be shared as follows: (i) the amount of such recovery actually received by the Party controlling such action shall first be applied to the Parties’ reasonable out-of-pocket costs incurred in connection with such

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Proceeding (which amounts shall be allocated pro rata if insufficient to cover the totality of such expenses); and then (ii) any remaining proceeds shall be allocated between the Parties (A) if the Competitive Infringement related solely to Product Candidate(s) or Licensed Product(s), such that the Party initiating the Proceeding (as a practical matter, disregarding where a Party is joined as a plaintiff solely to ensure standing) under this Section 8.5 retains [********] percent ([********]%) and the other Party retains [********] percent ([********]%) of such amount, or (B) if the Competitive Infringement related solely to Collaboration Compounds that occurred prior to GSK’s exercise of its Program Option for the applicable Program, retained one hundred percent (100%) by Targacept. A settlement or consent judgment or other voluntary final disposition of a suit under this Section 8.5 may be entered into without the consent of the Party not bringing the suit; provided that such settlement, consent judgment or other disposition does not admit the invalidity or unenforceability of the relevant Patent, Targacept Technology or GSK Technology and provided further, that any rights granted under the relevant Patent to continue the infringing activity in such settlement, consent judgment or other disposition shall be limited to those rights that the granting Party otherwise has the right to grant.

8.5.5 Other Infringement. Subject to Sections 8.5.1 through 8.5.4 above, with respect to the infringement of a jointly-owned Collaboration Patent which is not a Competitive Infringement, each Party may proceed in such manner as the law permits. Each Party shall bear its own expenses and any recovery obtained by either Party may be retained by such Party unless otherwise agreed. In addition, Targacept shall retain all rights to pursue an infringement of any Patent solely owned by Targacept which is other than a Competitive Infringement, and GSK shall retain all rights to pursue an infringement of any Patent solely owned by GSK which is other than a Competitive Infringement.

8.5.6 35 USC 271(e)(2) Infringement. Notwithstanding anything to the contrary in this Section 8.5, but subject to Section 8.2.5, for infringement under 35 USC 271(e)(2) where GSK has exercised its Program Option and is the holder of an NDA for a Product that is the subject of such infringement, and for so long as GSK maintains or retains its exclusive license granted upon exercise of such Program Option, GSK has the sole right to initiate legal action to enforce all Targacept Patents and Collaboration Patents licensed to it pursuant to Section 5.1.2 against infringement or misappropriation by Third Parties or defend any declaratory judgment action relating thereto at its sole expense.

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8.5.7 Patent Listing. To the extent required or permitted by law, GSK will use commercially reasonable efforts to promptly, accurately and completely list, with the applicable Regulatory Authorities during the Term, all applicable Patents for any Licensed Product that GSK intends to, or has begun to commercialize, and that have become the subject of an NDA submitted to FDA, such listings to include all so-called “Orange Book” listings required under the Hatch-Waxman Act and all so called “Patent Register” listings as required in Canada. Prior to such listings, the Parties will meet, through the Joint Patent Committee, to evaluate and identify all applicable Patents. Notwithstanding the preceding sentence, GSK will retain final decision making authority as to the listing of all applicable Patents for such Product, regardless of which Party owns such Patent, subject to Section 8.2.5.

8.5.8 CREATE Act. Notwithstanding anything to the contrary in this Section 8.5, neither Party shall have the right to make an election under the Cooperative Research and Technology Enhancement Act of 2004, 35 U.S.C. 103(c)(2)-(c)(3) (the “CREATE Act”) when exercising its rights under this Section 8.5 without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. With respect to any such permitted election, the Parties shall use reasonable efforts to cooperate and coordinate their activities with respect to any submissions, filings or other activities in support thereof. The Parties acknowledge and agree that this Agreement is a “joint research agreement” as defined in the CREATE Act.

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ARTICLE 9

CONFIDENTIALITY

9.1 Confidentiality; Exceptions. Except to the extent expressly authorized by this Agreement or otherwise agreed in writing, the Parties agree that, during the Term and for a period of [********] thereafter, the receiving Party (the “Receiving Party”) shall keep confidential and shall not publish or otherwise disclose or use for any purpose other than as provided for in this Agreement any Information or other confidential and proprietary information and materials, patentable or otherwise (including, without limitation, trade secrets, know-how, inventions or discoveries, formulae, methods, processes, techniques and information relating to a Party’s past, present and future marketing, financial, and research and development activities of any product or potential product or useful technology of the Disclosing Party and the pricing thereof (collectively, “Confidential Information”), in any form (written, oral, photographic, electronic, magnetic, or otherwise), which is disclosed or made available to it by the other Party (the “Disclosing Party”) or otherwise received or accessed by a Receiving Party in the course of performing its obligations or exercising its rights under this Agreement, except to the extent that it can be established by the Receiving Party that such Confidential Information:

(a) was in the lawful knowledge and possession of the Receiving Party prior to the time it was disclosed or made available to, or learned by, the Receiving Party, or was otherwise developed independently by the Receiving Party without reference to or use of the Disclosing Party’s Confidential Information, as evidenced by written records kept in the ordinary course of business or other documentary proof of actual use by the Receiving Party;

(b) was available to the public generally or otherwise part of the public domain at the time of its disclosure to the Receiving Party;

(c) became available to the public generally or otherwise part of the public domain after its disclosure and other than through any act or omission of the Receiving Party; or

(d) was disclosed to the Receiving Party, other than under an obligation of confidentiality to or at the direction of the Disclosing Party, by a Third Party who had no obligation to the Disclosing Party not to disclose such information to others.

9.2 Authorized Disclosure. Except as expressly provided otherwise in this Agreement, a Receiving Party may use and disclose Confidential Information of the Disclosing Party as follows: (i) to its employees, consultants, Affiliates, subcontractors or other Third

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Parties, under written confidentiality obligations at least as restrictive as those in this Agreement, in connection with the performance of its obligations or exercise of rights granted or reserved pursuant to this Agreement (including, without limitation, the rights to conduct the Research Programs, Early Development Programs and Targacept Post-Exercise Activities, Develop Product Candidates, Refused Candidates or Returned Licensed Products, commercialize Products and to grant licenses and sublicenses hereunder); (ii) to the extent such disclosure is reasonably necessary in filing or prosecuting patent, copyright and trademark applications, prosecuting or defending litigation, complying with applicable rules and regulations of regulatory authorities (including, without limitation, stock exchange rule or listing requirements), obtaining Regulatory Approvals, conducting preclinical activities or clinical trials, marketing Products, or otherwise required by law; provided, however, that if a Receiving Party is required by law or regulation to make any disclosure of a Disclosing Party’s Confidential Information it will, except where impracticable (by way of example only, in the event of medical emergency), give reasonable advance notice to the Disclosing Party of such disclosure requirement and an opportunity to comment on any such required disclosure, take into account such comments in good faith and, except to the extent inappropriate in the case of patent applications, cooperate in reasonable respects with the Disclosing Party’s efforts to secure confidential treatment of such Confidential Information required to be disclosed; (iii) in communication with actual or potential investors, consultants, professional advisors, bankers, acquirors, acquirees or merger partners on a need to know basis, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement; or (iv) to the extent mutually agreed in writing by the Parties. Without limiting the generality of the foregoing, each Party shall take such action, and shall cause its Affiliates and Sublicensees to take such action, to preserve the confidentiality of the other Party’s Confidential Information as such Party would customarily take to preserve the confidentiality of its own Confidential Information and shall, in any event, use at least reasonable care to preserve the confidentiality the other Party’s Confidential Information.

9.3 Press Release; Disclosure of Agreement. On or promptly after the Effective Date, the Parties shall individually or jointly issue a public announcement of the execution of this Agreement in a form agreed upon by the Parties, and either Party may make subsequent public disclosure of the contents of such press release without further approval of the other Party. Neither Party shall be free to issue any other press release or similar public announcement regarding the Agreement (it being understood that publication in scientific journals, presentation at scientific conferences and meetings and the like are intended to be covered by Section 9.6 and

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not subject to this Section 9.3), except with the other Party’s consent, or as permitted pursuant to Section 9.2; provided that, notwithstanding the foregoing, Targacept shall not require the consent of GSK for any press release or similar public announcement (but shall provide any such release to GSK for its review and consider any comments timely received in good faith) (i) for the [********] or [********] or (ii) [********]. The Parties agree to consult with each other reasonably and in good faith with respect to the text and timing of any such press releases prior to the issuance thereof, and a Party may not unreasonably withhold, condition or delay consent to any such release. The principles to be observed by Targacept and GSK in any such permitted public disclosures with respect to this Agreement shall be: accuracy, the requirements of confidentiality under this Article 9, and the normal business practice in the pharmaceutical industry for disclosures by companies of comparable size to GSK and Targacept, respectively. Notwithstanding the foregoing, to the extent information regarding this Agreement has already been publicly disclosed (or disclosed in a scientific or other conference), either Party may subsequently disclose the same information without the consent of the other Party. Each Party shall also be permitted to disclose the terms of this Agreement, in each case under appropriate confidentiality provisions substantially equivalent to those of this Agreement to any actual or potential investors, consultants, bankers, acquirors, acquirees, merger partners, and professional advisors. Each Party shall give the other Party a reasonable opportunity to review the first filing with the United States Securities and Exchange Commission describing the terms of this Agreement prior to submission of such filings and any subsequent filing that includes material terms of this Agreement disclosed for the first time and shall give due consideration to any reasonable comments by the non-filing Party relating to such filing, including without limitation the provisions of this Agreement for which confidential treatment should be sought.

9.4 Termination of Prior Agreement. This Agreement supersedes the Confidentiality Agreement executed by Targacept and GSK dated September 4, 2003 (including any and all amendments thereto). All information exchanged between the Parties under that Agreement shall be deemed Confidential Information hereunder and shall be subject to the terms of this Article 9.

9.5 Remedies. Each Party shall be entitled to seek, in addition to any other right or remedy it may have at law or in equity, a temporary injunction, without the posting of any bond or other security, enjoining or restraining the other Party from any violation or threatened violation of this Article 9.

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9.6 Publications.

9.6.1 Publications by Targacept. Targacept may publish or present data or results relating to any Research Program or Early Development Program (or any compound evaluated therein) in scientific journals or conferences, subject to the prior review and comment by GSK as follows. Targacept shall provide GSK with the opportunity to review any such proposed abstract, manuscript or presentation by delivering a copy thereof to GSK no less than [********] before its intended submission for publication or presentation. GSK shall have [********] from its receipt of any such abstract, manuscript or presentation in which to notify Targacept in writing of any specific objections to the disclosure of Confidential Information of either party. In the event GSK objects to the disclosure in writing within such [********] period, (i) Targacept shall not submit the publication or abstract or make the presentation containing the objected-to information until the Parties have agreed to such content (except that, if the Parties cannot agree promptly, Targacept shall have decision-making authority [********] for the applicable Program and GSK shall have decision-making authority [********] for the applicable Program), (ii) Targacept shall delete from the proposed disclosure any GSK Confidential Information upon the reasonable request of GSK and (iii) if GSK reasonably determines that the such abstract, manuscript or presentation contains patentable subject matter, Targacept shall delay such publication for up to an additional [********] to enable the pursuit of appropriate patent protection. Once any such abstract or manuscript is accepted for publication, Targacept will provide GSK with a copy of the final version of the manuscript or abstract. The Parties acknowledge that publications relating to TC-2696 or TC-6499 submitted for publication by Targacept prior to the Effective Date shall not be subject to the above review procedure. For clarity, this Section 9.6.1 shall not apply to any proposed abstract, manuscript or presentation that relates to compounds that are not Collaboration Compounds.

9.6.2 Publications by GSK. After exercise of a Program Option, GSK may publish or present data or results relating to a Product Candidate or Licensed Product in scientific journals or at scientific conferences, subject to the prior review and comment by Targacept as follows (and further subject to Section 3.4.2). GSK shall provide Targacept with the opportunity to review any such proposed abstract, manuscript or presentation by delivering a copy thereof to Targacept no less than [********] before its intended submission for publication or presentation. Targacept shall have [********] from its receipt of any such abstract, manuscript or presentation in which to notify GSK in writing of any specific objections to the disclosure of Confidential Information of Targacept (including Targacept Know-How or Collaboration Know-How owned solely by Targacept). In the event Targacept objects to the disclosure in writing within such [********] period, (i) GSK shall not submit the publication or abstract or make the presentation

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containing the objected-to information until the Parties have agreed to the content of the proposed disclosure, (ii) GSK shall delete from the proposed disclosure any Targacept Confidential Information upon the reasonable request by Targacept and (iii) if Targacept reasonably determines that such abstract, manuscript or presentation contains patentable subject matter, GSK shall delay such publication for up to an additional [********] to enable Targacept seek appropriate patent protection. Once any such abstract or manuscript is accepted for publication, GSK will provide Targacept with a copy of the final version of the manuscript or abstract.

9.6.3 General. Notwithstanding Sections 9.6.1 and 9.6.2, once an abstract, manuscript or presentation has been reviewed and approved by a Party, the same content included in such abstract, manuscript or presentation does not have to be provided again to the other Party for review for a later submission for publication. In any permitted publication or presentation by a Party, the other Party’s contribution shall be duly recognized, and co-authorship shall be determined in accordance with customary standards. Furthermore, with respect to any proposed abstracts, manuscripts or summaries of presentations by investigators or other Third Parties having the right to do so, such materials shall be subject to review under this Section 9.6 to the extent that GSK or Targacept (as the case may be) has the right to do so.

ARTICLE 10

REPRESENTATIONS AND WARRANTIES

10.1 Representations and Warranties of Both Parties. Each Party hereby represents and warrants to the other Party, as of the Effective Date, that:

10.1.1 such Party is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation and has full corporate power and authority to enter into this Agreement and to carry out the provisions hereof;

10.1.2 such Party has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

10.1.3 this Agreement has been duly executed and delivered on behalf of such Party and constitutes its legal, valid and binding obligation, enforceable against it in accordance with the terms hereof (subject to the effects of bankruptcy, insolvency or other laws of general application affecting the enforcement of creditor rights, to judicial principles affecting the availability of specific performance and to general principles of equity, whether enforceability is considered a proceeding at law or equity);

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10.1.4 the execution, delivery and performance of this Agreement by such Party does not conflict with any agreement, instrument or understanding, oral or written, to which it is a party or by which it is bound or violate any law or regulation of any court, governmental body or administrative or other agency having jurisdiction over such Party;

10.1.5 no government authorization, consent, approval, license, exemption of or filing or registration with any court or governmental department, commission, board, bureau, agency or instrumentality, domestic or foreign, under any applicable laws, rules or regulations currently in effect, is or will be necessary for, or in connection with, the transaction contemplated by this Agreement or the Stock Purchase Agreement, or for the performance by it of its obligations under this Agreement or the Stock Purchase Agreement, except as may be required under the Stock Purchase Agreement; and

10.1.6 it has not, to its knowledge and without any duty of inquiry, employed or used a contractor or consultant that has employed any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA) or, to its knowledge and without any duty of inquiry, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of the Preclinical Activities or Clinical Studies of Collaboration Compounds as of the Effective Date.

10.2 Representations and Warranties of Targacept. Targacept hereby represents and warrants to GSK, as of the Effective Date, that:

10.2.1 to its knowledge without having conducted any special inquiry and without any further duty of inquiry, Targacept has, or shall have at the time of exercise of a Program Option by GSK, the right to grant all rights and licenses to the Targacept Technology that it purports to grant to GSK under this Agreement effective upon exercise of such Program Option

10.2.2 to its knowledge without having conducted any special inquiry and without any further duty of inquiry, Targacept does not require any licenses or other intellectual property rights from any Third Parties in order to conduct research, discovery, and Development activities in any Research Program or Early Development Program;

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10.2.3 to its knowledge without having conducted any special inquiry and without any further duty of inquiry, Targacept has no present knowledge (i) from which it concludes that any of the Targacept Patents are invalid or unenforceable or (ii) of any settled, pending or threatened (in writing) claim or lawsuit or legal proceeding of a Third Party against Targacept alleging that its PentadTM technology platform infringes or misappropriates in part or in whole the intellectual property or intellectual property rights of such Third Party; and

10.2.4 to its knowledge without having conducted any special inquiry and without any further duty of inquiry, there are no additional licenses (beyond those that would be granted to GSK under Article 5 upon the exercise of a Program Option) under any intellectual property that is owned or Controlled by Targacept or its Affiliates as of the Effective Date that would be required in order for GSK to further Develop and commercialize any Product Candidate or Licensed Product as contemplated under this Agreement pursuant to the exercise by GSK of any of its Program Options;

10.2.5 to its knowledge without having conducted any special inquiry and without any further duty of inquiry, Targacept has disclosed to GSK all material data and Information and all material correspondence to or from any Regulatory Authority, regardless of whether such data, correspondence and Information would have a positive or negative impact on the potential commercial, scientific or strategic value or attractiveness of the Collaboration Compounds in existence and actually made as of the Effective Date, that is in Targacept’s reasonable business judgment material and relevant to a reasonable assessment of the scientific, commercial, safety, and regulatory liabilities of such Collaboration Compounds.

10.3 Targacept Covenants. Targacept hereby covenants to GSK that:

10.3.1 all employees, consultants and agents of Targacept or its Affiliates working in any Research Program or Early Development Program shall be under the obligation to assign all right, title and interest in and to their inventions conceived and discoveries made within the scope of their employment, whether or not patentable, if any, to Targacept as the sole owner thereof;

10.3.2 Targacept shall not to its knowledge, without any duty of inquiry, employ or use any contractor or consultant that employs any individual or entity debarred by the FDA (or subject to a similar sanction of EMEA), or, to its knowledge and without any duty of inquiry, any individual who or entity which is the subject of an FDA debarment investigation or proceeding (or similar proceeding of EMEA), in the conduct of the Preclinical Activities or Clinical Studies of Collaboration Compounds;

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10.3.3 Targacept shall: (i) perform its activities pursuant to this Agreement in compliance in all material respects with good laboratory and clinical practices and cGMP, in each case to the extent customary for any particular activity and as applicable under the laws and regulations of the country and the state and local government wherein such activities are conducted; (ii) with respect to the care, handling and use in research and development activities hereunder of any animals by or on behalf of Targacept, comply (and shall ensure compliance by any of its subcontractors) in all material respects at all times with all applicable federal, state and local laws, regulations and ordinances and with current best practices for comparable-sized pharmaceutical companies for the proper care, handling and use of animals in research and development activities, subject to GSK’s reasonable right of inspection, and (iii) promptly and in good faith undertake reasonable corrective steps and measures to remedy the situation to the extent that any significant deficiencies are identified as the result of any such inspection;

10.3.4 at all times during the Term, it shall not affirmatively take any discretionary action (including, as non-limiting examples, by [********]) [********] to [********] or [********] (as defined thereunder), or any definition or any other provision thereof, in a manner that would reduce, limit or interfere with the scope of the Field hereunder or the license rights or the scope of the licenses granted to GSK hereunder as the result of, and effective only as of, any Program Option exercise;

10.3.5 it shall notify GSK via the JSC and obtain the consent of GSK via the JSC, at the time of or prior to providing to GSK or nominating to the JSC, any Hits or Leads that have the same [********] as any compounds licensed or subject to future license under [********];

10.3.6 if requested by GSK in writing, Targacept will take reasonable, good faith measures to help to facilitate a [********] between [********] in the event that [********] desires to pursue the Development or commercialization of any [********] hereunder for any secondary use that would be [********] in the [********];

10.3.7 it shall disclose to GSK and exchange all data and Information and all correspondence to or from any Regulatory Authority then available, regardless of whether such data, correspondence and Information would have a positive or negative impact on the potential commercial, scientific or strategic value or attractiveness of the Progressed Compounds, that is in Targacept’s

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reasonable business judgment material to a reasonable assessment of the scientific, commercial, safety, and regulatory liabilities of the Progressed Compounds to be considered by GSK in deciding whether or not to exercise its Program Option with respect to any Program;

10.3.8 it shall not during the Term grant any right or license to any Third Party relating to any of the Targacept Technology that would conflict or interfere with or encumber any of the rights or licenses that would be granted to GSK effective upon exercise of a Program Option, including also, without limitation, any liens, mortgages, security interests or another similar interest that would give the holder the right to convert the interest into ownership; and

10.3.9 in the event that Targacept has knowledge, at any time during (i) the Term, that any of the Targacept Patents are invalid or unenforceable or (ii) the Collaboration Term, of any settled, pending or threatened (in writing) claim or lawsuit or legal proceeding of a Third Party against Targacept alleging that its PentadTM technology platform infringes or misappropriates in part or in whole the intellectual property or intellectual property rights of such Third Party, Targacept shall promptly inform GSK in writing of the same.

10.4 GSK Covenants. GSK hereby covenants to Targacept that:

10.4.1 neither it nor its Affiliates shall conduct any research or Development activities or otherwise conduct activities under any Research Program or Early Development Program hereunder (other than Supplemental Activities) without Targacept’s prior written consent;

10.4.2 all employees, consultants and agents of GSK or its Affiliates working under this Agreement shall be under the obligation to assign all right, title and interest in and to their inventions conceived and discoveries made within the scope of their employment, whether or not patentable, if any, to GSK as the sole owner thereof; or

10.4.3 neither it nor its Affiliates shall conduct any activity, either on its own, or with, for the benefit of, or sponsored by, any Third Party, that is designed to research, develop or commercialize, or grant any license or other intellectual property rights to any Third Party for the purpose of researching, developing, commercializing or otherwise exploiting in any material respect, in each case in the Territory, any Collaboration Compound (including, without limitation, Development Candidate, Backup Compound, Follow-On Compound, Option Compound, Related Compound, Product Candidate or Licensed Product) outside of the Field. In the event that GSK desires to [********] would be consistent with the covenant in this paragraph, Targacept shall reasonably cooperate with GSK [********] in good faith with GSK.

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10.5 Disclaimer; No Guarantee of Success. EXCEPT AS OTHERWISE EXPRESSLY SET FORTH IN THIS AGREEMENT, NEITHER PARTY MAKES ANY REPRESENTATION OR EXTENDS ANY WARRANTY OF ANY KIND WITH RESPECT TO ANY TECHNOLOGY, GOODS, SERVICES, RIGHTS OR OTHER SUBJECT MATTER OF THIS AGREEMENT AND EACH PARTY HEREBY DISCLAIMS ALL WARRANTIES, EITHER EXPRESS OR IMPLIED, INCLUDING, BUT NOT LIMITED TO, ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE OR THAT ANY PATENTS ARE VALID OR ENFORCEABLE OR THAT THEIR EXERCISE DOES NOT OR WILL NOT INFRINGE ANY PATENT RIGHTS OF THIRD PARTIES. A holding of invalidity or unenforceability of any Patent shall not affect any obligation already accrued hereunder, but shall only affect the payment of royalties otherwise due under this Agreement, if and to the extent provided in Article 6. GSK understands that the Collaboration Compounds are the subject of ongoing research and Development and that Targacept cannot assure the safety, tolerability, potency, efficacy or usefulness of any Collaboration Compound. Accordingly, (i) nothing contained in this Agreement shall be construed as a guarantee or warranty of Targacept that (A) any Research Program or Early Development Program will yield any Hit, Lead, Development Candidate, Option Compound, Backup Compound, Follow-on Compound, Product Candidate or Licensed Product that is or will be commercially exploitable in any respect or otherwise be successful or (B) any Collaboration Compound will achieve the [********] or satisfy the PoC Criteria, and (ii) it is understood and agreed that each goal or objective set forth herein, whether relating to a Program, Research Program, Early Development Program, TPP or otherwise, may not be met and Targacept shall not be deemed to have breached this Agreement or any obligation hereunder for failure to achieve any such goal or objective. Without limiting the generality of the foregoing, Targacept makes no representations, warranties or covenants except as expressly set forth in this Article 10 concerning the Targacept Technology or the Collaboration Technology.

ARTICLE 11

INDEMNIFICATION; INSURANCE

11.1 Indemnification by GSK. GSK shall indemnify, defend and hold harmless Targacept and its Affiliates, and its and their respective directors, officers, employees and agents (and, if TC-2696 becomes a Product Candidate, its licensors and their respective

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trustees, officers, directors, employees, agents and affiliates), from and against any and all liabilities, damages, losses to third parties, costs and expenses, including, but not limited to, the reasonable fees of attorneys and other professionals (collectively “Losses”), arising out of or resulting from any and all Third Party suits, claims, actions, proceedings or demands (“Claims”) based upon:

11.1.1 the negligence, recklessness or wrongful intentional acts or omissions of GSK or its Affiliates, or its or their respective directors, officers, employees and agents, in connection with GSK’s performance of its obligations or exercise of its rights under this Agreement;

11.1.2 a breach of any representation, warranty or express covenant made by GSK under Article 10 or any other provision under this Agreement (other than 6.12.2); or

11.1.3 the Development actually conducted by or on behalf of GSK or its Affiliates or Sublicensees (including, without limitation, any Supplemental Activities, but excluding any Development carried out by or on behalf of Targacept hereunder), the handling and storage by or on behalf of GSK or its Affiliates or Sublicensees of any chemical agents or other compounds by or on behalf of GSK or its Affiliates or Sublicensees, or the manufacture, marketing, commercialization or sale by GSK or its Affiliates or Sublicensees of any Product Candidate, Licensed Product or any product derived from a Product Candidate or Licensed Product;

except, in each case above, to the extent such Claim or Losses arose out of or resulted from the breach of this Agreement or any Co-promotion Agreement by, or the negligence, recklessness or wrongful intentional acts or omissions of, Targacept or its Affiliates, and their respective directors, officers, employees and agents;

11.2 Indemnification by Targacept. Targacept shall indemnify, defend and hold harmless GSK and its Affiliates, and their respective directors, officers, employees and agents, from and against any and all Losses, arising out of or resulting from any and all Third Party Claims based upon:

11.2.1 the negligence, recklessness or wrongful intentional acts or omissions of Targacept or its Affiliates, or its or their respective directors, officers, employees and agents, in connection with Targacept’s performance of its obligations or exercise of its rights under this Agreement;

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11.2.2 a breach of any representation, warranty or express covenant made by Targacept under Article 10 or any other provision under this Agreement (other than 6.12.2);

11.2.3 the research or Development actually conducted by or on behalf of Targacept (excluding any Supplemental Activities or other Development carried out by GSK or its Affiliates or Sublicensees), or the storage or handling of any Collaboration Compound by Targacept or its Affiliates or Sublicensees, or the manufacture, marketing, commercialization, importation or sale of Refused Candidates, Refused Candidate Products, Returned Licensed Products or any product derived therefrom by Targacept or its Affiliates or Sublicensees; or

11.2.4 the infringement or misappropriation of the intellectual property rights of any Third Party resulting from the use of the Pentad Technology or any other proprietary platform technology of Targacept actually used in the conduct of any Research Program;

except, in the case of Sections 11.2.1, 11.2.2 or 11.2.3, to the extent such Claim or Losses arose out of or resulted from the breach of this Agreement or any Co-promotion Agreeement by, or the negligence, recklessness or wrongful intentional acts or omissions of, GSK or its Affiliates, or their respective directors, officers, employees and agents.

11.3 Procedure. In the event that either Party or other person entitled to indemnification under Section 11.1 or Section 11.2 (in any case, an “Indemnitee” and, collectively, a Party’s “Indemnitees”) is seeking such indemnification, such Indemnitee shall promptly notify, in writing, the indemnifying Party of the Claim as soon as reasonably practicable after such Indemnitee receives notice of such Claim, such notice to contain a description of the Claim and the nature and amount of such Loss (to the extent that the nature and amount of such Loss is known at such time); provided that (i) each Party may provide such notice on its behalf and on behalf of its Indemnitees to the other Party and (ii) in the event of a delay in providing such notice, the indemnifying Party shall not be liable for any Losses that would not have occurred if such notice had been provided promptly. Each Indemnitee shall thereafter furnish promptly to the indemnifying Party copies of all papers and official documents received in respect of the Claim or any Losses and shall permit the indemnifying Party to assume direction and control of the defense of the Claim (including the sole right to settle it at the sole discretion of the indemnifying Party, taking into consideration in good faith any reasonable concerns or objections raised by the Indemnitee; provided that such settlement does not impose any obligation on, or otherwise adversely affect, the Indemnitee or other Party). If the indemnifying Party assumes the defense of a Claim, except as provided in Section 11.4, the indemnifying Party

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shall not be liable to the other Party or any of its Indemnitees for any legal expenses subsequently incurred by such other Party or Indemnitee(s) in connection with the analysis, defense or settlement of the Claim. In the event that it is judicially determined (in a final, non-appealable decision) or otherwise agreed by the Parties, that the indemnifying Party is not obligated to indemnify, defend or hold harmless any Indemnitee(s) from and against the Claim, the other Party shall reimburse the indemnifying Party for any and all actual costs and expenses (including the reasonable fees of attorneys and other professionals) and any Losses actually paid by the indemnifying Party in its defense of the Claim with respect to such Indemnitee(s).

11.4 Participation in Defense. Any Indemnitee seeking indemnity hereunder shall be entitled to participate in, but not control, the defense of such Claim and to employ counsel of its choice for such purpose; provided, however, that such employment shall be at the Indemnitee’s own expense unless (i) the employment thereof has been specifically authorized by the indemnifying Party in writing, (ii) the indemnifying Party has failed to assume the defense and employ counsel (in which case the other Party shall control the defense) or (iii) the named parties to such Claim include both the indemnifying Party and the Indemnitee and the Indemnitee reasonably concludes, based on advice from counsel, that the indemnifying Party and the Indemnitee have conflicting interests that make separate counsel with respect to such Claim advisable.

11.5 Cooperation. The Party seeking indemnification shall, and shall cause each of its Indemnitees to, (i) cooperate as reasonably requested (at the expense of the indemnifying Party) in the defense of the applicable Claim and (ii) undertake all reasonable steps to mitigate any Losses with respect to such Claim.

11.6 Insurance.

11.6.1 Targacept’s Insurance Obligations. Targacept shall maintain, at its cost, with effect from prior to the date of first administration of any Progressed Compound, Product Candidate, Refused Candidate, Refused Candidate Product, Returned Licensed Product and any product incorporating any of the foregoing) for testing in humans hereunder and during the Term thereafter, adequate insurance against liability and other risks associated with its activities contemplated by this Agreement, including but not limited to its Clinical Studies and its indemnification obligations herein, in such amounts and on such terms as are customary for prudent practices for companies of comparable size to Targacept in the pharmaceutical industry for the activities to be conducted by it under this

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Agreement. At a minimum, Targacept shall maintain, in force from thirty (30) days following the Effective Date and thereafter during the Term, at its cost, a general liability insurance policy providing coverage of at least Ten Million Dollars ($10,000,000) per occurrence and annual aggregate, provided that such coverage is increased to at least Twenty Million Dollars ($20,000,000) per occurrence and Fifty Million Dollars ($50,000,000) annual aggregate before Targacept makes any First Commercial Sale of any Refused Candidate Product or Returned Licensed Product hereunder. Targacept shall furnish to GSK evidence of such insurance, upon request.

11.6.2 GSK’s Insurance Obligations. GSK hereby represents and warrants to Targacept that it is self-insured against liability and other risks associated with its activities and obligations under this Agreement in such amounts and on such terms as are customary for prudent practices for global pharmaceutical companies and agrees that it shall remain so insured throughout the Term. GSK shall furnish to Targacept evidence of such self-insurance, upon request.

11.7 LIMITATION OF CONSEQUENTIAL DAMAGES. EXCEPT FOR A BREACH OF ARTICLE 9 OR FOR ANY CLAIMS OF A THIRD PARTY WHICH ARE SUBJECT TO INDEMNIFICATION UNDER THIS ARTICLE 11, NEITHER TARGACEPT NOR GSK, NOR ANY OF THEIR RESPECTIVE AFFILIATES OR SUBLICENSEES WILL BE LIABLE TO THE OTHER PARTY TO THIS AGREEMENT, ITS AFFILIATES OR ANY OF THEIR SUBLICENSEES FOR ANY INDIRECT, INCIDENTAL, CONSEQUENTIAL, SPECIAL, RELIANCE OR PUNITIVE DAMAGES OR LOST OR IMPUTED PROFITS OR ROYALTIES, LOST DATA OR COST OF PROCUREMENT OF SUBSTITUTE GOODS OR SERVICES, WHETHER LIABILITY IS ASSERTED IN CONTRACT, TORT (INCLUDING NEGLIGENCE AND STRICT PRODUCT LIABILITY), INDEMNITY OR CONTRIBUTION, AND IRRESPECTIVE OF WHETHER THAT PARTY OR ANY REPRESENTATIVE OF THAT PARTY HAS BEEN ADVISED OF, OR OTHERWISE MIGHT HAVE ANTICIPATED THE POSSIBILITY OF, ANY SUCH LOSS OR DAMAGE.

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ARTICLE 12

TERM AND TERMINATION

12.1 Term; Expiration. This Agreement shall become effective as of the Effective Date and, unless earlier terminated pursuant to this Article 12 or by mutual agreement of the Parties, shall continue in force and effect until expiration as described in this Section 12.1 as follows:

(a) on a Licensed Product-by-Licensed Product and country-by-country basis, on the date of final payment of all payment obligations of GSK under Article 6 as such obligations may become due and accrued under this Agreement with respect to such Licensed Product in such country; and

(b) in its entirety upon (i) expiration of the Collaboration Term, if GSK has not validly exercised at least one (1) Program Option prior to such expiration in accordance with the terms hereof, or such Program Option has not become exercisable, or otherwise (ii) the expiration of the last Licensed Product Term.

With respect to each Licensed Product and each country, the period, if any, from the date of the First Commercial Sale of such Licensed Product in such country until the date of expiration pursuant to clause (a) above shall be the “Licensed Product Term.” The period from the Effective Date until the date of expiration of the Agreement, or termination of this Agreement in its entirety pursuant to Article 12, shall be the “Term.”

12.1.1 Effect of Expiration of a Licensed Product Term or the Term.

(a) Following the expiration of the Licensed Product Term with respect to a particular Licensed Product in a particular country, if any, subject to the terms and conditions of this Agreement, GSK shall have an exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under all of Targacept’s rights in and to the Targacept Technology solely as necessary to continue to make, have made, use, sell, offer to sell and import such Licensed Product in the Field in such country, for so long as it continues to do so.

(b) Following expiration of the Term (but, for clarity, not by termination pursuant to Section 12.2, 12.3 or 12.4), subject to the terms and conditions of this Agreement, (i) GSK shall have an exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under all of Targacept’s rights in and to Targacept Technology solely as necessary to continue to

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make, have made, use, sell, offer to sell and import Product Candidates and Licensed Products in the Field in the Territory, for so long as it continues to do so, and (ii) Targacept shall have, subject to Section 13.1(d) if applicable, an exclusive, fully-paid and royalty-free right and license, with the right to grant sublicenses, under all of GSK’s rights in and to the GSK Technology solely as necessary to continue to make, have made, use, sell, offer to sell, and import Refused Candidates, Refused Candidate Products and Returned Licensed Products in the Territory for so long as it continues to do so.

12.2 Termination for Cause.

12.2.1 Material Breach other than for Diligence. Except with respect to a Targacept Diligence Failure Event, which shall be governed by Section 3.3.2 and 3.3.3, or a GSK Diligence Failure Event, which shall be governed by Section 12.2.2 and 12.2.3, in each case and not by this Section 12.2.1, either Party (the “Non-breaching Party”) may, without prejudice to any other remedies available to it at law or in equity, terminate this Agreement, on a Program-by-Program basis or, if appropriate based on the particular obligation breached and the nature and magnitude of the breach to protect the interest of the Non-breaching Party, in its entirety, in the event (i) the other Party (the “Breaching Party”) shall have materially breached the performance of any of its material obligations hereunder and (ii) such breach shall have continued for (A) [********] (or, in the case of a payment breach, [********] or, if such [********] period would expire [********]) after written notice thereof is given to the Breaching Party referencing this Section 12.2.1, describing in reasonable detail the alleged material breach and stating its intention to pursue a remedy under this Section 12.2.1 if not cured and (B) except in the case of a payment breach, if the Breaching Party has during such [********] period commenced and diligently continued conducting activities designed to cure such breach but such cure is not possible during such [********] period, the Breaching Party shall have an additional [********] in which to cure the breach. Subject to Section 12.2.3, termination of this Agreement or any Program, as applicable, by the Non-breaching Party shall become effective on the last day of the applicable cure period if the alleged breach has not been cured.

12.2.2 Termination by Targacept due to GSK Diligence Failure Event. In the event that there is a material breach by GSK of (i) its obligation to use its Diligent Efforts to Develop or commercialize a particular Option Compound or [********] that achieves [********] (but, with respect to [********], only where GSK has [********] with respect to such [********] pursuant to

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Section 5.3.2) as and into a Licensed Product in the Field or (ii) Section 5.3.3(a), Targacept shall have the right to allege a failure of diligence on the part of GSK (a “GSK Diligence Failure Event”) by written notice to GSK referencing this Section 12.2.2, describing in reasonable detail the alleged GSK Diligence Failure Event and stating its intention to pursue a remedy under this Section 12.2.2 if not cured; provided that in no event shall any act or failure to act by GSK following receipt of such notice from Targacept constitute an admission or create any implication that a GSK Diligence Failure Event has in fact occurred. Subject to Section 12.2.3, upon receipt of such notice of a GSK Diligence Failure Event, GSK shall have a period of [********] in which to cure the GSK Diligence Failure Event or, if GSK has during such [********] period commenced and diligently continued conducting activities designed to cure the GSK Diligence Failure Event but such cure is not possible during such [********] period, GSK shall have an additional [********] in which to cure such GSK Diligence Failure Event. Upon conclusion of the cure period, as may be extended as described above, if GSK has not cured such GSK Diligence Failure Event, Targacept shall have the right, exercisable not later than [********] after the end of the cure period, to immediately terminate all licenses hereunder with respect to [********] with respect to which [********] and [********] that had been [********] as [********], in which case Section 12.5.3(b) shall apply. The provisions of this Section 12.2.2 (and Section 12.5.3(b) and the other provisions referenced in this Section 12.2.2) shall represent the sole and exclusive remedy to Targacept with respect to a GSK Diligence Failure Event.

12.2.3 Disagreement. If the Parties in good faith dispute whether there has been a material breach as alleged pursuant to Section 12.2.1 or whether such material breach has been cured or cured on a timely basis, the Non-breaching Party may contest the allegation in accordance with Section 14.1. Likewise, if GSK in good faith disputes either an alleged GSK Diligence Failure Event or whether the alleged GSK Diligence Failure Event has been cured or cured on a timely basis, GSK shall have the right to pursue such dispute in accordance with Section 14.1.

12.3 Unilateral Termination Rights. GSK shall have the right, at its sole discretion, exercisable at any time during the Term, to terminate this Agreement (i) in its entirety or (ii) with respect to a particular Program, for any reason or no reason at all, upon ninety (90) days written notice to Targacept referencing this Section 12.3 and stating its intention to terminate this Agreement or the particular Program, without incurring any additional liability, penalty, cost or expense, other than any costs or expenses which are due and accrued as of the effective date of such termination. Targacept shall have the right, at its sole discretion, to terminate this

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Agreement with immediate effect with respect to a particular Program upon written notice to GSK if, with respect to any Patent owned or Controlled by Targacept (solely or jointly with GSK) that covers the composition of matter or a method of using or making a Progressed Compound, Product Candidate or Licensed Product in such Program, GSK files an action for a declaratory judgment of invalidity of such Patent, initiates a re-examination proceeding with respect to such Patent, or otherwise challenges the scope, validity or enforceability of such Patent.

12.4 Termination for Insolvency.

12.4.1 Either Party may terminate this Agreement, if, at any time, the other Party shall file in any court or agency pursuant to any statute or regulation of any state or country, a petition in bankruptcy or insolvency or for reorganization or for an arrangement or for the appointment of a receiver or trustee of the Party or of substantially all of its assets, or if the other Party proposes a written agreement of composition or extension of substantially all of its debts, or if the other Party shall be served with an involuntary petition against it, filed in any insolvency proceeding, and such petition shall not be dismissed within sixty (60) days after the filing thereof, or if the other Party shall propose or be a party to any dissolution or liquidation, or if the other Party shall make an assignment of substantially all of its assets for the benefit of creditors.

12.4.2 The Parties intend that all rights and licenses granted under or pursuant to any section of this Agreement are and shall otherwise be deemed to be for purposes of Section 365(n) of Title 11, United States Code (the “Bankruptcy Code”) licenses of rights to “intellectual property” as defined in Section 101(35A) of the Bankruptcy Code. The Parties shall retain and may fully exercise all of their respective rights and elections under the Bankruptcy Code. To the extent lawful, upon the bankruptcy of either Party, the non-bankrupt Party shall further be entitled to a complete duplicate of, or complete access to, any such intellectual property in tangible form, and such, if not already in its possession, shall be promptly delivered to the non-bankrupt Party, unless the bankrupt Party elects to continue, and continues, to perform all of its obligations under this Agreement.

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12.5 Effect of Termination.

12.5.1 Upon Termination of Agreement in its Entirety.

(a) In the event of a termination of this Agreement in its entirety by GSK pursuant to Section 12.2.1, 12.3(i) or 12.4 or by Targacept pursuant to Section 12.2.1 or 12.4:

(i) the effective date of such termination shall be deemed the last day of the Collaboration Term, unless already expired; and

(ii) GSK shall thereupon have no further Program Options, except as expressly provided in Section 12.5.1(c)(ii).

(b) In the event of a termination of this Agreement in its entirety by GSK pursuant to Section 12.3(i) or by Targacept pursuant to Section 12.2.1 or 12.4, in addition to the consequences set forth in Section 12.5.1(a):

(i) with respect to any Program as to which, as of the effective date of such termination, GSK has validly exercised its Program Option: (A) all rights and licenses granted by Targacept hereunder with respect to such Program (including, without limitation, the Product Candidates in such Program) shall terminate; (B) the Product Candidates and any corresponding Licensed Products in such Program shall be [********]; and (C) each provision of this Agreement that addresses the rights and obligations of the Parties with respect to [********] (including, without limitation, Sections [********]) shall survive such termination;

(ii) with respect to any Program as to which, as of the effective date of such termination, GSK has not validly exercised its Program Option or such Program Option has not become exercisable, (A) Targacept shall have the right, but not the obligation, to declare the Leading Compound in such Program and [********] in such Program (or, solely in the case of the Pain 2 Program, [********]) selected by Targacept to be [********] by written notice to GSK and (B) in such event, each provision of this Agreement that addresses the rights and obligations of the Parties with respect to [********] (including, without limitation, Sections [********]) shall survive such termination; provided that, in the absence of such a declaration by Targacept, no Collaboration Compound in such Program shall be a [********] (or, for clarity, a [********]);

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(iii) the effective date of such termination shall be deemed the last day of all unexpired Indication Exclusivity Periods, PTP Exclusivity Periods, MoA Exclusivity Periods and Compound Exclusivity Periods; and

(iv) with respect to any Compound Patent for which GSK is controlling Prosecution and Maintenance pursuant to Section 8.2.4 or any other Targacept Patent or Collaboration Patent with respect to which GSK is controlling Prosecution and Maintenance, (A) Targacept may, in its sole discretion, assume control of such Prosecution and Maintenance by written notice to GSK and (B) in such event, GSK shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such agreements, documents and instruments as may be necessary for, or as Targacept may reasonably request to carry out more effectively, the purpose of this Section 12.5.1(b)(iv).

(c) In the event of a termination of this Agreement in its entirety by GSK pursuant to Section 12.2.1 or 12.4, in addition to the consequences set forth in Section 12.5.1(a):

(i) with respect to any Program as to which, as of the effective date of such termination, GSK has validly exercised its Program Option, each provision of this Agreement that addresses the rights and obligations of the Parties with respect to Product Candidates and Licensed Products (including, without limitation, Sections 5.1.2, 5.1.3, 8.4 and 8.5) shall survive such termination solely with respect to any Product Candidates in and Licensed Products resulting from such Program; and

(ii) each Option Period for a Program Option that has commenced and is unexpired as of the effective date of such termination by GSK shall continue in accordance with the terms hereof and, if validly exercised as provided in this Agreement, Section 12.5.1(c)(i) shall thereupon apply;

(iii) except as provided in this Section 12.5.1(c)(iii), the effective date of such termination shall be deemed the last day of all unexpired Indication Exclusivity Periods, PTP Exclusivity Periods, MoA Exclusivity Periods and Compound Exclusivity Periods; provided that, notwithstanding the foregoing, the Indication Exclusivity Period with respect to each Program for which Section 12.5.1(c)(i) applies, and each MoA Exclusivity Period and each Compound Exclusivity Period, in each case if any, with respect to a Product Candidate in such Program, shall survive such termination for their stated durations; and

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(iv) with respect to any Compound Patent for which GSK is controlling Prosecution and Maintenance pursuant to Section 8.2.4, or any other Targacept Patent or Collaboration Patent with respect to which GSK is controlling Prosecution and Maintenance, in each case other than with respect to a Product Candidate or Licensed Product resulting from a Program for which Section 12.5.1(c)(i) applies, (A) Targacept may, in its sole discretion, assume control of such Prosecution and Maintenance by written notice to GSK and (B) in such event, GSK shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such agreements, documents and instruments as may be necessary for, or as Targacept may reasonably request to carry out more effectively, the purpose of this Section 12.5.1(c)(iv).

12.5.2 Upon Termination of Agreement with respect to a Particular Program.

(a) In the event of a termination of this Agreement with respect to a particular Program by GSK pursuant to Section 12.2.1 or 12.3(ii) or by Targacept pursuant to Section 12.2.1 or 12.3:

(i) the effective date of such termination shall be deemed the last day of such Program’s Research Program Term or, if any, Early Development Program Term, unless in each case already expired; and

(ii) GSK shall thereupon have no further Program Option with respect to such Program.

(b) In the event of a termination of this Agreement with respect to a particular Program by GSK pursuant to Section 12.3(ii) or by Targacept pursuant to Section 12.2.1 or 12.3, in addition to the consequences set forth in Section 12.5.2(a):

(i) if, as of the effective date of such termination, GSK has validly exercised its Program Option for such Program: (A) all licenses granted by Targacept hereunder with respect to such Program (including, without limitation, the Product Candidates in such Program) shall terminate (but, for clarity, all other licenses granted by Targacept hereunder shall survive such termination and continue in effect in accordance with the terms hereof); and (B) the Product Candidates in such Program shall be [********], subject to Sections [********];

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(ii) if, as of the effective date of such termination, GSK has not validly exercised its Program Option for such Program or such Program Option has not become exercisable: (A) Targacept shall have the right, but not the obligation, to declare the Leading Compound in such Program and [********] in such Program (or, solely in the case of the Pain 2 Program, [********] other Collaboration Compounds) selected by Targacept to be Refused Candidates by written notice to GSK; provided that, in the absence of such a declaration by Targacept, no Collaboration Compound in such Program shall be a [********] (or, for clarity, [********]); and (B) for clarity, GSK shall have no Program Option for such Program, but shall continue to be eligible for its potential Program Option, and its rights and responsibilities upon exercise thereof, for each other Program;

(iii) the effective date of such termination shall be deemed the last day of the Indication Exclusivity Period with respect to the Indication corresponding to such Program, the PTP Exclusivity Period applicable to such Program and each MoA Exclusivity Period and each Compound Exclusivity Period, in each case if any, with respect to a compound in such Program; and

(iv) with respect to any Compound Patent with respect to a compound in such Program for which GSK is controlling Prosecution and Maintenance pursuant to Section 8.2.4, or any other Targacept Patent or Collaboration Patent covering a compound in such Program, or a method of making or using such compound, for which GSK is controlling Prosecution and Maintenance, (A) Targacept may, in its sole discretion, assume control of such Prosecution and Maintenance by written notice to GSK and (B) in such event, GSK shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such agreements, documents and instruments as may be necessary for, or as Targacept may reasonably request to carry out more effectively, the purpose of this Section 12.5.2(b)(iii).

(c) In the event of a termination of this Agreement with respect to a particular Program by GSK pursuant to Section 12.2.1, in addition to the consequences set forth in Section 12.5.2(a):

(i) if, as of the effective date of such termination, the Option Period for such Program has commenced, GSK shall have the right to exercise its Program Option for the remainder of the Option Period and, if GSK validly exercises or has validly exercised its Program Option for such Program, each provision of this Agreement that addresses the rights and obligations of the

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Parties with respect to Product Candidates and Licensed Products (including, without limitation, Sections 5.1.2, 5.1.3, 8.4 and 8.5) shall survive such termination with respect to any Product Candidates in and Licensed Products resulting from such Program; and

(ii) solely if Section 12.5.2(c)(i) applies, the Indication Exclusivity Period with respect to such Program and each MoA Exclusivity Period and each Compound Exclusivity Period, in each case if any, with respect to a compound in such Program, shall survive such termination for their stated durations;

(iii) unless Section 12.5.2(c)(i) applies, with respect to any Compound Patent with respect to a compound in such Program for which GSK is controlling Prosecution and Maintenance pursuant to Section 8.2.4, or any other Targacept Patent or Collaboration Patent covering a compound in such Program, or a method of making or using such compound, for which GSK is controlling Prosecution and Maintenance, (A) Targacept may, in its sole discretion, assume control of such Prosecution and Maintenance by written notice to GSK and (B) in such event, GSK shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such agreements, documents and instruments as may be necessary for, or as Targacept may reasonably request to carry out more effectively, the purpose of this Section 12.5.2(c)(iii).

12.5.3 GSK Diligence Failure Event. In the event of a GSK Diligence Failure Event that is uncured by the end of the applicable cure period, in addition to the consequences set forth in Section 12.2.2:

(a) the Product Candidates in the Program with respect to which the GSK Diligence Failure Event occurred shall be [********], subject to Sections [********], which shall survive; provided that, notwithstanding anything to the contrary set forth herein, the [********] to such terminated Product Candidates or Licensed Products shall be [********];

(b) the effective date of such termination shall be deemed the last day of the Indication Exclusivity Period with respect to the Indication corresponding to the Program with respect to which the GSK Diligence Failure Event occurred, the PTP Exclusivity Period applicable to such Program and each MoA Exclusivity Period and each Compound Exclusivity Period, in each case if any, with respect to a compound in such Program; and

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(c) with respect to any Compound Patent with respect to a compound in the Program with respect to which the GSK Diligence Failure Event occurred for which GSK is controlling Prosecution and Maintenance pursuant to Section 8.2.4, or any other Targacept Patent or Collaboration Patent covering a compound in such Program, or a method of making or using such compound, for which GSK is controlling Prosecution and Maintenance, (A) Targacept may, in its sole discretion, assume control of such Prosecution and Maintenance by written notice to GSK and (B) in such event, GSK shall duly execute and deliver, or cause to be duly executed and delivered, such instruments and shall do and cause to be done such acts and things, including the filing of such agreements, documents and instruments as may be necessary for, or as Targacept may reasonably request to carry out more effectively, the purpose of this Section 12.5.3(c).

12.5.4 Regulatory Filings. Upon termination of this Agreement in its entirety pursuant to Sections 12.2.1 or 12.4 by Targacept or by GSK pursuant to Section 12.3, or with respect to any termination of this Agreement with respect to a particular Program, other than by GSK pursuant to Section 12.2.1, GSK shall promptly assign and deliver to Targacept all material documents, safety data, regulatory filings, manufacturing information, trademarks as well as any other material information, data and materials reasonably requested by Targacept, to the extent pertaining specifically (but not necessarily exclusively) to any Product Candidate (or, if applicable, other Collaboration Compound) or Licensed Product (or to any Product Candidate (or, if applicable, other Collaboration Compound) or Licensed Product in the particular Program terminated) and necessary or reasonably useful for Development or commercial use and exploitation. In addition, GSK shall provide reasonable transitional support to enable the orderly and uninterrupted Development and commercialization of each such Product Candidate (or, if applicable, other Collaboration Compound) or Licensed Product, such support, with respect to a Licensed Product, to be not less than [********] and Targacept was not previously promoting or otherwise responsible for marketing the Licensed Product;

provided that, to the extent any of the foregoing is inconsistent with Section 5.5.2 or any other provision of this Article 12, Section 5.5.2 or such other provision of this Article 12 shall take precedence and control.

12.5.5 Accrued Rights; Surviving Provisions of the Agreement.

(a) Except as provided in Sections 3.3.2 or 12.2.2, expiration or termination of this Agreement (in its entirety or with respect to any particular Program) shall be without prejudice to any rights or remedies provided at law or equity that either Party may

EXECUTION VERSION	-130-

otherwise have. Such expiration or termination shall not relieve either Party from obligations that are expressly indicated to survive expiration or termination of this Agreement.

(b) In addition to the provisions of this Agreement that survive termination of this Agreement pursuant to Sections 12.5 or 13.1, the provisions of Articles 1, 9, 11, 12, 13 and 14, and Sections 3.4.2, 4.3.1, 4.3.2, 5.1.3, 5.1.4, 5.1.6, 5.1.8, 5.3.4, 5.5.1, 5.5.2, 6.3, 6.4, 6.5, 6.6, 6.7, 6.8, 6.10, 6.11, 6.12, 8.1, 8.2.2, 8.2.3, 8.2.4(a) and (b) (solely as applied to Joint Collaboration Patents), 8.2.5, 8.3.1, 8.3.2, 8.3.3, 8.4, 8.5 and 10.5 shall survive (i) the expiration of this Agreement or termination of this Agreement in its entirety pursuant to Sections 12.2.1, 12.3(i) or 12.4 or 13.1 or (ii) as applied to any Program terminated pursuant to Section 12.2.1, 12.3(ii) or 12.3 or any Program subject to an uncured GSK Diligence Failure Event under Section 12.2.2 (except to the extent otherwise provided in Section 12.5.2), in each case for the duration stated or, where no duration is stated, indefinitely.

(c) With respect to any termination of this Agreement with respect to a particular Program (and, for clarity, not with respect to any termination of this Agreement in its entirety) or any Program subject to an uncured GSK Diligence Failure Event under Section 12.2.2, all provisions of this Agreement shall continue in full force and effect as applied to all Programs not subject to such termination.

ARTICLE 13

CHANGE OF CONTROL PROVISIONS

13.1 Change of Control of Targacept. In the event that there is a Change of Control of Targacept at any time during the Term, GSK shall, to the extent the Rights (as defined in this Section 13.1 below) are not applicable or not exercised, have the rights set forth below, each right to be exercisable at GSK’s sole discretion for a [********] period beginning [********] after the closing of the transaction resulting in such Change of Control. A “Change of Control” is a transaction in which (i) Targacept sells or otherwise transfers all or substantially all of its assets that relate to this Agreement to, or merges or consolidates with, any entity (other than a wholly-owned subsidiary of Targacept) or otherwise effects any other transaction or series of transactions such that as a result of any such sale, merger, consolidation or other transaction, the stockholders of Targacept immediately prior to the closing thereof, in the aggregate, do not own, directly or indirectly, neither beneficially nor legally, at least fifty percent (50%) of the outstanding voting

EXECUTION VERSION	-131-

securities or capital stock of the surviving, continuing or purchasing entity (the “Successor”) immediately following the closing of such sale, merger, consolidation or other transaction or series of transactions, and (ii) the Successor or any affiliate thereof is [********] companies [********] the most recently completed calendar year for which [********] is readily available from [********] or such other source as may be agreed by the Parties.

(a) to terminate any or all Co-promotion Rights of Targacept, regardless of whether a definitive Co-promotion agreement has been entered into by the Parties pursuant to Article 5;

(b) to terminate any or all of Targacept’s rights to conduct any Targacept Post-Exercise Activities for any Product Candidate beyond the Candidate Selection Stage, or otherwise to conduct any Clinical Studies for any Follow-On Compound or Backup Compound;

(c) to terminate any or all of Targacept’s rights with respect to the Joint Program Subcommittee, and GSK shall assume all JPS responsibility;

(d) to require the Successor to re-negotiate the scope (i.e, to limit to include only necessary patent licenses and not any trade secret or know-how licenses) and the [********] of all licenses that are granted from GSK to Targacept (i.e., to be negotiated [********]) hereunder to the relevant GSK Patents or Collaboration Patents owned solely by GSK, if any;

(e) to require that the Successor must maintain the conduct of each Research Program and each Early Development Program hereunder with at least the same level of Diligent Efforts as was employed by Targacept, including without limitation, FTE allocation and dedication levels, financial resource dedication and allocation levels, and technical and scientific expert/specialist allocation and dedication levels, as was employed by Targacept during the [********] prior to such Change of Control, with the uncured failure by the Successor to maintain at least the same levels as described in this paragraph being a material breach of this Agreement; and

(f) to have an exclusive first right to negotiate with the Successor in good faith, and on commercially reasonable terms, taking into account the total amounts paid to date by GSK under this Agreement to Targacept and the stage of Development of the Program, to obtain for any Program hereunder an “Early In-License,” whereby GSK would exercise such Program’s Program

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Option under Section 4.3.1(b) with the Option Exercise Fee reduced, taking into account the total amounts paid to date by GSK under this Agreement to Targacept and the stage of Development of the Program, thereby terminating any further obligations or rights of the Successor to conduct any further activities with respect to such Program.

Notwithstanding the foregoing provisions of this Section 13.1, with respect to any Change of Control that is consummated after [********] (or such earlier time as may be agreed by GSK in writing), during the period beginning with the date on which the Change of Control is consummated (the “Change of Control Date”) and ending [********] thereafter, Targacept or the Successor [********] shall have the right, but not the obligation, to provide written notice to GSK that it is exercising its rights described below (the “Rights”). If Targacept or the Successor provides such notice, within [********] thereafter, Targacept or the Successor shall pay to GSK an amount equal to [********] the Change of Control Date with respect to [********] the Change of Control Date, in which event:

(A) with respect to any Program as to which GSK has exercised its Program Option as of the Change of Control Date, the rights of GSK under Section 5.1.2, solely as apply with respect to the Product Candidates and Licensed Products in such Program, shall survive;

(B) with respect to any Program as to which, as of the Change of Control Date, (x) GSK has not exercised its Program Option and (y) a Research Program Term or Early Development Program Term remains in effect, the Leading Compound and up to [********] (or, in the case of the Pain 1 Program, up to one (1), but only if the Pain 1 Program includes both TC-2696 and TC-6499 as of the Change of Control Date) other Collaboration Compounds in such Program to be selected [********] by written notice [********] given within [********] after receipt of the payment described in the paragraph leading in to clause (A) above shall, if not already Progressed Compounds be deemed to be Progressed Compounds and to be Product Candidates and the rights and licenses under Section 5.1.2 that would have been granted to GSK effective upon exercise of the Program Option for such Program shall thereupon be deemed granted by Targacept or the Successor, as applicable, to GSK and shall survive; provided that, for clarity and notwithstanding the provisions of Article 6 or Section 12.5.5(b), GSK shall have no financial obligation thereafter to Targacept or the Successor with respect to the further Development or commercialization any such Progressed Compound and Product Candidate;

(C) neither Targacept nor the Successor shall have any further obligation to conduct any Research Program or Early Development Program and the Change of Control Date shall be the deemed last day of the Research Term and Early Development

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Term, except that, with respect to any Program subject to clause (B) above for which, as of the Change of Control Date, there is a Leading Compound for which GSK has paid the milestone for the Milestone Event [********] that has not reached [********], Targacept or the Successor shall, unless notified otherwise in writing by GSK, [********] Research Program for such Program (and the applicable Research Program Term shall [********]) [********] the Development Candidate Activities for such Leading Compound (such Leading Compound to be subject to clause (B) above); and

(D) effective [********] after the Change of Control Date, the Agreement would terminate, subject to the surviving rights and obligations of the Parties as expressly provided in clauses (A), (B) or (C) above or in Section 12.5.5(b) (including, for clarity but without limitation, the various sections of Article 6 listed therein).

ARTICLE 14

MISCELLANEOUS

14.1 Dispute Resolution.

14.1.1 Non-Binding Mediation. Prior to the commencement of any litigation with respect to this Agreement, the Executive Officer of the Party considering commencement of such litigation shall notify the Executive Officer of the other Party that such litigation is being contemplated. For at least [********] following the delivery of such notice, the Parties’ Executive Officers shall make themselves available to discuss the dispute, difference or question, as the case may be (the “Unresolved Matter”), and use good faith efforts to resolve such Unresolved Matter. If the Unresolved Matter is not resolved within such [********], the Parties agree to submit it for non-binding mediation (with the understanding that the role of the mediator shall not be to render a decision but to assist the Parties in reaching a mutually acceptable resolution) in Washington D.C. (or such other location as may be mutually agreed upon by the Parties), for a period of not more than [********], unless extended by the mutual written agreement of the Parties. If the Unresolved Matter is not resolved within such [********], as may be extended, Section 14.1.2 shall apply.

14.1.2 Binding Arbitration. In the event of any Unresolved Matter that is not resolved with mediation as set forth in Section 14.1.1, either Party may submit such Unresolved Matter to arbitration pursuant to this Section 14.1.2. The arbitration

EXECUTION VERSION	-134-

proceeding shall be conducted in accordance with the Commercial Arbitration Rules and Supplementary Procedures for Large Complex Disputes of the AAA and otherwise as described in this Section 14.1.2.

(a) The arbitration shall be conducted by a panel of three (3) persons who shall have sufficient scientific background and experience in drug development or commercialization, as applicable, to resolve the Unresolved Matter and are independent of both Parties and conflict-free (the “Experts”); provided that the Parties may instead by mutual agreement select a single independent, conflict-free Expert. Subject to the preceding proviso, within [********] after initiation of arbitration, each Party shall select one person to act as an Expert and the two Party-selected Experts shall select a third Expert within [********] of their appointment. If the Experts selected by the Parties are unable or fail to agree upon the third Expert, the third Expert shall be appointed by the AAA of Washington D.C. or New York, New York. The place of arbitration shall be Washington, D.C., and all proceedings and communications shall be in English.

(b) The Expert(s) shall make a final decision with respect to the Unresolved Matter within [********] following the arbitration proceeding; provided that the Expert(s) shall have no authority to award punitive or any other type of damages not measured by a Party’s compensatory damages.

(c) Either Party may apply to the Expert(s) for interim injunctive relief until the arbitration decision is rendered or the Unresolved Matter is otherwise resolved. Either Party also may, without waiving any right or remedy under this Agreement, seek from any court having jurisdiction any injunctive or provisional relief necessary to protect the rights or property of that Party pending resolution of the Unresolved Matter pursuant to this Section 14.1.2. Each Party shall bear its own costs and expenses and attorneys’ fees, and the Party that does not prevail in the arbitration proceeding shall pay the Experts’ fees and any administrative fees of arbitration.

(d) Except to the extent necessary to confirm an award or decision or as may be required by applicable law, regulation or stock exchange rule or listing requirement, neither Party may, and the Parties shall instruct the Expert(s) not to, disclose the existence, content, or results of an arbitration without the prior written consent of both Parties. In no event shall an arbitration be initiated after the date when commencement of a legal or equitable proceeding based on the Unresolved Matter would be barred by the applicable Delaware statute of limitations.

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(e) The Parties hereby agree that (i) in the event of an Unresolved Matter involving the alleged breach of this Agreement (including whether a Party has satisfied its diligence obligations hereunder), neither Party may terminate this Agreement under Article 12 until resolution of the Unresolved Matter pursuant to this Section 14.1.2 and (ii) any disputed performance or suspended performance pending the resolution of an Unresolved Matter that the Expert(s) determine to be required to be performed by a Party must be completed within a reasonable time period following the final decision of the Expert(s).

(f) The Parties hereby agree that any payment to be made by a Party pursuant to a decision of the Expert(s) shall be made in Dollars, free of any tax or other deduction.

(g) The decision of the Expert(s) shall be the sole, exclusive and binding remedy between the Parties regarding determination of each Unresolved Matter presented.

For the avoidance of doubt, the Parties understand and agree that, except as provided in the proviso hereinbelow, (x) the dispute resolution process outlined in this Section 14.1 shall not be applicable to any matter for which a Party has final decision-making authority as expressly set forth in Sections 2.3.4(a), 2.3.4(b) or 2.3.5 and (y) the final decision of such Party on such matter shall not be subject to any review under this Section 14.1; provided that, notwithstanding the foregoing, either Party may pursue the dispute resolution procedures of this Section 14.1 with respect to whether, for any particular matter, such final decision-making authority was exercised in breach of Section 2.3.4(c).

14.2 Governing Law. This Agreement and any dispute arising from the performance or breach hereof shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, U.S.A., without reference to conflicts of laws principles.

14.3 Assignment. Neither this Agreement nor any obligation hereunder shall be assignable by either Party to any Third Party without the prior written consent of the other Party, which shall not be unreasonably withheld, conditioned or delayed. Notwithstanding the foregoing, either Party may assign this Agreement and the rights, affirmative obligations and interests of such Party, in whole or in part, without any consent of the other Party, to an Affiliate or to a Third Party that acquires all or substantially all of the business or assets of such Party to which this Agreement pertains (whether by merger, reorganization, acquisition, sale or

EXECUTION VERSION	-136-

otherwise) and agrees in writing to be bound by the terms and conditions of this Agreement. No assignment shall be valid or effective unless and until the assignee or transferee shall agree in writing to be bound by the provisions of this Agreement.

14.4 Reserved.

14.5 Force Majeure. No Party shall be held liable or responsible to the other Party nor be deemed to be in default under, or in breach of any provision of, this Agreement for failure or delay in fulfilling or performing any obligation of this Agreement when such failure or delay is due to force majeure, and without the fault or negligence of the Party so failing or delaying. For purposes of this Agreement, force majeure is defined as causes beyond the reasonable control of the Party, including, without limitation: acts of God; acts, regulations, or laws of any government; war; civil commotion; destruction of production facilities or materials by fire, flood, earthquake, explosion or storm; labor disturbances; epidemic; and failure of public utilities or common carriers. In such event Targacept or GSK, as the case may be, shall promptly notify the other Party of such inability and of the period for which such inability is expected to continue. The Party giving such notice shall thereupon be excused from such of its obligations under this Agreement as it is thereby disabled from performing for so long as it is so disabled for up to a maximum of ninety (90) days, after which time Targacept or GSK, the Party not affected by the force majeure, may terminate this Agreement. To the extent possible, each Party shall use reasonable efforts to minimize the duration of any force majeure.

14.6 Notices. Any notice or request required or permitted to be given under or in connection with this Agreement shall be deemed to have been sufficiently given if in writing and personally delivered or sent by certified mail (return receipt requested), facsimile transmission (receipt verified), or overnight express courier service (signature required), prepaid, to the Party for which such notice is intended, at the address set forth for such Party below:

EXECUTION VERSION	-137-

If to Targacept, addressed to:	Targacept, Inc.
200 East First Street
Winston-Salem, NC 27101
Attention: Vice President, Business and Commercial
Development
Attention: General Counsel
Telephone: (336) 480-2100
Telecopy: (336) 480-2103

If to GSK, addressed to:	Attention: Vice President, Business Development
Center of Excellence for External Drug Discovery

GlaxoSmithKline
2301 Renaissance Boulevard
Mail Code RN0210
King of Prussia, PA 19406
Telephone: (610) 787-4093
Telecopy: (610) 787-4105

with a copy to:	Attention: Vice President and Associate General Counsel,
R&D Legal Operations
GlaxoSmithKline
2301 Renaissance Boulevard
Mail Code RN0220
King of Prussia, PA 19406
Telecopy: (610) 787-7084

or to such other address for such Party as it shall have specified by like notice to the other Party, provided that notices of a change of address shall be effective only upon receipt thereof. If delivered personally or by facsimile transmission, the date of delivery shall be deemed to be the date on which such notice or request was given. If sent by overnight express courier service, the date of delivery shall be deemed to be the next business day after such notice or request was deposited with such service. If sent by certified mail, the date of delivery shall be deemed to be the third business day after such notice or request was deposited with the U.S. Postal Service.

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14.7 Export Clause. Each Party acknowledges that the laws and regulations of the United States restrict the export and re-export of commodities and technical data of United States origin. Each Party agrees that it will not export or re-export restricted commodities or the technical data of the other party in any form without any appropriate United States and foreign government licenses.

14.8 Waiver. Neither Party may waive or release any of its rights or interests in this Agreement except in writing. The failure of either Party to assert a right hereunder or to insist upon compliance with any term or condition of this Agreement shall not constitute a waiver of that right or excuse a similar subsequent failure to perform any such term or condition. No waiver by either Party of any condition or term in any one or more instances shall be construed as a continuing waiver of such condition or term or of another condition or term.

14.9 Severability. If any provision hereof should be held invalid, illegal or unenforceable in any jurisdiction, the Parties shall negotiate in good faith a valid, legal and enforceable substitute provision that most nearly reflects the original intent of the Parties. All other provisions hereof shall remain in full force and effect in such jurisdiction and shall be liberally construed in order to carry out the intentions of the Parties as nearly as may be possible. Such invalidity, illegality or unenforceability shall not affect the validity, legality or enforceability of such provision in any other jurisdiction.

14.10 Entire Agreement; Amendment. This Agreement, together with the Schedules and Exhibits hereto, and the Stock Purchase Agreement set forth all the covenants, promises, agreements, warranties, representations, conditions and understandings between the Parties with respect to the subject matter hereof and supersede and terminate all prior agreements and understandings, written or oral, between the Parties with respect to such subject matter. No subsequent alteration, amendment, change or addition to this Agreement shall be binding upon the Parties unless reduced to writing and signed by an authorized representative of each Party.

14.11 Independent Contractors. Nothing herein shall be construed to create any relationship of employer and employee, agent and principal, partnership or joint venture between the Parties. Each Party is an independent contractor. Neither Party shall assume, either directly or indirectly, any liability of or for the other Party. Neither Party shall have the authority to bind or obligate the other Party, and neither Party shall represent that it has such authority.

14.12 Headings. Headings used herein are for convenience only and shall not in any way affect the construction of or be taken into consideration in interpreting this Agreement.

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14.13 Books and Records. Any books and records to be maintained under this Agreement by a Party or its Affiliates or Sublicensees shall be maintained in accordance with U.S. Generally Accepted Accounting Principles in the case of Targacept, and shall be maintained in accordance with International Financial Reporting Standards (IFRS) in the case of GSK, consistently applied, except that the same need not be audited.

14.14 Further Actions. Each Party shall execute, acknowledge and deliver such further instruments, and do all such other acts, as may be necessary or appropriate in order to carry out the expressly stated purposes and the clear intent of this Agreement.

14.15 Parties in Interest. All of the terms and provisions of this Agreement shall be binding upon, and shall inure to the benefit of and be enforceable by the Parties hereto and their respective successors and permitted assigns.

14.16 Construction of Agreement. The terms and provisions of this Agreement represent the results of negotiations between the Parties and their representatives, each of which has been represented by counsel of its own choosing and neither of which has acted under duress or compulsion, whether legal, economic or otherwise. Accordingly, each of the Parties hereby waives the application in connection with the interpretation and construction of this Agreement of any rule of law to the effect that ambiguous or conflicting terms or provisions contained in this Agreement shall be interpreted or construed against the Party whose attorney prepared the Agreement as executed or any earlier draft of this Agreement. In addition, unless the context otherwise requires, the use of the term “subject to” shall mean “subject always to.”

14.17 Supremacy. In the event of any direct conflict between this Agreement and any Research Plan or Early Development Plan or the Product Candidate Commercialization Program, the terms of this Agreement shall control.

14.18 Counterparts. This Agreement may be signed in counterparts, each and every one of which shall be deemed an original, notwithstanding variations in format or file designation which may result from the electronic transmission, storage and printing of copies of this Agreement from separate computers or printers. Facsimile signatures and signatures transmitted via pdf shall be treated as original signatures.

*—*—*—*

EXECUTION VERSION	-140-

IN WITNESS WHEREOF, the Parties have caused this Agreement to be executed by their duly authorized representatives as of the Effective Date.

Targacept, Inc.

By:	/s/ J. Donald deBethizy
Name:	J. Donald deBethizy
Title:	President and CEO
Date:	July 27, 2007

SmithKline Beecham Corporation, d/b/a GlaxoSmithKline

By:	/s/ Donald F. Parman
Name:	Donald F. Parman
Title:	Vice President & Secretary

Date:

Glaxo Group Limited

By:	/s/ Paul Williamson
Name:	Paul Williamson
Title:	For and on behalf of Edinburgh Pharmaceutical Industries Limited Corporate Director

Date:

Schedule 1.49

Framework

These guidelines derive from work published on the structural properties of known drugs.1,2 The guidelines presented below set forth a method to dissect a compound or molecule for the purpose of assignment to a series. Compounds defined as a [********] will share a common Framework composed of one or more [********] along with [********], together comprising [********]. The following terms enable the analysis.

[********] means [********] in a compound or the [********]. In the event a compound has both, the [********] will be determined from [********], unless [********] are contained in the [********].

[********] is a [********] for which the following atomic properties are defined: [********]. These properties apply only to [********]. [********] are not to be included in the [********]. In cases where [********] occur in a [********], it is accepted that [********], all of which may act as [********], would be considered as part of the [********] assuming that the remainder of [********] does not change.

[********] mean [********] within the compound and [********]. For example [********] are all single [********]. [********] will be treated as two separate [********].

[********] is the [********] that contains a key [********], for example [********]. In general, [********] do not constitute [********], unless they contain one of these [********]. In cases where [********] meet this criteria, the [********] will be determined based on the following rank priority: [********].

[********] are atoms that are [********], with these entities being a relevant component of a [********]. [********] is not considered.

[********] are any [********] that are not essential to [********].

[********] is a [********] that is part of a [********]. [********] are considered [********], such that [********] does not result in a [********].

Framework is the guiding principle used to establish into which [********] each compound [********]. A compound’s Framework will be assigned based on application of the following rules, in sequence:

1.	Determine all [********]

2.	Identify all [********]

EXECUTION VERSION

3.	Identify all [********]

4.	Eliminate all [********]

5.	Specify [********]

6.	Apply [********] to [********] and [********].

7.	Apply [********] to all other [********]

[********]

[********]

[********]

EXECUTION VERSION

Schedule 1.82

Mechanism of Action

[********]

		[********]	[********]	[********]	[********]

Program		[********]
Indication	NNR Subtypes in PTP^	[********]	[********][********]	[********][********]	[********]
Pain 2	[********]	[********]			[********]
Parkinson’s Disease	[********]	[********]
Smoking Cessation	[********]	[********]
Obesity	[********]	[********]
Addiction	[********]	[********]
		[********]	[********]	[********]

[********][********]

^	subject to change solely by mutual written agreement of the Parties
^^	whichever one or more of [********] Targacept determines to be applicable to a particular NNR Subtype and Program
^^^	solely for determining whether two compounds have “substantially the same” Mechanism of Action; to determine whether a compound (“Compound B”) has substantially the same Mechanism of Action as another compound (“Compound A”), (1) determine the absolute values of Compound A on the Criteria (via the corresponding Measurement(s)) set forth above, (2) apply the respective [********] set forth on this Schedule 1.82 [********] those absolute values and (3) determine the absolute values of Compound B on the Criteria (via the corresponding Measurement(s)) set forth above; if, with respect to each Measurement, the absolute values of Compound B are within the applicable [********] set forth on this Schedule 1.82 [********] the absolute values of Compound A, Compound B has substantially the same Mechanism of Action as Compound A.

EXECUTION VERSION

Schedule 8.2.5

Multi-Purpose Patents

Country	Filing Date	Application #	Patent #
[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

EXECUTION VERSION

Country	Filing Date	Application #	Patent #
[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

EXECUTION VERSION

Country	Filing Date	Application #	Patent #
[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

EXECUTION VERSION

Country	Filing Date	Application #	Patent #
[********]	[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]

[********]	[********]	[********]	[********]

EXECUTION VERSION